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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-187547

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and they are not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

Subject to Completion, dated April 29, 2014

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated March 26, 2013)

El Paso Pipeline Partners
Operating Company, L.L.C.

$                                % Senior Notes due 2024
Fully and unconditionally guaranteed by
El Paso Pipeline Partners, L.P.

        Interest on the notes is payable on            and            of each year, beginning on                    , 2014. The notes will mature on                     , 2024. We may redeem all or a part of the notes at any time at the applicable redemption prices described under "Description of Notes—Optional Redemption."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus to which it relates. Any representation to the contrary is a criminal offense.

        Investing in the notes involves risks. Please read the risk factors identified in the documents incorporated by reference herein for more information regarding risks you should consider before investing in the notes.

	Public offering price(1)	Underwriting discount	Proceeds to El Paso Pipeline Partners Operating Company, L.L.C. (before expenses)

Per Note	%	%	%

Total	$	$	$

(1)
Plus accrued interest, if any, from the date of original issuance.

        The underwriters expect that delivery of the notes will be made to investors in book-entry form through the facilities of The Depository Trust Company on or about                    , 2014.

Joint Book-Running Managers

BofA Merrill Lynch	Mitsubishi UFJ Securities	RBC Capital Markets
Credit Agricole CIB	Scotiabank	SOCIETE GENERALE

The date of this prospectus supplement is                    , 2014.

        This document is in two parts. The first part is the prospectus supplement, which provides a brief description of our business and the specific terms of this senior notes offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, any related free writing prospectus prepared by us or on our behalf or any other information to which we have referred you. We have not, and the underwriters have not, authorized anyone to provide you with different information. This prospectus supplement and the accompanying prospectus may only be used where it is legal to offer or sell the offered securities. You should not assume that the information in this prospectus supplement and accompanying prospectus is accurate as of any date other than the respective dates on the front cover of those documents. You should not assume that the information incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date that the respective information was filed with the Securities and Exchange Commission. Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus Supplement

Prospectus

SUMMARY

        This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before making an investment decision. We urge you to read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus carefully, including the historical financial statements and notes to those financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus. Please read "Risk Factors" and "Information Regarding Forward-Looking Statements" in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 for more information about important risks you should consider before investing in the notes.

        As used in this prospectus supplement, unless the context otherwise indicates, the terms "EPB Operating," "issuer," "we," "us," "our" and similar terms refer to El Paso Pipeline Partners Operating Company, L.L.C., together with its operating subsidiaries. References to "EPB" refer to El Paso Pipeline Partners, L.P. References to EPB's "general partner" refer to El Paso Pipeline GP Company, L.L.C. References to "El Paso" refer to El Paso LLC (formerly El Paso Corporation, which was acquired by KMI in May 2012). References to "KMI" refer to Kinder Morgan, Inc. EPB has no independent operations or assets and conducts substantially all of its business through EPB Operating and its subsidiaries. Additionally, EPB is providing a full and unconditional guarantee of the notes offered hereby. Accordingly, except where the context otherwise requires, references to, and descriptions of, our assets, operations and the financial data included herein reflect the assets, operations and financial data of EPB and its subsidiaries and predecessors.

El Paso Pipeline Partners Operating Company, L.L.C. and El Paso Pipeline Partners, L.P.

        EPB Operating is a Delaware limited liability company and wholly owned subsidiary of EPB, a Delaware master limited partnership formed in 2007 by El Paso to own and operate interstate natural gas transportation, storage and terminaling facilities. The notes issued by EPB Operating will be guaranteed by EPB. We conduct our business activities through various natural gas pipeline systems and terminaling facilities, including Wyoming Interstate Company, L.L.C. (WIC), Southern LNG Company, L.L.C. (SLNG), Elba Express Company L.L.C. (Elba Express), Southern Natural Gas Company, L.L.C. (SNG), Colorado Interstate Gas Company, L.L.C. (CIG), Southern Liquefaction Company, L.L.C. (SLC) and Cheyenne Plains Gas Pipeline Company, L.L.C. (CPG).

        WIC and CIG are interstate pipeline systems serving the Rocky Mountain region. CPG is an interstate pipeline which serves the Rocky Mountain and Midwest regions. SLNG owns the Elba Island LNG storage and regasification terminal near Savannah, Georgia. Elba Express and SNG are interstate pipeline systems serving the southeastern region of the U.S. EPB's equity method investments include WYCO Development L.L.C., which is owned 50% by CIG, Bear Creek Storage Company, L.L.C., which is owned 50% by SNG, and Elba Liquefaction Company, L.L.C. (ELC), which is owned 51% by SLC. ELC was formed in January 2013 to develop and own a natural gas liquefaction plant at SLNG's existing Elba Island LNG terminal.

        EPB's pipeline systems, storage facilities and LNG receiving terminal operate under tariffs approved by the FERC that establish rates, cost recovery mechanisms and other terms and conditions of services to our customers. The fees or rates established under EPB's tariff are a function of its cost of providing services to its customers, including a reasonable return on its invested capital.

        Approximately 93% of EPB's 2013 revenues were collected in the form of demand or reservation charges. We believe that the high percentage of earnings derived from capacity reservation charges mitigates the risk of earnings fluctuations caused by changing supply and demand conditions. As of

December 31, 2013, the remaining weighted average contract life of EPB's natural gas transportation and LNG contracts was approximately 8 years and 19 years, respectively.

Our Relationship with Kinder Morgan, Inc.

        KMI and its affiliates own EPB's 2% general partner interest, all of EPB's incentive distribution rights and an approximate 40% limited partner interest in EPB.

        KMI owns an interest in or operates approximately 80,000 miles of pipelines and 180 terminals. KMI's pipelines transport natural gas, refined petroleum products, crude oil, carbon dioxide (CO2) and other products, and its terminals store petroleum products, ethanol and chemicals, and handle such products as coal, petroleum coke and steel. KMI also owns the general partner and approximately 10% of the limited partner interests of Kinder Morgan Energy Partners, L.P., a publicly-traded master limited partnership in North America.

Recent Developments

        Pending Acquisition.    EPB has entered into a Contribution Agreement with KMI and its subsidiaries, El Paso Holdco LLC, EL Paso CNG Company, L.L.C. and El Paso Ruby Holding Company, L.L.C. (collectively, the "Contributing Parties"). Pursuant to the terms of the Contribution Agreement, EPB has agreed to acquire from the Contributing Parties a 50% equity interest in Ruby Pipeline Holding Company, L.L.C. (Ruby), an indirect 50% equity interest in Gulf LNG Holdings Group, LLC (Gulf LNG) and an indirect 47.5% equity interest in Young Gas Storage Company, Ltd. (Young) (the "Acquisition"). EPB will acquire interests in the following assets in connection with the Acquisition:

  •
  Ruby indirectly owns a 680-mile pipeline system that transports natural gas from the Rocky Mountain basins to consumers in California, Nevada and the Pacific Northwest.

  •
  Gulf LNG indirectly owns the Gulf LNG terminal, which is an LNG receiving, storage and regasification terminal near Pascagoula, Mississippi. The facility has 6.6 billion cubic feet (Bcf) of storage capacity and 1.5 Bcf per day of peak vaporization send-out capacity, and is developing the proposed Gulf LNG Liquefaction Project, which, if completed, would add liquefaction and export capabilities at the existing terminal.

  •
  Young owns a storage facility in Morgan County, Colorado with a working natural gas storage capacity of approximately 6 Bcf.

        The Acquisition is valued at approximately $2.0 billion. The consideration includes the payment of cash of approximately $874.8 million and the issuance to KMI or its designee of EPB's common units having an aggregate value of $97.2 million, which aggregate consideration is subject to customary post-closing adjustments. The transaction value reflected above includes approximately $1.012 billion of debt as of April 1, 2014, representing 50% of the total debt of Ruby and Gulf LNG as of such date.

        We and EPB intend to use the net proceeds of this offering, together with borrowings under our revolving credit facility, the net proceeds from EPB's common unit offering described below and the proportionate capital contribution by El Paso Pipeline GP Company, L.L.C. to allow it to maintain its 2% general partner interest, as consideration for the Acquisition and related expenses. Please read "Use of Proceeds." There are no material closing conditions to the closing of the Acquisition that are outside the control of EPB or KMI. The closing of the Acquisition is not conditioned on consummation of either the common unit offering described below or this offering. The closing of the Acquisition is expected to occur in May, 2014.

        Common Unit Offering.    On April 28, 2014, EPB entered into an underwriting agreement with respect to a public offering of 6,800,000 common units (plus an additional 1,020,000 common units that may be sold pursuant to the underwriters' over-allotment option). The proceeds of this common unit offering, currently expected to be approximately $210.7 million before expenses, are expected to be used as consideration for the Acquisition. The closing of the common unit offering is subject to customary closing conditions in the underwriting agreement and is expected to occur on May 2, 2014. Neither the closing of this senior notes offering nor the Acquisition is conditioned on the consummation of the common unit offering. If the common unit offering is not consummated, EPB intends to finance the remainder of the consideration for the Acquisition with borrowings under our revolving credit facility.

Business Strategies

        Our business strategy is to:

  •
  Focus on stable, fee-based energy transportation and storage assets that are central to the energy infrastructure of growing markets within North America;

  •
  Increase utilization of our existing assets while controlling costs, operating safely and employing environmentally sound operating practices;

  •
  Leverage economies of scale from incremental acquisitions and expansions of assets that fit within our strategy and are accretive to cash flow; and

  •
  Maximize the benefits of our financial structure to create and return value to our unitholders.

        For a description of the risks associated with our business, which may prevent us from executing these strategies, please read "Risk Factors" beginning on page S-7.

        We regularly consider and enter into discussions regarding potential acquisitions, including those from KMI or its affiliates, and are currently contemplating potential acquisitions in addition to the Acquisition. Any such transactions would be subject to negotiation of mutually agreeable terms and conditions and approval of the parties' respective boards of directors and may be subject to the receipt of fairness opinions. While there are currently no unannounced purchase agreements for the acquisition of any material business or assets, such transactions can be effected quickly, may occur at any time and may be significant in size relative to our existing assets or operations.

Our Executive Offices

        The address of our principal executive offices is 1001 Louisiana Street, Suite 1000, Houston, Texas 77002, and our telephone number is (713) 369-9000.

 THE OFFERING

Issuer	El Paso Pipeline Partners Operating Company, L.L.C.
Securities Offered	$ aggregate principal amount of % Senior Notes due 2024.
Guarantee	EPB will fully and unconditionally guarantee the notes.
Maturity	, 2024.
Interest Rate	% per year.
Interest Payment Dates	Interest on the notes will accrue from , 2014 and will be payable semiannually on and of each year, commencing , 2014.
Use of Proceeds
We estimate that we will receive approximately $ million from the sale of the notes, after deducting the underwriting discount and our estimated expenses of the offering. We and EPB intend to use the net proceeds of this offering, together with borrowings under our revolving credit facility, the net proceeds from EPB's common unit offering described herein and the proportionate capital contribution by El Paso Pipeline GP Company, L.L.C. to allow it to maintain its 2% general partner interest, as consideration for the Acquisition and related expenses. Please read "Use of Proceeds."
Optional Redemption
At any time prior to (three months before maturity), we may redeem all or a part of the notes at a price equal to the sum of 100% of the principal amount of the notes being redeemed plus a make-whole premium calculated as described herein, together with accrued and unpaid interest to, but excluding, the redemption date.

At any time on or after (three months before maturity), we may redeem all or part of the notes at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the redemption date. See "Description of Notes—Optional Redemption."
Ranking
The notes will be our senior unsecured obligations. The notes will rank equally in right of payment with all of our other unsubordinated indebtedness and senior to any of our subordinated indebtedness. The guarantee of the notes by EPB will rank equally in right of payment with EPB's unsubordinated indebtedness and senior in right of payment to any subordinated debt EPB may incur.
The notes and the guarantee of the notes by EPB will effectively rank junior to all obligations of our subsidiaries.

Certain Covenants	We will issue the notes under an indenture to be entered into with U.S. Bank National Association, as trustee. The indenture will include covenants, including limitations on liens and sale-leaseback transactions.

The terms of the notes will not require us to make an offer to repurchase the notes upon a change of control. Our existing debt securities do contain provisions requiring us to offer to purchase those securities in the event of certain change of control triggering events. As such, upon the occurrence of such change of control triggering events, we may become obligated to repurchase our existing debt securities but not so obligated to repurchase the notes.

The covenants are subject to a number of important exceptions, limitations and qualifications that are described under "Description of Debt Securities of El Paso Pipeline Operating Company, L.L.C." in the accompanying prospectus.
Risk Factors
An investment in the notes involves risks. Please read "Risk Factors" and "Information Regarding Forward-Looking Statements" in our Annual Report on Form 10-K for the year ended December 31, 2013. Realization of any of those risks or adverse results from the listed matters could have a material adverse effect on our business, financial condition, cash flows and results of operations.

 RATIO OF EARNINGS TO FIXED CHARGES

        Our historical ratios of earnings to fixed charges for the periods indicated are as follows:

	Year Ended December 31,
Three Months Ended March 31, 2014
	2013	2012	2011	2010	2009
3.4	3.0	3.0	3.2	4.1	4.3

        Earnings are defined as:

  •
  income from continuing operations before income taxes, noncontrolling interest and equity earnings; plus

  •
  fixed charges; plus

  •
  distributed income of equity investees; minus

  •
  Allowance for funds used during construction (AFUDC).

        Fixed charges include:

  •
  Interest expense, net per statements of income (includes amortization of debt discount, premium and debt issuance costs; excludes AFUDC); and

  •
  Portion of rents representative of the interest factor.

RISK FACTORS

        An investment in the notes involves risks. You should carefully read the risk factors set forth in our annual and quarterly reports filed with the SEC, together with all of the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, when evaluating an investment in our notes.

 USE OF PROCEEDS

        We estimate that we will receive approximately $            million from the sale of the notes, after deducting the underwriting discount and our estimated expenses of the offering.

        We and EPB intend to use the net proceeds of this offering, together with borrowings under our revolving credit facility, the net proceeds from EPB's common unit offering and the proportionate capital contribution by El Paso Pipeline GP Company, L.L.C. to allow it to maintain its 2% general partner interest, as consideration for the Acquisition and related expenses.

CAPITALIZATION

        The following table sets forth EPB's consolidated capitalization as of March 31, 2014:

  •
  on an actual basis;

  •
  on an as adjusted basis to give effect to the offering of common units of EPB1; and

  •
  as further adjusted to give effect to the issuance of notes pursuant to this prospectus supplement and the application of the net proceeds from this offering and the offering of common units of EPB as described under "Use of Proceeds."

        You should read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical financial statements and notes to those financial statements that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	March 31, 2014
	Historical	As Adjusted		As Further Adjusted
	(unaudited)
	(millions of dollars)
Cash and cash equivalents	$81	$296	[2]	$

Total long-term debt and other financing obligations[3]:
Revolving credit facility	$—	$—		$
El Paso Pipeline Partners Operating Company, L.L.C.
4.10% Senior Notes due 2015	375	375			375
6.50% Senior Notes due 2020	535	535			535
5.00% Senior Notes due 2021	500	500			500
7.50% Senior Notes due 2040	375	375			375
4.70% Senior Notes due 2042	475	475			475
% Senior Notes due 2024 offered hereby	—	—
CIG debt obligations	475	475			475
SLNG debt obligations	64	64			64
SNG debt obligations	1,211	1,211			1,211
Other financing obligations	183	183			183

Subtotal	4,193	4,193
Less: Unamortized discount	8	8			8

Total long-term debt and other financing obligations	$4,185	$4,185		$
Partners' capital:
Total partners' capital	$1,949	$2,164		$

Total capitalization	$6,134	$6,349		$

1
We expect the offering of common units of EPB to close concurrently with the closing of the notes offered hereby. The closing of this offering is not contingent upon the closing of the offering of common units.

2
Reflects net proceeds (after estimated offering expenses) of the offering of common units plus the proportionate capital contribution of EPB's general partner to allow it to maintain its 2% general partner interest, assuming the underwriter's option to purchase additional common units is not exercised.

3
Does not reflect approximately $1.012 billion of debt as of April 1, 2014, representing 50% of the total debt of Ruby and Gulf LNG as of such date, none of which will be consolidated by us in our financial statements.

 DESCRIPTION OF NOTES

        We will issue the notes under an indenture that we will enter into with U.S. Bank National Association. The following description, together with the description in the accompanying prospectus, is a summary of the material provisions of the notes and the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. We have filed a copy of the indenture with the Securities and Exchange Commission, and it may be located by referring to the exhibit index to the registration statement which includes the accompanying prospectus.

        This description of the notes supplements, and, to the extent it is inconsistent, replaces, the description of the general provisions of the notes and the indenture in the accompanying prospectus. The notes are our "senior debt securities" as that term is used in the accompanying prospectus, and will be issued in book-entry form only. See "Description of Debt Securities of El Paso Pipeline Partners Operating Company, L.L.C." in the accompanying prospectus. Since only registered holders of a note will be treated as the owner of it for all purposes and only registered holders have rights under the indenture, references in this section to holders mean only registered holders of notes.

Principal, Maturity and Interest

        The notes will mature on            , 2024, unless redeemed sooner as described below. Interest on the notes will accrue at the rate of        % per year and will be payable semi-annually in arrears on            and        of each year, commencing            , 2014. We will make each interest payment on the notes to the person in whose name such notes are registered at the close of business on the immediately preceding            or            , as the case may be, whether or not such date is a business day.

        The notes will not be entitled to the benefit of a sinking fund.

        We may issue and sell additional notes in the future with the same terms as the notes being offered hereby (except for the public offering price and issue date) without the consent of the holders of notes. Any such additional notes will constitute a single series of notes under the indenture. We may also issue other series of senior debt securities from time to time under the indenture, which will have different terms than and will not be part of the same series as the notes, but will vote together with the notes with respect to amendments, waivers or other matters relating to the senior debt securities.

        Interest on the notes will accrue from            , 2014, and interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        If any interest payment date, maturity date or redemption date falls on a day that is not a business day, the payment will be made on the next business day, and no interest will accrue for the period from and after such interest payment date, maturity date or redemption date.

Ranking

        The notes will rank equally in right of payment with all of the other unsecured and unsubordinated indebtedness of El Paso Pipeline Partners Operating Company, L.L.C., from time to time outstanding. The notes will be effectively subordinated to any of its secured debt to the extent of the value of the assets securing such debt and structurally subordinated to all debt, other liabilities and preferred securities, if any, of our subsidiaries. Our obligations under the notes and the indenture will be fully and unconditionally guaranteed by EPB, which is also a guarantor under our revolving credit facility and existing senior notes. None of our subsidiaries are guarantors of the notes, even though some of them have long-term debt. The long-term debt of our subsidiaries is set forth under "Capitalization."

        The guarantee of the notes by EPB will be a general unsecured, senior obligation of EPB and will rank equally in right of payment with EPB's unsubordinated indebtedness and senior in right of payment to any subordinated debt EPB may incur.

        The indenture does not limit our ability to incur additional indebtedness or contain provisions that would afford holders of notes protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise adversely affect our capital structure or credit rating.

Optional Redemption

        At any time prior to            (three months prior to the maturity date of the notes), the notes will be redeemable, at our option, at any time in whole, or from time to time in part, upon not less than 30 and not more than 60 days' notice mailed to each holder of the notes to be redeemed at the holder's address appearing in the note register, at a price equal to 100% of the principal amount of the notes to be redeemed plus a make-whole premium, together with accrued and unpaid interest to, but excluding, the redemption date, subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date. At any time on or after        (three months before the maturity date of the notes), the notes will be redeemable in whole or in part, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus unpaid interest accrued to, but excluding, the date of redemption. In no event will the redemption price ever be less than 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to, but excluding, the redemption date, subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date.

        The amount of the make-whole premium on any note, or portion of a note, to be redeemed will be equal to the excess, if any, of:

        (1)   the sum of the present values, calculated as of the redemption date, of:

    •
    each interest payment that, but for the redemption, would have been payable on the note, or portion of a note, being redeemed on each interest payment date occurring after the redemption date, excluding any accrued and unpaid interest for the period prior to the redemption date; and

    •
    the principal amount of the note, or portion of a note, being redeemed;

          over

        (2)   the principal amount of the note, or portion of a note, being redeemed.

        The present value of interest and principal payments referred to in clause (1) above will be determined in accordance with generally accepted principles of financial analysis. The present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the redemption date at a discount rate equal to the Treasury Yield, as defined below, plus            basis points.

        The make-whole premium will be calculated by an independent investment banking institution of national standing appointed by us. It could be one of the underwriters. If we fail to make that appointment at least 30 business days prior to the redemption date, or if the institution so appointed is unwilling or unable to make the calculation, the financial institution named in the notes will make the calculation. If the financial institution named in the notes is unwilling or unable to make the calculation, an independent investment banking institution of national standing appointed by the trustee will make the calculation.

        For purposes of determining the make-whole premium, Treasury Yield refers to an annual rate of interest equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the notes to be redeemed, calculated to the nearest 1/12 of a year, which we call the remaining term. The Treasury Yield will be determined as of the third business day immediately preceding the applicable redemption date.

        The weekly average yields of United States Treasury Notes will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15(519) Selected Interest Rates" or any successor release, which we call the H.15 Statistical Release. If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the remaining term of the notes to be redeemed, then the Treasury Yield will be equal to that weekly average yield. In all other cases, the Treasury Yield will be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the remaining term of the notes to be redeemed and the United States Treasury Notes that have a constant maturity closest to and less than the remaining term, in each case as set forth in the H.15 Statistical Release. Any weekly average yields so calculated by interpolation will be rounded to the nearest 0.01%, with any figure of 0.0050% or more being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield will be calculated by interpolation of comparable rates selected by the independent investment banking institution.

        If less than all of the notes are to be redeemed, the trustee will select the notes to be redeemed by a method that the trustee deems fair and appropriate or, in the case of global notes, in accordance with DTC procedures. The trustee may select for redemption notes and portions of notes in amounts of $1,000 or integral multiples of $1,000 in excess thereof.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to the acquisition, ownership and disposition of the notes. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, applicable U.S. Treasury Regulations promulgated thereunder, judicial authority and administrative interpretations, as of the date of this document, all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. We cannot assure you that the Internal Revenue Service, or IRS, will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal tax consequences of acquiring, holding or disposing of the notes.

        This discussion is limited to holders who purchase the notes in this offering for a price equal to the issue price of the notes (i.e., the first price at which a substantial amount of the notes is sold other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the notes as capital assets (generally, property held for investment). This discussion does not address the tax considerations arising under the laws of any U.S. estate or gift tax or any foreign, state, local or other jurisdiction. In addition, this discussion does not address all tax considerations that may be important to a particular holder in light of the holder's circumstances, or to certain categories of investors that may be subject to special rules, such as dealers in securities or currencies, traders in securities that have elected the mark-to-market method of accounting for their securities, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, persons holding notes as part of a hedge, straddle, conversion or other "synthetic security" or integrated transaction, U.S. expatriates, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, individual retirement accounts or qualified pension plans, controlled foreign corporations, passive foreign investment companies, persons subject to the alternative minimum tax, entities that are tax-exempt for U.S. federal income tax purposes, partnerships and other pass-through entities and holders of interests therein.

        If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner of the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership acquiring the notes, you are urged to consult your own tax advisor about the U.S. federal income tax consequences of acquiring, holding and disposing of the notes.

        In certain circumstances (see "Description of Notes—Optional Redemption"), we may be obligated to pay amounts on the notes that are in excess of stated interest or principal on the notes. We do not intend to treat the possibility of paying such additional amounts as causing the notes to be treated as contingent payment debt instruments or as giving rise to original issue discount or recognition of ordinary income on the sale or other disposition of the notes. However, additional income will be recognized if any such additional payment is made. It is possible that the IRS may take a different position, in which case, if such position is sustained, a holder might be required to accrue interest income at a higher rate than the stated interest rate and to treat as ordinary interest income any gain realized on the taxable disposition of the note. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. Investors are urged to consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes.

Tax Consequences to U.S. Holders

        You are a "U.S. holder" for purposes of this discussion if you are a beneficial owner of a note and you are for U.S. federal income tax purposes:

  •
  an individual who is a U.S. citizen or U.S. resident alien;

  •
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

Taxation of Interest

        Stated interest on the notes generally will be taxable to you as ordinary income at the time it is received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

Disposition of the Notes

        You will generally recognize capital gain or loss on the sale, redemption, exchange, retirement or other taxable disposition of a note. This gain or loss will equal the difference between the proceeds you receive (excluding any proceeds attributable to accrued but unpaid stated interest, which will be recognized as ordinary interest income to the extent you have not previously included such amounts in income) and your adjusted tax basis in the note. The proceeds you receive will include the amount of any cash and the fair market value of any other property received for the note. Your adjusted tax basis in the note will generally equal the amount you paid for the note. The gain or loss will be long-term capital gain or loss if you held the note for more than one year at the time of the sale, redemption, exchange, retirement or other disposition. Long-term capital gains of individuals, estates and trusts generally are subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

        Information reporting generally will apply to payments of interest on, and the proceeds of the sale or other taxable disposition (including a retirement or redemption) of, notes held by you unless, in each case, you are an exempt recipient, and when requested, provide certifications of such status. Backup withholding may apply to such payments unless you provide the applicable withholding agent with a taxpayer identification number, certified under penalties of perjury, as well as certain other information.

        Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide the required information or appropriate claim form to the IRS.

Additional Tax on Net Investment Income

        An additional 3.8% tax is imposed on the "net investment income" of certain U.S. citizens and residents, and on the undistributed "net investment income" of certain estates and trusts. Among other items, "net investment income" would generally include gross income from interest and certain net gain from the sale, redemption, exchange, retirement or other taxable disposition of a note, less certain deductions. You should consult your own tax advisors with respect to this additional tax.

Tax Consequences to Non-U.S. Holders

        You are a "non-U.S. holder" for purposes of this discussion if you are a beneficial owner of notes and you are an individual, corporation, estate or trust that is not a U.S. holder (as defined above).

Payments of Interest on the Notes

        Interest that we pay to you will not be subject to U.S. federal withholding tax if that interest is not effectively connected with your conduct of a U.S. trade or business and you:

  •
  do not own, actually or constructively, 10% or more of our capital or profits interests (including by reason of your ownership of 10% or more of the capital or profits interests in El Paso Pipeline Partners, L.P.);

  •
  are not a "controlled foreign corporation" that is related to us (actually or constructively);

  •
  are not a bank whose receipt of interest on the notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

  •
  you certify to the applicable withholding agent on IRS Form W-8BEN or applicable substitute form, under penalties of perjury, that you are not a U.S. person and provide your name and address.

        If you cannot satisfy the requirements described above, payments of interest made to you will be subject to U.S. federal withholding tax at a 30% rate, unless you provide the applicable withholding agent with a properly executed IRS Form W-8BEN (or successor form) claiming an exemption from (or a reduction of) withholding under the benefit of an applicable income tax treaty, or the payments of interest are effectively connected with your conduct of a trade or business in the United States and you meet the certification requirements described below. (See "—Income or Gain Effectively Connected with a U.S. Trade or Business.")

Disposition of Notes

        You generally will not be subject to U.S. federal income tax on any gain realized on the sale, redemption, exchange, retirement or other taxable disposition of a note unless:

  •
  the gain is effectively connected with the conduct by you of a U.S. trade or business (and, if required by an applicable income tax treaty, is treated as attributable to a permanent establishment maintained by you in the United States); or

  •
  you are an individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met.

        If you are a non-U.S. holder described in the first bullet point above, you generally will be subject to U.S. federal income tax in the manner described under "—Income or Gain Effectively Connected with a U.S. Trade or Business." If you are a non-U.S. holder described in the second bullet point above, you will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale or other disposition, which may be offset by U.S. source capital losses.

Income or Gain Effectively Connected with a U.S. Trade or Business

        If any interest on the notes or gain from the sale, redemption, exchange or other taxable disposition of the notes is effectively connected with a U.S. trade or business conducted by you (and, if required by an applicable income tax treaty, is treated as attributable to a permanent establishment maintained by you in the United States), then the income or gain will be subject to U.S. federal income tax at regular graduated income tax rates in generally the same manner as if you were a U.S. holder.

Effectively connected interest income will not be subject to U.S. withholding tax if you satisfy certain certification requirements by providing to the applicable withholding agent a properly executed IRS Form W-8ECI or IRS Form W-8BEN (if claiming an exemption under an applicable income tax treaty) or successor form. If you are a corporation, that portion of your earnings and profits that is effectively connected with your conduct of a U.S. trade or business may also be subject to a "branch profits tax" at a 30% rate, unless an applicable income tax treaty provides for a lower rate. For this purpose, interest received on a note and gain recognized on the disposition of a note will be included in earnings and profits if the interest or gain is effectively connected with the conduct by you of a U.S. trade or business.

Information Reporting and Backup Withholding

        Payments to you of interest on a note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you. Copies of these information returns may also be made available to the tax authorities of the country in which you reside under the provisions of a specific treaty or agreement. Backup withholding generally will not apply to payments of interest on the notes if you certify as to your non-U.S. status under penalties of perjury or otherwise establish an exemption, provided that neither we nor the applicable withholding agent has actual knowledge or reason to know that you are a U.S. person or that the conditions of any other exemptions are not in fact satisfied.

        The payments of the proceeds of the disposition of notes (including redemption or retirement) to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and backup withholding unless you provide the certification described above under "—Payments of Interest on the Notes" or otherwise establish an exemption. The proceeds of a disposition of a note effected outside the United States to or through a foreign office of a broker generally will not be subject to backup withholding or information reporting. However, if that broker is a United States person, a controlled foreign corporation for U.S. tax purposes, a foreign person 50% or more of whose gross income from all sources for certain periods is effectively connected with a trade or business in the United States, or a foreign partnership that is engaged in the conduct of a trade or business in the United States or that has one or more partners that are United States persons who in the aggregate hold more than 50% of the income or capital interests in the partnership, information reporting requirements will apply unless that broker has documentary evidence in its files of your non-U.S. status and has no actual knowledge to the contrary or unless you otherwise establish an exemption.

        You are urged to consult your tax advisors regarding the application of information reporting and backup withholding to your particular situation, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Backup withholding is not an additional tax. Any amounts withheld from a payment to you under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, if any, and may entitle you to a refund, provided you timely furnish the required information to the IRS.

        THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. WE URGE EACH PROSPECTIVE INVESTOR TO CONSULT ITS OWN TAX ADVISORS REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING

        Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement between us and the underwriters named below we have agreed to sell to each of the underwriters, and the underwriters have agreed, severally and not jointly, to purchase from us, the principal amount of the notes set forth opposite their respective names below:

Underwriters	Principal Amount of Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$
Mitsubishi UFJ Securities (USA), Inc.
RBC Capital Markets, LLC
Credit Agricole Securities (USA) Inc.
Scotia Capital (USA) Inc.
SG Americas Securities, LLC

Total	$

        The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.

        The underwriters propose to offer some of the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the notes to dealers at the public offering price less a concession not to exceed        % of the principal amount of the notes. The underwriters may allow, and dealers may reallow, a concession not to exceed        % of the principal amount of the notes on sales to other dealers. After the initial offering of the notes to the public, the underwriters may change the public offering price and concession.

        The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by Us
Per note		%

        In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

        The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters, in covering syndicate short positions or making stabilizing purchases, repurchase notes originally sold by that syndicate member.

        Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        We estimate that the total expenses for this offering will be $300,000, excluding underwriters' discounts and commissions.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Conflicts of Interest

        In the ordinary course of its business, certain of the underwriters and their affiliates have engaged, and may in the future engage, in investment banking and/or commercial banking transactions with us and our affiliates for which they have received, or may in the future receive, customary fees and expenses.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Jurisdiction Outside the United States

        No action is being taken in any jurisdiction outside the United States to permit a public offering of the notes or possession or distribution in that jurisdiction of this prospectus supplement, the accompanying prospectus or the documents we have incorporated by reference. Persons who come into possession of this prospectus supplement and the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

 VALIDITY OF THE NOTES

        The validity of the notes we are offering will be passed upon for us by Andrews Kurth LLP, Houston, Texas. Certain legal matters with respect to the notes will be passed upon for the underwriters by Vinson & Elkins L.L.P., Houston, Texas.

EXPERTS

        The financial statements as of December 31, 2013 and for each of the two years in the period ended December 31, 2013 and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) as of December 31, 2013 incorporated in this registration statement and prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of El Paso Pipeline Partners, L.P. for the year ended December 31, 2011 appearing in El Paso Pipeline Partners, L.P.'s Annual Report (Form 10-K) for the year ended December 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that EPB files later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by EPB with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding information deemed to be furnished and not filed with the SEC, until all the securities are sold:

  •
  EPB's Annual Report on Form 10-K (File No. 001-33825) for the year ended December 31, 2013, filed on February 19, 2014;

  •
  EPB's Quarterly Report on Form 10-Q (File No. 001-33825) for the quarter ended March 31, 2014, filed on April 25, 2014; and

  •
  EPB's Current Reports on Form 8-K (File No. 001-33825) filed April 28, 2014, April 28, 2014 and April 29, 2014.

        Each of these documents is available from the SEC's website and public reference rooms, as described in "Where You Can Find More Information" on page 2 of the accompanying prospectus. Through EPB's website, http://www.kindermorgan.com, you can access electronic copies of documents EPB files with the SEC, including EPB's annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and any amendments to those reports. Information on EPB's website is not incorporated by reference in this prospectus. Access to those electronic filings is available as soon as reasonably practical after filing with the SEC. You may also request a copy of those filings, including any exhibit specifically incorporated by reference to those documents, at no cost by writing or telephoning Investor Relations, El Paso Pipeline Partners, L.P., at our principal executive office, which is: 1001 Louisiana Street, Suite 1000, Houston, Texas 77002, Telephone: (713) 369-9000.

PROSPECTUS

EL PASO PIPELINE PARTNERS, L.P.
Common Units Representing Limited Partner Interests
Debt Securities

EL PASO PIPELINE PARTNERS OPERATING COMPANY, L.L.C.
Debt Securities

        El Paso Pipeline Partners, L.P. may, in one or more offerings, offer and sell an unlimited amount of debt securities, which may be fully and unconditionally guaranteed by one or more of our subsidiaries, and an unlimited number of common units representing limited partner interests in El Paso Pipeline Partners, L.P. We will provide information in the related prospectus supplement for the trading market, if any, for any debt securities El Paso Pipeline Partners, L.P. may offer.

        El Paso Pipeline Partners Operating Company, L.L.C. may, in one or more offerings, offer and sell an unlimited amount of debt securities, which will be fully and unconditionally guaranteed by El Paso Pipeline Partners, L.P., and may be so guaranteed by one or more of our subsidiaries. We will provide information in the related prospectus supplement for the trading market, if any, for any debt securities El Paso Pipeline Partners Operating Company, L.L.C. may offer.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement and the documents incorporated by reference herein and therein carefully before you invest in our securities. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

        El Paso Pipeline Partners, L.P. common units are listed for trading on the New York Stock Exchange under the symbol "EPB."

        Investing in our securities involves risks. Limited partnerships are inherently different from corporations. For a discussion of the factors you should consider before deciding to purchase our securities, please read "Risk Factors," on page 4 of this prospectus, the risk factors set forth in any accompanying prospectus supplement and the risk factors identified in the documents incorporated by reference herein and therein.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 26, 2013.

        You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and the documents we have incorporated by reference herein and therein. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell the offered securities. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the respective dates on the front covers of those documents. You should not assume that the information incorporated by reference in this prospectus is accurate as of any date other than the date the respective information was filed with the Securities and Exchange Commission. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a shelf registration process. Using this shelf registration process, we may offer and sell an unlimited number and amount of any combination of the securities described in this prospectus in one or more offerings at an aggregate initial offering price to be specified at the time of any such offering. This prospectus does not contain all of the information set forth in the registration statement, or the exhibits that are a part of the registration statement, parts of which are omitted as permitted by the rules and regulations of the SEC. For further information about us and about the securities to be sold pursuant to this prospectus, please refer to the information below and to the registration statement and the exhibits that are a part of the registration statement.

        Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update or change information in this prospectus.

        In this prospectus, references to "EPB" mean El Paso Pipeline Partners, L.P. Unless context requires otherwise, references to "we," "us" and "our" mean El Paso Pipeline Partners, L.P. and its consolidated subsidiaries, including El Paso Pipeline Partners Operating Company, L.L.C. References to "EPB Operating" mean El Paso Pipeline Partners Operating Company, L.L.C.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports and other information with the SEC. The SEC allows us to incorporate by reference into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information as well as the information included in this prospectus. Some documents or information, such as that called for by Items 2.02 and 7.01 of Form 8-K, or the exhibits related thereto under Item 9.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this prospectus. We incorporate by reference the following documents filed by EPB with the SEC:

  •
  Annual Report on Form 10-K (File No. 001- 33825) for the year ended December 31, 2012, filed on February 26, 2013;

  •
  Current Reports on Form 8-K (File No. 001- 33825), filed on January 16, 2013, January 31, 2013 and March 8, 2013;

  •
  The description of our common units contained in our registration statement on Form 8-A (File No. 001-33825), filed on November 13, 2007; and

  •
  All documents filed with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, between the date of this prospectus and the completion of the sale of securities offered hereby.

        The SEC maintains an Internet web site that contains reports, proxy and information statements and other material that are filed through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This system can be accessed at http://www.sec.gov. You can find information we file with the SEC by reference to our partnership name or to our SEC file number, 001-33825. You also may read and copy any document we file with the SEC at the SEC's public reference room located at:

  100 F Street, N.E., Room 1580
  Washington, D.C. 20549

        Please call the SEC at 1-800-SEC-0330 for further information about the public reference room and its copy charges. Our SEC filings are also available to the public through the New York Stock Exchange, on which our common units are listed, at 20 Broad Street, New York, New York 10005.

        We will provide a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, without charge, by written or oral request directed to us at the following address and telephone number:

  El Paso Pipeline Partners, L.P.
  Investor Relations Department
  1001 Louisiana Street, Suite 1000
  Houston, Texas 77002
  (713) 369-9000

        EPB Operating is not a reporting company under the Exchange Act.

 ABOUT EL PASO PIPELINE PARTNERS, L.P.
AND
EL PASO PIPELINE PARTNERS OPERATING COMPANY, L.L.C.

        EPB is a Delaware master limited partnership formed in November 2007 by El Paso LLC (formerly El Paso Corporation), or El Paso, to own and operate interstate natural gas transportation and terminaling facilities. EPB conducts its operations through EPB Operating, its wholly owned subsidiary. We conduct our business activities through various natural gas pipeline systems and terminaling facilities, including Wyoming Interstate Company, L.L.C., Southern LNG Company, L.L.C., Elba Express Company, L.L.C., Southern Natural Gas Company, L.L.C., Colorado Interstate Gas Company, L.L.C. and Cheyenne Plains Investment Company, L.L.C., which owns Cheyenne Plains Gas Pipeline Company, L.L.C.

        Our systems transport and store natural gas for natural gas distribution and industrial companies, electric generation companies, natural gas producers, other natural gas pipelines and natural gas marketing and trading companies. Our pipeline systems, storage facilities and liquid natural gas, or LNG, receiving terminal operate under tariffs approved by the Federal Energy Regulatory Commission, or FERC, that establish rates, cost recovery mechanisms and other terms and conditions of services to our customers. The fees or rates established under our tariff are a function of our cost of providing services to our customers, including a reasonable return on our invested capital.

        We are controlled by our general partner, El Paso Pipeline GP Company, L.L.C., a wholly owned subsidiary of El Paso. El Paso is a wholly owned subsidiary of Kinder Morgan, Inc., or KMI.

        The address of our principal executive offices is 1001 Louisiana Street, Suite 1000, Houston, Texas 77002, and our telephone number at this address is (713) 369-9000.

 RISK FACTORS

        Limited partner interests are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. Before you invest in our securities, you should carefully consider the risk factors included in our most-recent annual report on Form 10-K, our quarterly reports on Form 10-Q and our current reports on Form 8-K that are incorporated herein by reference and those that may be included in the applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference.

        If any of the risks discussed in the foregoing documents were actually to occur, our business, financial condition, results of operations, or cash flow could be materially adversely affected. In that case, our ability to make distributions to our unitholders or pay interest on, or the principal of, any debt securities, may be reduced, the trading price of our securities could decline and you could lose all or part of your investment.

 USE OF PROCEEDS

        Unless we inform you otherwise in a prospectus supplement, we intend to use the net proceeds from the sale of debt securities or common units we are offering for general partnership purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other partnership obligations, financing of capital expenditures and acquisitions, investment in existing and future projects, and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other indebtedness.

DESCRIPTION OF DEBT SECURITIES OF EL PASO PIPELINE PARTNERS, L.P.

General

        We may issue debt securities from time to time in one or more series. The debt securities will be:

  •
  our direct unsecured general obligations; and

  •
  either senior debt securities or subordinated debt securities.

        Senior debt securities will be issued under an indenture we call the senior indenture and subordinated debt securities will be issued under an indenture we call the subordinated indenture. Together the senior indenture and the subordinated indenture are called the indentures, and the senior debt securities and the subordinated debt securities are called debt securities. The preceding defined terms are used solely for purposes of this description.

        We have summarized some of the material provisions of these indentures below. This summary does not restate these indentures in their entirety. The forms of the indentures are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. We urge you to read the indentures, because they, and not this description, control your rights as holders of debt securities. In the summary below, we have included references to section numbers of the applicable indenture so that you can easily locate these provisions. Capitalized terms used in the summary have the meanings specified in the indentures. In this section, the words "we," "us" and "our" refer only to El Paso Pipeline Partners, L.P. and not to any of its subsidiaries or affiliates, including, but not limited to, El Paso Pipeline Partners Operating Company, L.L.C.

        Neither indenture limits the amount of debt securities that we may issue under the indenture from time to time in one or more series. We may in the future issue debt securities under either indenture, in addition to the debt securities offered pursuant to this prospectus.

        Neither indenture contains provisions that would afford holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction. Accordingly, in the future we could enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise adversely affect our capital structure or credit ratings.

        None of the debt securities will be secured by our property or assets or those of our subsidiaries, and neither indenture requires our subsidiaries to guarantee the debt securities. As a result, the holders of debt securities will be our unsecured creditors and will be effectively junior to any of our secured creditors to the extent of the value of the assets constituting collateral for such secured debt. The senior debt securities will rank equally with all of our other unsubordinated debt. The subordinated debt securities will have a junior position to all of our unsubordinated debt.

        The registered holder of a debt security will be treated as the owner of it for all purposes. Only registered holders have rights under an indenture. References in this section to holders mean only registered holders of debt securities. Please read "—Form, Denomination and Registration; Book-Entry Only System."

Specific Terms of Each Series of Debt Securities in the Prospectus Supplement

        A prospectus supplement and any supplemental indenture or other necessary partnership action taken pursuant to an indenture relating to any series of debt securities being offered will include specific terms relating to the offering. Examples of these terms include the following:

  •
  the form and title of the debt securities;

  •
  whether the debt securities are senior debt securities or subordinated debt securities and the terms of subordination;

  •
  the total principal amount of the debt securities;

  •
  the portion of the principal amount that will be payable if the maturity of the debt securities is accelerated;

  •
  the currency or currency unit in which the debt securities will be paid, if not U.S. dollars;

  •
  any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable as well;

  •
  the place where the principal of, and premium, if any, and interest on, any debt securities will be payable;

  •
  the dates on which the principal of the debt securities will be payable;

  •
  the rate at which the debt securities will bear interest and the interest payment dates for the debt securities;

  •
  any optional redemption provisions;

  •
  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

  •
  any changes to or additional events of default or covenants;

  •
  any change in the trustee, paying agent or security registrar;

  •
  whether the debt securities of the series will be guaranteed by any of our subsidiaries or affiliates, including, but not limited to, EPB Operating, any modifications to the provisions of the applicable indenture relating to such guarantee and the applicability of any other guarantees; and

  •
  any other terms of the debt securities. (Section 301)

        We will maintain in each place specified by us for payment of any series of debt securities an office or agency where debt securities of that series may be presented or surrendered for payment, where debt securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities of that series and the related indenture may be served. (Section 1002)

        Debt securities may be issued under an indenture as Original Issue Discount Securities to be offered and sold at a substantial discount below their principal amount. Material federal income tax, accounting and other considerations applicable to any such Original Issue Discount Securities will be described in any related prospectus supplement. "Original Issue Discount Security" means any security which provides for an amount less than the stated principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof as a result of the occurrence of an event of default and the continuation thereof. (Section 101)

Provisions Only in the Senior Indenture

        The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt. The senior indenture contains provisions that:

  •
  limit our ability to put liens on assets constituting our Principal Property (as defined below); and

  •
  limit our ability to sell and lease back our Principal Property.

        The subordinated indenture does not contain any similar provisions.

        We have described below these provisions and some of the defined terms used in the senior indenture.

        Limitations on Liens.    The senior indenture provides that we will not, nor will we permit any Subsidiary to, create, assume, incur or suffer to exist any lien upon any Principal Property, or upon any shares of capital stock of any Subsidiary owning or leasing any Principal Property, whether owned or leased on the date of the senior indenture or thereafter acquired, to secure any of our debt or the debt of any other person, other than the senior debt securities issued under the senior indenture, without in any such case making effective provision whereby all of the senior debt securities outstanding thereunder shall be secured equally and ratably with, or prior to, that debt so long as that debt is so secured.

        "Principal Property" means, whether owned or leased on the date of the senior indenture or thereafter acquired:

          (a)   any pipeline assets of ours or of any Subsidiary, including any related facilities employed in the transportation, distribution, storage or marketing of refined petroleum products, natural gas liquids and carbon dioxide, that are located in the United States or any territory or political subdivision thereof; and

          (b)   any processing or manufacturing plant or terminal owned or leased by us or any Subsidiary that is located in the United States or any territory or political subdivision thereof, except, in the case of either of the foregoing clauses (a) or (b):

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    any such assets consisting of inventories, furniture, office fixtures and equipment (including data processing equipment), vehicles and equipment used on, or useful with, vehicles; and

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    any such assets, plant or terminal which, in the opinion of the board of directors of El Paso Pipeline GP Company, L.L.C., our general partner, is not material in relation to our activities or to our activities and those of our Subsidiaries, taken as a whole.

        This restriction does not apply to:

          (1)   Permitted Liens (as defined below);

          (2)   any lien upon any property or assets created at the time of acquisition of that property or assets by us or any Subsidiary or within one year after such time to secure all or a portion of the purchase price for such property or assets or debt incurred to finance such purchase price, whether such debt was incurred prior to, at the time of or within one year after the date of such acquisition;

          (3)   any lien upon any property or assets to secure all or part of the cost of construction, development, repair or improvements thereon or to secure debt incurred prior to, at the time of, or within one year after completion of such construction, development, repair or improvements or the commencement of full operations thereof, whichever is later, to provide funds for that purpose;

          (4)   any lien upon any property or assets existing thereon at the time of the acquisition thereof by us or any Subsidiary (whether or not the obligations secured thereby are assumed by us or any Subsidiary); provided, however, that such lien only encumbers the property or assets so acquired;

          (5)   any lien upon any property or assets of a person existing thereon at the time such person becomes a Subsidiary by acquisition, merger or otherwise; provided, however, that such lien only encumbers the property or assets of such person at the time such person becomes a Subsidiary;

          (6)   with respect to any series of senior debt securities, any lien upon any property or assets of ours or any Subsidiary in existence on the date the senior debt securities of such series are first issued or provided for pursuant to agreements existing on such date;

          (7)   liens imposed by law or order as a result of any proceeding before any court or regulatory body that is being contested in good faith, and liens which secure a judgment or other court-ordered award or settlement as to which we or the applicable Subsidiary, as the case may be, has not exhausted our or its respective appellate rights;

          (8)   any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancing, refunding or replacements) of liens, in whole or in part, referred to in clauses (1) through (7), inclusive, above; provided, however, that any such extension, renewal, refinancing, refunding or replacement lien shall be limited to the property or assets covered by the lien extended, renewed, refinanced, refunded or replaced and that the obligations secured by any such extension, renewal, refinancing, refunding or replacement lien shall be in an amount not greater than the amount of the obligations secured by the lien extended, renewed, refinanced, refunded or replaced and any expenses of ours and our Subsidiaries, including any premium, incurred in connection with such extension, renewal, refinancing, refunding or replacement; or

          (9)   any lien resulting from the deposit of moneys or evidence of indebtedness in trust for the purpose of defeasing any of our debt or debt of any Subsidiary.

        Notwithstanding the foregoing, under the senior indenture, we may, and may permit any Subsidiary to, create, assume, incur or suffer to exist any lien upon any Principal Property to secure our debt or the debt of any other person, other than the senior debt securities, that is not excepted by clauses (1) through (9), inclusive, above without securing the senior debt securities issued under the senior indenture; provided that the aggregate principal amount of all debt then outstanding secured by such lien and all similar liens, together with all Attributable Indebtedness from Sale-Leaseback Transactions (excluding Sale-Leaseback Transactions permitted by clauses (1) through (4), inclusive, of the first paragraph under "—Restriction on Sale-Leasebacks" described below), does not exceed 15% of Consolidated Net Tangible Assets. (Section 1006 of the senior indenture)

        "Permitted Liens" means:

          (1)   liens upon rights-of-way for pipeline purposes;

          (2)   any statutory or governmental lien or lien arising by operation of law, or any mechanics', repairmen's, materialmen's, suppliers', carriers', landlords', warehousemen's or similar lien incurred in the ordinary course of business which is not yet due or which is being contested in good faith by appropriate proceedings and any undetermined lien which is incidental to construction, development, improvement or repair;

          (3)   the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property;

          (4)   liens of taxes and assessments which are (A) for the then current year, (B) not at the time delinquent, or (C) delinquent but the validity of which is being contested at the time by us or any Subsidiary in good faith;

          (5)   liens of, or to secure performance of, leases, other than capital leases;

          (6)   any lien upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings;

          (7)   any lien upon property or assets acquired or sold by us or any Subsidiary resulting from the exercise of any rights arising out of defaults on receivables;

          (8)   any lien incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations;

          (9)   any lien in favor of us or any Subsidiary;

          (10) any lien in favor of the United States or any state thereof, or any department, agency or instrumentality or political subdivision of the United States or any state thereof, to secure partial, progress, advance, or other payments pursuant to any contract or statute, or any debt incurred by us or any Subsidiary for the purpose of financing all or any part of the purchase price of, or the cost of constructing, developing, repairing or improving, the property or assets subject to such lien;

          (11) any lien securing industrial development, pollution control or similar revenue bonds;

          (12) any lien securing our debt or debt of any Subsidiary, all or a portion of the net proceeds of which are used, substantially concurrent with the funding thereof (and for purposes of determining such "substantial concurrence," taking into consideration, among other things, required notices to be given to holders of outstanding senior debt securities under the senior indenture in connection with such refunding, refinancing or repurchase, and the required corresponding durations thereof), to refinance, refund or repurchase all outstanding senior debt securities under the senior indenture, including the amount of all accrued interest thereon and reasonable fees and expenses and premium, if any, incurred by us or any Subsidiary in connection therewith;

          (13) liens in favor of any person to secure obligations under the provisions of any letters of credit, bank guarantees, bonds or surety obligations required or requested by any governmental authority in connection with any contract or statute; or

          (14) any lien upon or deposits of any assets to secure performance of bids, trade contracts, leases or statutory obligations.

        "Consolidated Net Tangible Assets" means, at any date of determination, the total amount of assets after deducting therefrom:

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  all current liabilities, excluding:

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  any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed; and

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  current maturities of long-term debt; and

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  the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth, or on a pro forma basis would be set forth, on our consolidated balance sheet for our most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles.

        Restriction on Sale-Leasebacks.    The senior indenture provides that we will not, and will not permit any Subsidiary to, engage in the sale or transfer by us or any Subsidiary of any Principal Property to a person, other than us or a Subsidiary, and the taking back by us or any Subsidiary, as the case may be, of a lease of such Principal Property, called a "Sale-Leaseback Transaction" in the senior indenture, unless:

          (1)   such Sale-Leaseback Transaction occurs within one year from the date of completion of the acquisition of the Principal Property subject thereto or the date of the completion of construction, development or substantial repair or improvement, or commencement of full operations on such Principal Property, whichever is later;

          (2)   the Sale-Leaseback Transaction involves a lease for a period, including renewals, of not more than three years;

          (3)   we or the Subsidiary would be entitled to incur debt secured by a lien on the Principal Property subject thereto in a principal amount equal to or exceeding the Attributable Indebtedness from such Sale-Leaseback Transaction without equally and ratably securing the senior debt securities; or

          (4)   we or the Subsidiary, within a one-year period after such Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the Attributable Indebtedness from such Sale-Leaseback Transaction to:

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    the prepayment, repayment, redemption, reduction or retirement of any of our debt or the debt of any Subsidiary that is not subordinated to the senior debt securities; or

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    the expenditure or expenditures for Principal Property used or to be used in the ordinary course of our business or the business of our Subsidiaries.

        "Attributable Indebtedness," when used with respect to any Sale-Leaseback Transaction, means, as at the time of determination, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale-Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, such amount shall be the lesser of the amount determined assuming termination upon the first date such lease may be terminated (in which case the amount shall also include the amount of the penalty or termination payment, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the amount determined assuming no such termination.

        Notwithstanding the foregoing, under the senior indenture we may, and may permit any Subsidiary to, effect any Sale-Leaseback Transaction that is not excepted by clauses (1) through (4), inclusive, of the first paragraph under "—Restriction on Sale-Leasebacks," provided that the Attributable Indebtedness from such Sale-Leaseback Transaction, together with the aggregate principal amount of then outstanding debt (other than the senior debt securities) secured by liens upon Principal Properties not excepted by clauses (1) through (9), inclusive, of the third paragraph under "—Limitations on Liens," does not exceed 15% of Consolidated Net Tangible Assets. (Section 1007 of the senior indenture)

Provisions Only in the Subordinated Indenture

        Subordinated Debt Securities Subordinated to Some Other Debt.    Any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to some of our other debt to the extent described in a prospectus supplement. (Section 1401 of the subordinated indenture)

Provisions in Both Indentures

        Subsidiary Guarantees.    If the applicable prospectus supplement relating to a series of our senior debt securities provides that those senior debt securities will have the benefit of a guarantee by any or all of our subsidiaries, payment of the principal, premium, if any, and interest on those senior debt securities will be unconditionally guaranteed on an unsecured, unsubordinated basis by such subsidiary or subsidiaries. The guarantee of senior debt securities will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of such subsidiary or subsidiaries.

        If the applicable prospectus supplement relating to a series of our subordinated debt securities provides that those subordinated debt securities will have the benefit of a guarantee by any or all of our subsidiaries, payment of the principal, premium, if any, and interest on those subordinated debt securities will be unconditionally guaranteed on an unsecured, subordinated basis by such subsidiary or subsidiaries. The guarantee of the subordinated debt securities will be subordinated in right of payment to all of such subsidiary's or subsidiaries' existing and future senior indebtedness (as defined in the related prospectus supplement), including any guarantee of the senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior indebtedness (as defined in the related prospectus supplement). Please read "Description of Guarantees of Debt Securities."

        The obligations of any subsidiary guarantor under any such guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. (Article XIV)

        Covenants.    Under the indentures, we will:

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  pay the principal of, and interest and any premium on, the debt securities when due; (Section 1001)

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  maintain a place of payment; (Section 1002)

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  segregate or deposit with any paying agent sufficient funds for the payment of any principal, interest or premium on or before the due date of such payment; (Section 1003)

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  deliver a certificate to the trustee each fiscal year reviewing our compliance with our obligations under the indentures; and (Section 1004)

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  preserve our existence. (Section 1005)

        Consolidation, Merger or Asset Sale.    Both indentures generally allow us to consolidate or merge with a person, association or entity. They also allow us to sell, lease or transfer our property and assets substantially as an entirety to a person, association or entity.

        However, we will only consolidate or merge with or into any other person, association or entity or sell, lease or transfer our assets substantially as an entirety according to the terms and conditions of the indentures, which include the following requirements:

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  the remaining or acquiring person, association or entity is organized and existing under the laws of the United States, any state thereof or the District of Columbia;

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  the remaining or acquiring person, association or entity assumes all of our obligations and liabilities under the indentures, including the payment of all amounts due on the debt securities and performance of the covenants in the indentures; and

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  immediately after giving effect to the transaction, no event which is, or after notice or lapse of time or both would become, an Event of Default (as defined below) exists.

        The remaining or acquiring person, association or entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. Thereafter, the successor may exercise our rights and powers under the indentures, in our name or in its own name. If we sell or transfer our assets substantially as an entirety, we will be released from all our liabilities and obligations under the indentures and the debt securities. If we lease our assets substantially as an entirety, we will not be released from our obligations and covenants under the indentures and the debt securities. (Sections 801 and 802)

        Events of Default and Remedies.    "Event of Default," with respect to any series of debt securities, when used in an indenture, means any of the following:

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  failure to pay the principal of or any premium on any debt security of that series when due;

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  failure to pay interest on any debt security of that series for a period of 30 days after such interest is due and payable;

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  failure to perform, or breach of, any term, covenant or warranty in the indenture (other than a term, covenant or warranty a default in the performance of which or whose breach is elsewhere in the indenture or which has expressly been included in the indenture solely for the benefit of one or more series of debt securities other than that series), that continues for 90 days after we are given, by registered or certified mail, written notice by the trustee or holders of at least 25% in principal amount of all the outstanding debt securities of that series, with such notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the indenture;

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  our bankruptcy, insolvency or reorganization or the bankruptcy, insolvency or reorganization of any guarantor of that series of debt securities;

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  failure of any guarantee required with respect that series of debt securities to be in full force and effect, except as provided in the indenture or the terms of such debt securities; or

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  any other Event of Default included in the indenture or any supplemental indenture with respect to debt securities of a particular series. (Section 501)

        If an Event of Default with respect to a series of debt securities occurs and is continuing, upon written notice, the trustee or the holders of at least 25% in principal amount of all the outstanding debt securities of that particular series may declare the principal amount of all the debt securities of that series (or, if such securities are Original Issue Discount Securities, such portion of the principal amount of such securities as may be specified in the terms thereof) to be due and payable. When such declaration is made, such amounts will be immediately due and payable. The holders of a majority in principal amount of the outstanding debt securities of such series may rescind and annul such declaration and its consequences if (i) we have paid or deposited with the trustee a sum sufficient to pay (a) all overdue interest on all debt securities of such series, (b) the principal of (and premium, if any, on) any debt securities of such series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such debt securities, (c) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such debt securities and (d) all sums paid or advanced by the trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel, and (ii) all existing Events of Default have been cured or waived before judgment has been obtained, other than nonpayment of principal of such debt securities that has become due solely as a result of such declaration of acceleration. (Section 502)

        Holders of a series of debt securities may not enforce the indenture or the series of debt securities, except as provided in the indenture or a series of debt securities. (Section 507) The trustee may require security or indemnity satisfactory to it before it exercises any of the rights or powers vested in it by the indenture or such series of debt securities. (Section 603) The trustee may withhold notice to the holders of debt securities of any series of any default, except a default in the payment on the debt securities of such series, if the trustee's board of directors, executive committee or trust committee of directors or responsible officers determine in good faith that withholding such notice is in the interests of the holders of the debt securities of such series. (Section 602)

        Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee indemnity satisfactory to the trustee. (Sections 601 and 603) If such indemnification is provided, the holders of a majority in aggregate principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for such series of debt securities. (Section 512)

        An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under an indenture. Further, an Event of Default under our other indebtedness will not necessarily constitute an event of default under the debt securities of any series issued under one of these indentures or vice versa.

        Holders of beneficial interests in global notes as described under "—Form, Denomination and Registration; Book-Entry Only System" should consult their banks or brokers for information on how to give notice or direction to or make requests of the trustee or how to declare or cancel an acceleration of the maturity with respect to a series of debt securities.

        Modification of Indentures.    Under each indenture, generally we and the trustee may modify our rights and obligations and the rights of the holders with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by the modification, voting as one class.

        No modification of the principal or interest payment terms, no modification reducing the percentage required for modifications or waivers, no modification of our obligation to maintain an office or agency for payment of debt securities and the other matters specified in the indentures, no release of any guarantor from any of its obligations under its guarantee or the applicable indenture (except in accordance with the terms of such indenture, as amended and supplemented) and no modification impairing the right to institute suit for the payment on debt securities of any series when due, is effective against any holder without its consent. (Section 902)

        In addition, we and the trustee may amend the indentures without the consent of any holder of the debt securities to make certain technical changes, such as:

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  securing any of the debt securities or allowing any guarantor to guarantee the debt securities of any series;

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  evidencing the succession of another person to us, and the assumption by that successor of our obligations under the applicable indenture and the debt securities of any series;

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  adding covenants and Events of Default for the benefit of the holders of all or any series of the debt securities or surrendering any right or power conferred by either indenture upon us or making any change that does not adversely affect the legal rights under either indentures of any holder of any series of the debt securities in any material respect;

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  adding, changing or eliminating any of the provisions of either indenture, provided that any such addition, change or elimination shall become effective only after there are no such outstanding debt securities of any series entitled to the benefit of such provision;

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  establishing the forms or terms of the debt securities of any series issued under either indenture;

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  curing ambiguities or correcting defects or inconsistencies;

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  evidencing the acceptance of appointment by a successor trustee with respect to one or more series of debt securities or otherwise;

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  qualifying either indenture under the Trust Indenture Act;

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  providing for uncertificated securities in addition to certificated securities;

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  supplementing any provisions of either indenture necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that such action does not adversely affect the interests of the holders of debt securities of such series or any other series;

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  adding a Securities Guarantee and causing any person to become a Guarantor, or to evidence the succession of another person to a Guarantor and the assumption by any such successor of the Securities Guarantee of such Guarantor herein and, to the extent applicable, endorsed upon any debt securities of any series; or

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  complying with the rules and regulations of any securities exchange or automated quotation system on which debt securities of any series may be listed or traded. (Section 901)

        Defeasance.    At any time we may terminate all our obligations under an indenture as it relates to the debt securities of any series, a process commonly called "legal defeasance," except for certain obligations, including those respecting the defeasance trust described below, and obligations to register the transfer of or to exchange the debt securities of that series, to replace mutilated, destroyed, lost or stolen debt securities of that series and to maintain a registrar and paying agent in respect of such debt securities. (Section 1302)

        We also at any time may terminate our obligations under covenant restrictions on the debt securities of any series by a process commonly called "covenant defeasance." (Section 1303)

        We may exercise our legal defeasance option notwithstanding the prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the notes of the defeased series may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option for the notes of a particular series, payment of the notes of that series may not be accelerated because of an Event of Default specified in the third bullet point under "—Events of Default and Remedies" above.

        We may exercise either defeasance option at any time on or following the 91st day after we irrevocably deposit in trust (the "defeasance trust") with the trustee money, U.S. Government Obligations (as defined in the indentures) or a combination thereof for the payment of principal, premium, if any, and interest on the notes of the relevant series to redemption or stated maturity, as the case may be, and comply with certain other conditions, including delivery to the trustee of an opinion of counsel (subject to customary exceptions and exclusions) to the effect that holders of the notes of that series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

        In the event of any legal defeasance, holders of the notes of the relevant series would be entitled to look only to the defeasance trust for payment of principal of and any premium and interest on their notes until maturity.

        Although the amount of money and U.S. Government Obligations on deposit with the trustee would be intended to be sufficient to pay amounts due on the notes of a defeased series at the time of their stated maturity, if we exercise our covenant defeasance option for the notes of any series and the notes are declared due and payable because of the occurrence of an Event of Default, such amount may not be sufficient to pay amounts due on the notes of that series at the time of the acceleration resulting from such Event of Default. However, in that circumstance we would remain liable for such payments.

        Discharge.    We may discharge all our obligations under an indenture with respect to the notes of any series, other than our obligation to register the transfer of and to exchange notes of that series, when either:

  •
  all outstanding notes of that series, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

  •
  all such notes not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such notes, including interest to the stated maturity or applicable redemption date. (Section 401)

        Concerning the Trustee.    U.S. Bank National Association is the trustee under the senior indenture and the subordinated indenture. The corporate trust office of the trustee is located at 5555 San Felipe, Suite 1150, Houston, Texas 77056.

        Under provisions of the indentures and the Trust Indenture Act governing trustee conflicts of interest, any uncured Event of Default with respect to any series of senior debt securities will force the trustee to resign as trustee under either the subordinated indenture or the senior indenture. Also, any uncured Event of Default with respect to any series of subordinated debt securities will force the trustee to resign as trustee under either the senior indenture or the subordinated indenture. Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with its terms and conditions.

        The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series. (Section 610)

        Each indenture contains certain limitations on the right of the trustee thereunder, in the event that it becomes our creditor, to obtain payment of claims in some cases, or to realize on property received in respect of any such claim, as security or otherwise. (Section 613)

        The trustee is required to submit an annual report to the holders of the debt securities regarding, among other things, the trustee's eligibility to serve as such, the priority of the trustee's claims regarding certain advances made by it, and any action taken by the trustee materially affecting the debt securities. (Section 703)

        Each indenture provides that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every application by us for action by the trustee shall be accompanied by a certificate of certain of our officers and an opinion of counsel, who may be our counsel, stating that, in the opinion of the signers, we have complied with all conditions precedent to the action. (Section 102)

        Governing Law.    The indentures are and the debt securities will be governed by and construed in accordance with the laws of the State of New York. (Section 112)

        No Personal Liability of Directors, Managers, Officers, Employees, Incorporators, Partners, Members or Stockholders.    No director, manager, officer, employee, incorporator, incorporator, partner, member or stockholder of us, our general partner or any guarantor, as such, shall have any liability for any of our obligations or those of the guarantors under the debt securities, the indentures, the guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities, upon our issuance of the debt securities and execution of the indentures, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy. (Section 116).

        Form, Denomination and Registration; Book-Entry Only System.    Unless otherwise indicated in a prospectus supplement, the debt securities of a series will be issued only in fully registered form, without coupons, in denominations of $1,000 or integral multiples thereof. (Section 302) You will not have to pay a service charge to transfer or exchange debt securities of a series, but we may require you to pay for taxes or other governmental charges due upon a transfer or exchange. (Section 305)

        Unless otherwise indicated in a prospectus supplement, each series of debt securities will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or any successor depositary, which we call a depositary, and will be represented by one or more global notes registered in the name of Cede & Co., as nominee of DTC. The interests of beneficial owners in the global notes will be represented through financial institutions acting on their behalf as direct or indirect participants in DTC.

        Ownership of beneficial interests in a global note will be limited to persons, called participants, who have accounts with DTC or persons who hold interests through participants. Ownership of beneficial interests in the global notes will be shown on, and the transfer of these ownership interests will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

        So long as DTC, or its nominee, is the registered owner or holder of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities of that series represented by such global note for all purposes of the indenture, the debt securities of that series and applicable law. Accordingly, owners of interests in global notes will not be considered registered owners or holders of the global notes. In addition, no beneficial owner of an interest in a global note will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those under the applicable indenture.

        Payments on debt securities represented by global notes will be made to DTC or its nominee, as the registered owner thereof. Neither we, the trustee, any underwriter nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in global notes, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any action taken or omitted to be taken by the depositary or any participant.

        We expect that DTC or its nominee will credit participants' accounts on the payable date with payments in respect of a global note in amounts proportionate to their respective beneficial interest in the principal amount of such global note as shown on the records of DTC or its nominee, unless DTC has reason to believe that it will not receive payment on the payable date. We also expect that payments by participants to owners of beneficial interests in such global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name." Such payments will be the responsibility of such participants.

        Transfers between participants in DTC will be effected in accordance with DTC rules. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in a global note to such persons may be impaired. Because DTC can only act on behalf of participants, who in turn act on behalf of others, such as securities brokers and dealers, banks and trust companies, called indirect participants, the ability of a person having a beneficial interest in a global note to pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be impaired by the lack of a physical certificate of that interest.

        DTC will take any action permitted to be taken by a holder of debt securities of a series only at the direction of one or more participants to whose account interests in global notes are credited and only in respect of such portion of the aggregate principal amount of the debt securities of a series as to which such participant or participants has or have given such direction.

        If:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary or if it ceases to be eligible under the applicable indenture and we do not appoint a successor depositary within 90 days; or

  •
  an event of default with respect to a series of debt securities shall have occurred and be continuing and the security registrar for such series of debt securities has received a request from the depositary to issue certificated notes in lieu or all or a portion of the global notes for such series; or

  •
  we determine in our sole discretion that debt securities of a series issued in global form shall no longer be represented by global notes;

then the respective global notes representing the affected series of debt securities will be exchanged for debt securities in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive debt securities shall be registered in such name or names as the depositary shall instruct the trustee. (Section 305) Such instructions will most likely be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global notes.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities, through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which in turn is owned by a number of DTC's direct participants, including those who may act as underwriters of our debt securities. Access to the DTC system is also available to others such as indirect participants that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in global notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures and may discontinue such procedures at any time. Neither we, the trustee, any underwriter nor any paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        Investors may hold interests in the notes outside the United States through the Euroclear System ("Euroclear") or Clearstream Banking ("Clearstream") if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers' securities accounts in Euroclear's and

Clearstream's names on the books of their respective depositaries, which in turn will hold such positions in customers' securities accounts in the names of the nominees of the depositaries on the books of DTC. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

        Transfers of notes by persons holding through Euroclear or Clearstream participants will be effected through DTC, in accordance with DTC's rules, on behalf of the relevant European international clearing system by its depositaries; however, such transactions will require delivery of exercise instructions to the relevant European international clearing system by the participant in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the exercise meets its requirements, deliver instructions to its depositaries to take action to effect exercise of the notes on its behalf by delivering notes through DTC and receiving payment in accordance with its normal procedures for next-day funds settlement. Payments with respect to the notes held through Euroclear or Clearstream will be credited to the cash accounts of Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositaries.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

DESCRIPTION OF DEBT SECURITIES OF EL PASO PIPELINE PARTNERS
OPERATING COMPANY, L.L.C.

General

        We may issue debt securities from time to time in one or more series. The debt securities will be:

  •
  our direct unsecured general obligations; and

  •
  either senior debt securities or subordinated debt securities.

        Senior debt securities will be issued under an indenture we call the senior indenture and subordinated debt securities will be issued under an indenture we call the subordinated indenture. Together the senior indenture and the subordinated indenture are called the indentures, and the senior debt securities and the subordinated debt securities are called debt securities. The preceding defined terms are used solely for purposes of this description.

        We have summarized some of the material provisions of these indentures below. This summary does not restate these indentures in their entirety. The forms of the indentures are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. We urge you to read the indentures, because they, and not this description, control your rights as holders of debt securities. In the summary below, we have included references to section numbers of the applicable indenture so that you can easily locate these provisions. Capitalized terms used in the summary have the meanings specified in the indentures. In this section, the words "we," "us" and "our" refer only to El Paso Pipeline Partners Operating Company, L.L.C. and not to any of its subsidiaries or affiliates, including, but not limited to, our parent company, El Paso Pipeline Partners, L.P., or EPB.

        Neither indenture limits the amount of debt securities that we may issue under the indenture from time to time in one or more series. We may in the future issue debt securities under either indenture, in addition to the debt securities offered pursuant to this prospectus.

        Neither indenture contains provisions that would afford holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction. Accordingly, in the future we could enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise adversely affect our capital structure or credit ratings.

        None of the debt securities will be secured by our property or assets or those of our subsidiaries, and neither indenture requires EPB or our subsidiaries to guarantee the debt securities. As a result, the holders of debt securities will be our unsecured creditors and will be effectively junior to any of our secured creditors to the extent of the value of the assets constituting collateral for such secured debt. The senior debt securities will rank equally with all of our other unsubordinated debt. The subordinated debt securities will have a junior position to all of our unsubordinated debt.

        The registered holder of a debt security will be treated as the owner of it for all purposes. Only registered holders have rights under an indenture. References in this section to holders mean only registered holders of debt securities. Please read "—Form, Denomination and Registration; Book-Entry Only System."

Specific Terms of Each Series of Debt Securities in the Prospectus Supplement

        A prospectus supplement and any supplemental indenture or other necessary partnership action taken pursuant to an indenture relating to any series of debt securities being offered will include specific terms relating to the offering. Examples of these terms include the following:

  •
  the form and title of the debt securities;

  •
  whether the debt securities are senior debt securities or subordinated debt securities and the terms of subordination;

  •
  the total principal amount of the debt securities;

  •
  the portion of the principal amount that will be payable if the maturity of the debt securities is accelerated;

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  the currency or currency unit in which the debt securities will be paid, if not U.S. dollars;

  •
  any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable as well;

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  the place where the principal of, and premium, if any, and interest on, any debt securities will be payable;

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  the dates on which the principal of the debt securities will be payable;

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  the rate at which the debt securities will bear interest and the interest payment dates for the debt securities;

  •
  any optional redemption provisions;

  •
  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

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  any changes to or additional events of default or covenants;

  •
  any change in the trustee, paying agent or security registrar;

  •
  whether the debt securities of the series will be guaranteed by any of our subsidiaries or affiliates, any modifications to the provisions of the applicable indenture relating to such guarantee and the applicability of any other guarantees; and

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  any other terms of the debt securities. (Section 301)

        We will maintain in each place specified by us for payment of any series of debt securities an office or agency where debt securities of that series may be presented or surrendered for payment, where debt securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities of that series and the related indenture may be served. (Section 1002)

        Debt securities may be issued under an indenture as Original Issue Discount Securities to be offered and sold at a substantial discount below their principal amount. Material federal income tax, accounting and other considerations applicable to any such Original Issue Discount Securities will be described in any related prospectus supplement. "Original Issue Discount Security" means any security which provides for an amount less than the stated principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof as a result of the occurrence of an event of default and the continuation thereof. (Section 101)

Provisions Only in the Senior Indenture

        The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt. The senior indenture contains provisions that:

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  limit our ability to put liens on assets constituting our Principal Property (as defined below),; and

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  limit our ability to sell and lease back our Principal Property.

        The subordinated indenture does not contain any similar provisions.

        We have described below these provisions and some of the defined terms used in the senior indenture.

        Limitations on Liens.    The senior indenture provides that we will not, nor will we permit any Subsidiary to, create, assume, incur or suffer to exist any lien upon any Principal Property or upon any shares of capital stock of any Subsidiary owning or leasing any Principal Property, whether owned or leased on the date of the senior indenture or thereafter acquired, to secure any of our debt or the debt of any other person, other than the senior debt securities issued under the senior indenture, without in any such case making effective provision whereby all of the senior debt securities outstanding thereunder shall be secured equally and ratably with, or prior to, that debt so long as that debt is so secured.

        "Principal Property" means, whether owned or leased on the date of the senior indenture or thereafter acquired:

          (a)   any pipeline assets of ours or of any Subsidiary, including any related facilities employed in the transportation, distribution, storage or marketing of refined petroleum products, natural gas liquids and carbon dioxide, that are located in the United States or any territory or political subdivision thereof; and

          (b)   any processing or manufacturing plant or terminal owned or leased by us or any Subsidiary that is located in the United States or any territory or political subdivision thereof, except, in the case of either of the foregoing clauses (a) or (b):

    •
    any such assets consisting of inventories, furniture, office fixtures and equipment (including data processing equipment), vehicles and equipment used on, or useful with, vehicles; and

    •
    any such assets, plant or terminal which, in the opinion of the board of directors of El Paso Pipeline GP Company, L.L.C., our general partner, is not material in relation to our activities or to our activities and those of our Subsidiaries, taken as a whole.

        This restriction does not apply to:

          (1)   Permitted Liens (as defined below);

          (2)   any lien upon any property or assets created at the time of acquisition of that property or assets by us or any Subsidiary or within one year after such time to secure all or a portion of the purchase price for such property or assets or debt incurred to finance such purchase price, whether such debt was incurred prior to, at the time of or within one year after the date of such acquisition;

          (3)   any lien upon any property or assets to secure all or part of the cost of construction, development, repair or improvements thereon or to secure debt incurred prior to, at the time of, or within one year after completion of such construction, development, repair or improvements or the commencement of full operations thereof, whichever is later, to provide funds for that purpose;

          (4)   any lien upon any property or assets existing thereon at the time of the acquisition thereof by us or any Subsidiary (whether or not the obligations secured thereby are assumed by us or any Subsidiary); provided, however, that such lien only encumbers the property or assets so acquired;

          (5)   any lien upon any property or assets of a person existing thereon at the time such person becomes a Subsidiary by acquisition, merger or otherwise; provided, however, that such lien only encumbers the property or assets of such person at the time such person becomes a Subsidiary;

          (6)   with respect to any series of senior debt securities, any lien upon any property or assets of ours or any Subsidiary in existence on the date the senior debt securities of such series are first issued or provided for pursuant to agreements existing on such date;

          (7)   liens imposed by law or order as a result of any proceeding before any court or regulatory body that is being contested in good faith, and liens which secure a judgment or other court-ordered award or settlement as to which we or the applicable Subsidiary, as the case may be, has not exhausted our or its respective appellate rights;

          (8)   any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancing, refunding or replacements) of liens, in whole or in part, referred to in clauses (1) through (7), inclusive, above; provided, however, that any such extension, renewal, refinancing, refunding or replacement lien shall be limited to the property or assets covered by the lien extended, renewed, refinanced, refunded or replaced and that the obligations secured by any such extension, renewal, refinancing, refunding or replacement lien shall be in an amount not greater than the amount of the obligations secured by the lien extended, renewed, refinanced, refunded or replaced and any expenses of ours and our Subsidiaries, including any premium, incurred in connection with such extension, renewal, refinancing, refunding or replacement; or

          (9)   any lien resulting from the deposit of moneys or evidence of indebtedness in trust for the purpose of defeasing any of our debt or debt of any Subsidiary.

        Notwithstanding the foregoing, under the senior indenture, we may, and may permit any Subsidiary to, create, assume, incur or suffer to exist any lien upon any Principal Property to secure our debt or the debt of any other person, other than the senior debt securities, that is not excepted by clauses (1) through (9), inclusive, above without securing the senior debt securities issued under the senior indenture; provided that the aggregate principal amount of all debt then outstanding secured by such lien and all similar liens, together with all Attributable Indebtedness from Sale-Leaseback Transactions (excluding Sale-Leaseback Transactions permitted by clauses (1) through (4), inclusive, of the first paragraph under "—Restriction on Sale-Leasebacks" described below), does not exceed 15% of Consolidated Net Tangible Assets. (Section 1006 of the senior indenture)

        "Permitted Liens" means:

          (1)   liens upon rights-of-way for pipeline purposes;

          (2)   any statutory or governmental lien or lien arising by operation of law, or any mechanics', repairmen's, materialmen's, suppliers', carriers', landlords', warehousemen's or similar lien incurred in the ordinary course of business which is not yet due or which is being contested in good faith by appropriate proceedings and any undetermined lien which is incidental to construction, development, improvement or repair;

          (3)   the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property;

          (4)   liens of taxes and assessments which are (A) for the then current year, (B) not at the time delinquent, or (C) delinquent but the validity of which is being contested at the time by us or any Subsidiary in good faith;

          (5)   liens of, or to secure performance of, leases, other than capital leases;

          (6)   any lien upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings;

          (7)   any lien upon property or assets acquired or sold by us or any Subsidiary resulting from the exercise of any rights arising out of defaults on receivables;

          (8)   any lien incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations;

          (9)   any lien in favor of us or any Subsidiary;

          (10) any lien in favor of the United States or any state thereof, or any department, agency or instrumentality or political subdivision of the United States or any state thereof, to secure partial, progress, advance, or other payments pursuant to any contract or statute, or any debt incurred by us or any Subsidiary for the purpose of financing all or any part of the purchase price of, or the cost of constructing, developing, repairing or improving, the property or assets subject to such lien;

          (11) any lien securing industrial development, pollution control or similar revenue bonds;

          (12) any lien securing our debt or debt of any Subsidiary, all or a portion of the net proceeds of which are used, substantially concurrent with the funding thereof (and for purposes of determining such "substantial concurrence," taking into consideration, among other things, required notices to be given to holders of outstanding senior debt securities under the senior indenture in connection with such refunding, refinancing or repurchase, and the required corresponding durations thereof), to refinance, refund or repurchase all outstanding senior debt securities under the senior indenture, including the amount of all accrued interest thereon and reasonable fees and expenses and premium, if any, incurred by us or any Subsidiary in connection therewith;

          (13) liens in favor of any person to secure obligations under the provisions of any letters of credit, bank guarantees, bonds or surety obligations required or requested by any governmental authority in connection with any contract or statute; or

          (14) any lien upon or deposits of any assets to secure performance of bids, trade contracts, leases or statutory obligations.

        "Consolidated Net Tangible Assets" means, at any date of determination, the total amount of assets after deducting therefrom:

  •
  all current liabilities, excluding:

  •
  any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed; and

  •
  current maturities of long-term debt; and

  •
  the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth, or on a pro forma basis would be set forth, on our consolidated balance sheet for our most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles.

        Restriction on Sale-Leasebacks.    The senior indenture provides that we will not, and will not permit any Subsidiary to, engage in the sale or transfer by us or any Subsidiary of any Principal Property to a person, other than us or a Subsidiary, and the taking back by us or any Subsidiary, as the case may be, of a lease of such Principal Property, called a "Sale-Leaseback Transaction" in the senior indenture, unless:

          (1)   such Sale-Leaseback Transaction occurs within one year from the date of completion of the acquisition of the Principal Property subject thereto or the date of the completion of construction, development or substantial repair or improvement, or commencement of full operations on such Principal Property, whichever is later;

          (2)   the Sale-Leaseback Transaction involves a lease for a period, including renewals, of not more than three years;

          (3)   we or the Subsidiary would be entitled to incur debt secured by a lien on the Principal Property subject thereto in a principal amount equal to or exceeding the Attributable Indebtedness from such Sale-Leaseback Transaction without equally and ratably securing the senior debt securities; or

          (4)   we or the Subsidiary, within a one-year period after such Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the Attributable Indebtedness from such Sale-Leaseback Transaction to:

    •
    the prepayment, repayment, redemption, reduction or retirement of any of our debt or the debt of any Subsidiary that is not subordinated to the senior debt securities; or

    •
    the expenditure or expenditures for Principal Property used or to be used in the ordinary course of our business or the business of our Subsidiaries.

        "Attributable Indebtedness," when used with respect to any Sale-Leaseback Transaction, means, as at the time of determination, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale-Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, such amount shall be the lesser of the amount determined assuming termination upon the first date such lease may be terminated (in which case the amount shall also include the amount of the penalty or termination payment, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the amount determined assuming no such termination.

        Notwithstanding the foregoing, under the senior indenture we may, and may permit any Subsidiary to, effect any Sale-Leaseback Transaction that is not excepted by clauses (1) through (4), inclusive, of the first paragraph under "—Restriction on Sale-Leasebacks," provided that the Attributable Indebtedness from such Sale-Leaseback Transaction, together with the aggregate principal amount of then outstanding debt (other than the senior debt securities) secured by liens upon Principal Properties not excepted by clauses (1) through (9), inclusive, of the third paragraph under "—Limitations on Liens," does not exceed 15% of Consolidated Net Tangible Assets. (Section 1007 of the senior indenture)

Provisions Only in the Subordinated Indenture

        Subordinated Debt Securities Subordinated to Some Other Debt.    Any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to some of our other debt to the extent described in a prospectus supplement. (Section 1401 of the subordinated indenture)

Provisions in Both Indentures

        Guarantees.    Our senior debt securities will have the benefit of a full and unconditional guarantee of our obligations under such debt securities by EPB. If the applicable prospectus supplement relating to a series of our senior debt securities provides that those senior debt securities will have the benefit of a guarantee by any or all of our subsidiaries or affiliates, including, but not limited to, EPB, payment of the principal, premium, if any, and interest on those senior debt securities will be unconditionally guaranteed on an unsecured, unsubordinated basis by such subsidiary or subsidiaries or affiliate or affiliates. The guarantee of senior debt securities will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of such subsidiary or subsidiaries or affiliate or affiliates.

        Our subordinated debt securities will have the benefit of a full and unconditional guarantee of our obligations under such debt securities by EPB. If the applicable prospectus supplement relating to a series of our subordinated debt securities provides that those subordinated debt securities will have the benefit of a guarantee by any or all of our subsidiaries or affiliates, including, but not limited to, EPB, payment of the principal, premium, if any, and interest on those subordinated debt securities will be unconditionally guaranteed on an unsecured, subordinated basis by such subsidiary or subsidiaries or affiliate or affiliates. The guarantee of the subordinated debt securities will be subordinated in right of payment to all of such subsidiary's or subsidiaries' or affiliate's or affiliates' existing and future senior indebtedness (as defined in the related prospectus supplement), including any guarantee of the senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior indebtedness (as defined in the related prospectus supplement). Please read "Description of Guarantees of Debt Securities."

        The obligations of any guarantor under any such guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. (Article XIV)

        Covenants.    Under the indentures, we will:

  •
  pay the principal of, and interest and any premium on, the debt securities when due; (Section 1001)

  •
  maintain a place of payment; (Section 1002)

  •
  segregate or deposit with any paying agent sufficient funds for the payment of any principal, interest or premium on or before the due date of such payment; (Section 1003)

  •
  deliver a certificate to the trustee each fiscal year reviewing our compliance with our obligations under the indentures; and (Section 1004)

  •
  preserve our existence. (Section 1005)

        Consolidation, Merger or Asset Sale.    Both indentures generally allow us to consolidate or merge with a person, association or entity. They also allow us to sell, lease or transfer our property and assets substantially as an entirety to a person, association or entity.

        However, we will only consolidate or merge with or into any other person, association or entity or sell, lease or transfer our assets substantially as an entirety according to the terms and conditions of the indentures, which include the following requirements:

  •
  the remaining or acquiring person, association or entity is organized and existing under the laws of the United States, any state thereof or the District of Columbia;

  •
  the remaining or acquiring person, association or entity assumes all of our obligations and liabilities under the indentures, including the payment of all amounts due on the debt securities and performance of the covenants in the indentures; and

  •
  immediately after giving effect to the transaction, no event which is, or after notice or lapse of time or both would become, an Event of Default (as defined below) exists.

        The remaining or acquiring person, association or entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. Thereafter, the successor may exercise our rights and powers under the indentures, in our name or in its own name. If we sell or transfer our assets substantially as an entirety, we will be released from all our liabilities and obligations under the indentures and the debt securities. If we lease our assets substantially as an entirety, we will not be released from our obligations and covenants under the indentures and the debt securities. (Sections 801 and 802)

        Events of Default and Remedies.    "Event of Default," with respect to any series of debt securities, when used in an indenture, means any of the following:

  •
  failure to pay the principal of or any premium on any debt security of that series when due;

  •
  failure to pay interest on any debt security of that series for a period of 30 days after such interest is due and payable;

  •
  failure to perform, or breach of, any term, covenant or warranty in the indenture (other than a term, covenant or warranty a default in the performance of which or whose breach is elsewhere in the indenture or which has expressly been included in the indenture solely for the benefit of one or more series of debt securities other than that series), that continues for 90 days after we are given, by registered or certified mail, written notice by the trustee or holders of at least 25% in principal amount of all the outstanding debt securities of that series, with such notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the indenture;

  •
  our bankruptcy, insolvency or reorganization or the bankruptcy, insolvency or reorganization of any guarantor of that series of debt securities;

  •
  failure of any guarantee required with respect that series of debt securities to be in full force and effect, except as provided in the indenture or the terms of such debt securities; or

  •
  any other Event of Default included in the indenture or any supplemental indenture with respect to debt securities of a particular series. (Section 501)

        If an Event of Default with respect to a series of debt securities occurs and is continuing, upon written notice, the trustee or the holders of at least 25% in principal amount of all the outstanding debt securities of that particular series may declare the principal amount of all the debt securities of that series (or, if such securities are Original Issue Discount Securities, such portion of the principal amount of such securities as may be specified in the terms thereof) to be due and payable. When such declaration is made, such amounts will be immediately due and payable. The holders of a majority in principal amount of the outstanding debt securities of such series may rescind and annul such declaration and its consequences if (i) we have paid or deposited with the trustee a sum sufficient to pay (a) all overdue interest on all debt securities of such series, (b) the principal of (and premium, if any, on) any debt securities of such series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such debt securities, (c) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such debt securities and (d) all sums paid or advanced by the trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel, and (ii) all existing Events of Default have been cured or waived before judgment has been obtained, other than nonpayment of principal of such debt securities that has become due solely as a result of such declaration of acceleration. (Section 502)

        Holders of a series of debt securities may not enforce the indenture or the series of debt securities, except as provided in the indenture or a series of debt securities. (Section 507) The trustee may require security or indemnity satisfactory to it before it exercises any of the rights or powers vested in it by the indenture or such series of debt securities. (Section 603) The trustee may withhold notice to the holders of debt securities of any series of any default, except a default in the payment on the debt securities of such series, if the trustee's board of directors, executive committee or trust committee of directors or responsible officers determine in good faith that withholding such notice is in the interests of the holders of the debt securities of such series. (Section 602)

        Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee indemnity satisfactory to the trustee. (Sections 601 and 603) If such indemnification is provided, the holders of a majority in aggregate principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for such series of debt securities. (Section 512)

        An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under an indenture. Further, an Event of Default under our other indebtedness will not necessarily constitute an event of default under the debt securities of any series issued under one of these indentures or vice versa.

        Holders of beneficial interests in global notes as described under "—Form, Denomination and Registration; Book-Entry Only System" should consult their banks or brokers for information on how to give notice or direction to or make requests of the trustee or how to declare or cancel an acceleration of the maturity with respect to a series of debt securities.

        Modification of Indentures.    Under each indenture, generally we and the trustee may modify our rights and obligations and the rights of the holders with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by the modification, voting as one class.

        No modification of the principal or interest payment terms, no modification reducing the percentage required for modifications or waivers, no modification of our obligation to maintain an office or agency for payment of debt securities and the other matters specified in the indentures, no release of any guarantor from any of its obligations under its guarantee or the applicable indenture (except in accordance with the terms of such indenture, as amended and supplemented) and no modification impairing the right to institute suit for the payment on debt securities of any series when due, is effective against any holder without its consent. (Section 902)

        In addition, we and the trustee may amend the indentures without the consent of any holder of the debt securities to make certain technical changes, such as:

  •
  securing any of the debt securities or allowing any guarantor to guarantee the debt securities of any series;

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  evidencing the succession of another person to us, and the assumption by that successor of our obligations under the applicable indenture and the debt securities of any series;

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  adding covenants and Events of Default for the benefit of the holders of all or any series of the debt securities or surrendering any right or power conferred by either indenture upon us or making any change that does not adversely affect the legal rights under either indentures of any holder of any series of the debt securities in any material respect;

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  adding, changing or eliminating any of the provisions of either indenture, provided that any such addition, change or elimination shall become effective only after there are no such outstanding debt securities of any series entitled to the benefit of such provision;

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  establishing the forms or terms of the debt securities of any series issued under either indenture;

  •
  curing ambiguities or correcting defects or inconsistencies;

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  evidencing the acceptance of appointment by a successor trustee with respect to one or more series of debt securities or otherwise;

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  qualifying either indenture under the Trust Indenture Act;

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  providing for uncertificated securities in addition to certificated securities;

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  supplementing any provisions of either indenture necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that such action does not adversely affect the interests of the holders of debt securities of such series or any other series;

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  adding a Securities Guarantee and causing any person to become a Guarantor, or to evidence the succession of another person to a Guarantor and the assumption by any such successor of the Securities Guarantee of such Guarantor herein and, to the extent applicable, endorsed upon any debt securities of any series; or

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  complying with the rules and regulations of any securities exchange or automated quotation system on which debt securities of any series may be listed or traded. (Section 901)

        Defeasance.    At any time we may terminate all our obligations under an indenture as it relates to the debt securities of any series, a process commonly called "legal defeasance," except for certain obligations, including those respecting the defeasance trust described below, and obligations to register the transfer of or to exchange the debt securities of that series, to replace mutilated, destroyed, lost or stolen debt securities of that series and to maintain a registrar and paying agent in respect of such debt securities. (Section 1302)

        We also at any time may terminate our obligations under covenant restrictions on the debt securities of any series by a process commonly called "covenant defeasance." (Section 1303)

        We may exercise our legal defeasance option notwithstanding the prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the notes of the defeased series may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option for the notes of a particular series, payment of the notes of that series may not be accelerated because of an Event of Default specified in the third bullet point under "—Events of Default and Remedies" above.

        We may exercise either defeasance option at any time on or following the 91st day after we irrevocably deposit in trust (the "defeasance trust") with the trustee money, U.S. Government Obligations (as defined in the indentures) or a combination thereof for the payment of principal, premium, if any, and interest on the notes of the relevant series to redemption or stated maturity, as the case may be, and comply with certain other conditions, including delivery to the trustee of an opinion of counsel (subject to customary exceptions and exclusions) to the effect that holders of the notes of that series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

        In the event of any legal defeasance, holders of the notes of the relevant series would be entitled to look only to the defeasance trust for payment of principal of and any premium and interest on their notes until maturity.

        Although the amount of money and U.S. Government Obligations on deposit with the trustee would be intended to be sufficient to pay amounts due on the notes of a defeased series at the time of their stated maturity, if we exercise our covenant defeasance option for the notes of any series and the notes are declared due and payable because of the occurrence of an Event of Default, such amount may not be sufficient to pay amounts due on the notes of that series at the time of the acceleration resulting from such Event of Default. However, in that circumstance we would remain liable for such payments.

        Discharge.    We may discharge all our obligations under an indenture with respect to the notes of any series, other than our obligation to register the transfer of and to exchange notes of that series, when either:

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  all outstanding notes of that series, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

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  all such notes not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such notes, including interest to the stated maturity or applicable redemption date. (Section 401)

        Concerning the Trustee.    U.S. Bank National Association is the trustee under the senior indenture and the subordinated indenture. The corporate trust office of the trustee is located at 5555 San Felipe, Suite 1150, Houston, Texas 77056.

        Under provisions of the indentures and the Trust Indenture Act governing trustee conflicts of interest, any uncured Event of Default with respect to any series of senior debt securities will force the trustee to resign as trustee under either the subordinated indenture or the senior indenture. Also, any uncured Event of Default with respect to any series of subordinated debt securities will force the trustee to resign as trustee under either the senior indenture or the subordinated indenture. Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with its terms and conditions.

        The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series. (Section 610)

        Each indenture contains certain limitations on the right of the trustee thereunder, in the event that it becomes our creditor, to obtain payment of claims in some cases, or to realize on property received in respect of any such claim, as security or otherwise. (Section 613)

        The trustee is required to submit an annual report to the holders of the debt securities regarding, among other things, the trustee's eligibility to serve as such, the priority of the trustee's claims regarding certain advances made by it, and any action taken by the trustee materially affecting the debt securities. (Section 703)

        Each indenture provides that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every application by us for action by the trustee shall be accompanied by a certificate of certain of our officers and an opinion of counsel, who may be our counsel, stating that, in the opinion of the signers, we have complied with all conditions precedent to the action. (Section 102)

        Governing Law.    The indentures are and the debt securities will be governed by and construed in accordance with the laws of the State of New York. (Section 112)

        No Personal Liability of Directors, Managers, Officers, Employees, Incorporators, Partners, Members or Stockholders.    No director, manager, officer, employee, incorporator, incorporator, partner, member or stockholder of us, our general partner or any guarantor, as such, shall have any liability for any of our obligations or those of the guarantors under the debt securities, the indentures, the guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities, upon our issuance of the debt securities and execution of the indentures, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy. (Section 116).

        Form, Denomination and Registration; Book-Entry Only System.    Unless otherwise indicated in a prospectus supplement, the debt securities of a series will be issued only in fully registered form, without coupons, in denominations of $1,000 or integral multiples thereof. (Section 302) You will not have to pay a service charge to transfer or exchange debt securities of a series, but we may require you to pay for taxes or other governmental charges due upon a transfer or exchange. (Section 305)

        Unless otherwise indicated in a prospectus supplement, each series of debt securities will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or any successor depositary, which we call a depositary, and will be represented by one or more global notes registered in the name of Cede & Co., as nominee of DTC. The interests of beneficial owners in the global notes will be represented through financial institutions acting on their behalf as direct or indirect participants in DTC.

        Ownership of beneficial interests in a global note will be limited to persons, called participants, who have accounts with DTC or persons who hold interests through participants. Ownership of beneficial interests in the global notes will be shown on, and the transfer of these ownership interests will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

        So long as DTC, or its nominee, is the registered owner or holder of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities of that series represented by such global note for all purposes of the indenture, the debt securities of that series and applicable law. Accordingly, owners of interests in global notes will not be considered registered owners or holders of the global notes. In addition, no beneficial owner of an interest in a global note will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those under the applicable indenture.

        Payments on debt securities represented by global notes will be made to DTC or its nominee, as the registered owner thereof. Neither we, the trustee, any underwriter nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in global notes, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any action taken or omitted to be taken by the depositary or any participant.

        We expect that DTC or its nominee will credit participants' accounts on the payable date with payments in respect of a global note in amounts proportionate to their respective beneficial interest in the principal amount of such global note as shown on the records of DTC or its nominee, unless DTC has reason to believe that it will not receive payment on the payable date. We also expect that payments by participants to owners of beneficial interests in such global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name." Such payments will be the responsibility of such participants.

        Transfers between participants in DTC will be effected in accordance with DTC rules. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in a global note to such persons may be impaired. Because DTC can only act on behalf of participants, who in turn act on behalf of others, such as securities brokers and dealers, banks and trust companies, called indirect participants, the ability of a person having a beneficial interest in a global note to pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be impaired by the lack of a physical certificate of that interest.

        DTC will take any action permitted to be taken by a holder of debt securities of a series only at the direction of one or more participants to whose account interests in global notes are credited and only in respect of such portion of the aggregate principal amount of the debt securities of a series as to which such participant or participants has or have given such direction.

        If:

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  DTC notifies us that it is unwilling or unable to continue as depositary or if it ceases to be eligible under the applicable indenture and we do not appoint a successor depositary within 90 days; or

  •
  an event of default with respect to a series of debt securities shall have occurred and be continuing and the security registrar for such series of debt securities has received a request from the depositary to issue certificated notes in lieu or all or a portion of the global notes for such series; or

  •
  we determine in our sole discretion that debt securities of a series issued in global form shall no longer be represented by global notes;

then the respective global notes representing the affected series of debt securities will be exchanged for debt securities in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive debt securities shall be registered in such name or names as the depositary shall instruct the trustee. (Section 305) Such instructions will most likely be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global notes.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities, through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which in turn is owned by a number of DTC's direct participants, including those who may act as underwriters of our debt securities. Access to the DTC system is also available to others such as indirect participants that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in global notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures and may discontinue such procedures at any time. Neither we, the trustee, any underwriter nor any paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        Investors may hold interests in the notes outside the United States through the Euroclear System ("Euroclear") or Clearstream Banking ("Clearstream") if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers' securities accounts in Euroclear's and

Clearstream's names on the books of their respective depositaries, which in turn will hold such positions in customers' securities accounts in the names of the nominees of the depositaries on the books of DTC. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

        Transfers of notes by persons holding through Euroclear or Clearstream participants will be effected through DTC, in accordance with DTC's rules, on behalf of the relevant European international clearing system by its depositaries; however, such transactions will require delivery of exercise instructions to the relevant European international clearing system by the participant in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the exercise meets its requirements, deliver instructions to its depositaries to take action to effect exercise of the notes on its behalf by delivering notes through DTC and receiving payment in accordance with its normal procedures for next-day funds settlement. Payments with respect to the notes held through Euroclear or Clearstream will be credited to the cash accounts of Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositaries.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

 DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

        We shall, and any one or more of our subsidiaries may, issue unconditional guarantees on an unsecured, unsubordinated basis with respect to senior debt securities offered in any prospectus supplement and we shall, and any one or more of its subsidiaries may, issue unconditional guarantees on an unsecured, subordinated basis with respect to subordinated debt securities offered in any prospectus supplement. The guarantee by any such guarantor of senior debt securities will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of such guarantor. The guarantee by any such guarantor of the subordinated debt securities will be subordinated in right of payment to all such guarantor's existing and future senior indebtedness (as defined in the related prospectus supplement), including any guarantee of senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior indebtedness (as defined in the related prospectus supplement). Each guarantee will be issued under a supplement to an indenture. The prospectus supplement relating to a particular issue of guarantees will describe the terms of those guarantees, including the following:

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  the series of debt securities to which the guarantees apply;

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  whether the guarantees are secured or unsecured;

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  whether the guarantees are subordinate to other guarantees or debt;

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  the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and

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  any additional terms of the guarantees.

        The obligations of each guarantor under any such guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

DESCRIPTION OF THE COMMON UNITS

Number of Common Units

        As of January 31, 2013, we had 215,789,325 common units outstanding, including 90,320,810 common units held by affiliates of our general partner. Our limited partnership agreement does not limit the number of common units we may issue.

Where Common Units Are Traded

        Our common units are listed for trading on the New York Stock Exchange under the symbol "EPB."

Quarterly Distributions

        Set forth below is a summary of the significant provisions of our partnership agreement that relate to cash distributions.

Distributions of Available Cash

  General

        Our partnership agreement requires that, within 45 days after the end of each quarter, we distribute all of our available cash to unitholders of record on the applicable record date.

  Definition of Available Cash

        Available cash, for any quarter, consists of all cash on hand at the end of that quarter:

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  less the amount of cash reserves established by our general partner to:

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  provide for the proper conduct of our business, including necessary maintenance capital expenditures;

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  comply with applicable law, any of our debt instruments or other agreements; or

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  provide funds for distributions to our unitholders and to our general partner for any one or more of the next four quarters;

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  plus, all cash on hand on the date of determination resulting from cash received after the end of that quarter in respect of our ownership interests in any entity that is not wholly owned and attributable to their operations during that quarter; and

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  plus, if our general partner so determines, all or a portion of cash on hand on the date of determination of available cash for the quarter resulting from Working Capital Borrowings made subsequent to the end of such quarter.

        Working Capital Borrowings are generally borrowings that are made under a credit facility or another arrangement, are used solely for working capital purposes or to pay distributions to unitholders and are intended to be repaid within 12 months.

  Intent to Distribute Minimum Quarterly Distribution

        We will distribute to the holders of common units on a quarterly basis at least the minimum quarterly distribution of $0.28750 per unit, or $1.15 per unit per year, to the extent we have sufficient cash from our operations after establishment of cash reserves and payment of fees and expenses, including payments to our general partner. However, there is no guarantee that we will pay the minimum quarterly distribution on the units in any quarter. Even if our cash distribution policy is not modified or revoked, the amount of distributions paid under our policy and the decision to make any distribution are determined by our general partner, taking into consideration the terms of our partnership agreement. We are prohibited from making any distributions to unitholders if it would cause an event of default, or an event of default is existing, under our credit agreement.

  General Partner Interest and Incentive Distribution Rights

        Our general partner is currently entitled to two percent of all quarterly distributions since inception that we make prior to our liquidation. This general partner interest is represented by general partner units. Our general partner has the right, but not the obligation, to contribute a proportionate amount of capital to us to maintain its current general partner interest. The general partner's two percent interest in these distributions will be reduced if we issue additional units in the future and our general partner does not contribute a proportionate amount of capital to us to maintain its two percent general partner interest.

        Our general partner also currently holds incentive distribution rights that entitle it to receive increasing percentages, up to a maximum of 50 percent, of the cash we distribute from operating surplus (as defined below) in excess of $0.33063 per unit per quarter. The maximum distribution of 50 percent includes distributions paid to our general partner on its two percent general partner interest and assumes that our general partner maintains its general partner interest at two percent. The maximum distribution of 50 percent does not include any distributions that our general partner or its affiliates may receive on common units that they own. Please read "—General Partner Interest and Incentive Distribution Rights" for additional information.

Operating Surplus and Capital Surplus

  General

        All cash distributed to unitholders is characterized as either "operating surplus" or "capital surplus." Our partnership agreement requires that we distribute available cash from operating surplus differently than available cash from capital surplus.

  Operating Surplus

        We define operating surplus in the partnership agreement and for any period it generally means:

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  $50 million (as described below); plus

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  all of our cash receipts after the closing of our initial public offering (other than pursuant to the next bullet), excluding cash from interim capital transactions (as defined below); plus

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  all of our cash receipts after the end of a quarter but before the date of determination resulting from cash distributions paid on our ownership interest in any entity that is not wholly owned (excluding any such amounts constituting the proceeds from interim capital transactions at any entity that is not wholly owned); plus

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  Working Capital Borrowings made after the end of a quarter but before the date of determination of operating surplus for the quarter; plus

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  cash distributions paid on equity issued to finance all or a portion of the construction, acquisition or improvement (such as equipment or facilities) in respect of the period beginning on the date that we enter into a binding obligation to commence the construction, acquisition or improvement of a capital improvement or replacement of a capital asset and ending on the earlier to occur of the date the capital improvement or capital asset commences commercial service or the date that it is abandoned or disposed of; less

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  our Operating Expenditures (as defined below) after the closing of our initial public offering, including maintenance capital expenditures (including capital contributions to any entity which we are, or will be, an equity owner, to be used by such entity for maintenance capital expenditures); less

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  the amount of cash reserves established by our general partner to provide funds for future Operating Expenditures; less

  •
  all Working Capital Borrowings not repaid within twelve months after having been incurred.

        As described above, operating surplus does not reflect actual cash on hand that is available for distribution to our unitholders. For example, it includes a provision that enables us, if we choose, to distribute as operating surplus up to $50 million of cash we receive in the future from non-operating sources such as asset sales, issuances of securities and long-term borrowings that would otherwise be distributed as capital surplus. In addition, the effect of including, as described above, certain cash distributions on equity securities in operating surplus would be to increase operating surplus by the amount of any such cash distributions. As a result, we may also distribute as operating surplus up to the amount of any such cash distributions we receive from non-operating sources.

        If a Working Capital Borrowing, which increases operating surplus, is not repaid during the 12-month period following the borrowing, it will be deemed repaid at the end of such period, thus decreasing operating surplus at such time. When such Working Capital Borrowing is in fact repaid, it will not be treated as a further reduction to operating surplus because operating surplus will have been previously reduced by the deemed repayment.

        We define Operating Expenditures in the partnership agreement, and it generally means all of our expenditures, including, but not limited to, taxes, payments to our general partner, reimbursement of expenses incurred by our general partner or its affiliates on our behalf, non-pro rata purchases of units, interest payments, payments made in the ordinary course of business under interest rate swap agreements and commodity hedge contracts, repayments of Working Capital Borrowings and maintenance capital expenditures, provided that Operating Expenditures will not include:

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  repayment of Working Capital Borrowings deducted from operating surplus pursuant to the last bullet point of the definition of operating surplus above when such repayment actually occurs;

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  payments (including prepayments and prepayment penalties) of principal of and premium on indebtedness, other than Working Capital Borrowings;

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  expansion capital expenditures;

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  investment capital expenditures, including additional capital contributions to any entity which we are, or will be, an equity owner, to be used by such entity for investment capital expenditures;

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  payment of transaction expenses relating to interim capital transactions (as defined below);

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  distributions to our partners (including distributions in respect of our Class B units and incentive distribution rights); or

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  non-pro rata purchases of units of any class made with the proceeds of an interim capital transaction.

        Maintenance capital expenditures represent capital expenditures made to replace partially or fully depreciated assets, to maintain the existing operating capacity of our assets and to extend their useful lives, or other capital expenditures that are incurred in maintaining existing system volumes or our asset base. Costs for repairs and minor renewals to maintain facilities in operating condition and that do not extend the useful life of existing assets are treated as operations and maintenance expenses as we incur them. Maintenance capital expenditures also include interest (and related fees) on debt incurred and distributions on equity issued to finance all or any portion of the construction, improvement or development of a replacement asset that is paid in respect of the period that begins when we enter into a binding commitment or commence constructing or developing a replacement asset and ending on the earlier to occur of the date any such replacement asset commences commercial service or the date it is abandoned or disposed of (which will include any such amounts included in the account known as the allowance for funds used during construction (AFUDC) maintained by our interstate natural gas pipelines, storage operations and liquefied natural gas receiving terminal in accordance with FERC regulations). Maintenance capital expenditures include contributions made by us to any entity which we are, or will be, an equity owner, to be used by such entity for maintenance capital expenditures. Capital expenditures made solely for investment purposes are not considered maintenance capital expenditures.

        Expansion capital expenditures are those capital expenditures made to increase the long-term operating capacity of our assets or our asset base whether through construction or acquisition. Examples of expansion capital expenditures include the acquisition of equipment, or the construction, development or acquisition of additional pipeline, compression equipment or storage capacity, to the extent such capital expenditures are expected to expand for the long-term either our operating capacity or asset base. Expansion capital expenditures also include interest (and related fees) on debt incurred and distributions on equity issued to finance all or any portion of the construction of such a capital improvement in respect of the period that commences when we enter into a binding obligation to commence construction of a capital improvement and ending on the date such capital improvement commences commercial service or the date that it is abandoned or disposed of (which includes any such amounts included in the account known as the allowance for funds used during construction (AFUDC) maintained by our interstate natural gas pipelines, storage operations and liquefied natural gas receiving terminal in accordance with FERC regulations). Expansion capital expenditures include contributions made by us to any entity which we are, or will be, an equity owner, to be used by such entity for expansion capital expenditures. Capital expenditures made solely for investment purposes are not considered expansion capital expenditures.

        Investment capital expenditures are those capital expenditures that are neither maintenance capital expenditures nor expansion capital expenditures. Investment capital expenditures largely consist of capital expenditures made for investment purposes. Examples of investment capital expenditures include traditional capital expenditures for investment purposes, such as purchases of securities, as well as other capital expenditures that might be made in lieu of such traditional investment capital expenditures, such as the acquisition of a capital asset for investment purposes or development of facilities that are in excess of the maintenance of our existing operating capacity or operating income, but which are not expected to expand for the long-term our operating capacity or asset base. Investment capital expenditures include contributions made by us to any entity which we are, or will be, an equity owner, to be used by such entity for investment capital expenditures.

        As described above, none of our investment capital expenditures or expansion capital expenditures are subtracted from operating surplus. Because investment capital expenditures and expansion capital expenditures include interest payments (and related fees) on debt incurred and distributions on equity issued to finance all of the portion of the construction, replacement or improvement of a capital asset (such as additional pipelines, compression equipment or storage capacity) in respect of the period that begins when we enter into a binding obligation to commence construction of a capital improvement and ending on the earlier to occur of the date any such capital asset commences commercial service or the date that it is abandoned or disposed of, such interest payments and equity distributions are also not subtracted from operating surplus.

        Pursuant to our partnership agreement, capital expenditures that are made in part for maintenance capital purposes and in part for investment capital or expansion capital purposes are allocated as maintenance capital expenditures, investment capital expenditures or expansion capital expenditure by our general partner, with the concurrence of our conflicts committee.

  Capital Surplus

        We also define capital surplus in the partnership agreement and in "—Characterization of Cash Distributions" below, and it will generally be generated only by the following, which we call "interim capital transactions":

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  borrowings other than Working Capital Borrowings;

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  sales of our equity and debt securities;

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  sales or other dispositions of assets for cash, other than inventory, accounts receivable and other current assets sold in the ordinary course of business or as part of normal retirement or replacement of assets;

  •
  the termination of interest rate swap agreements or commodity hedge contracts prior to the termination date specified therein;

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  capital contributions received by us or, in the case of any partially owned entity, from the unaffiliated partner(s) or other owner(s) of such entity; and

  •
  corporate reorganizations or restructurings.

  Characterization of Cash Distributions

        Our partnership agreement requires that we treat all available cash distributed as coming from operating surplus until the sum of all available cash distributed equals the operating surplus as of the most recent date of determination of available cash. Our partnership agreement requires that we treat any amount distributed in excess of operating surplus, regardless of its source, as capital surplus. As reflected above, operating surplus includes $50 million, which does not reflect actual cash on hand that is available for distribution to our unitholders. Rather, it is a provision that enables us, if we choose, to distribute as operating surplus up to this amount of cash we receive in the future from interim capital transactions, that would otherwise be distributed as capital surplus. We have not and we do not anticipate that we will make any distributions from capital surplus. The characterization of cash distributions as operating surplus versus capital surplus does not result in a different impact to unitholders for federal tax purposes. Please read "Material Tax Considerations—Tax Consequences of Unit Ownership—Treatment of Distributions" for a discussion of the tax treatment of cash distributions.

Distributions of Available Cash from Operating Surplus

        Our partnership agreement requires that we make distributions of available cash from operating surplus in the following manner:

  •
  first, 98 percent to all unitholders, pro rata, and two percent to the general partner, until we distribute for each outstanding unit an amount equal to the minimum quarterly distribution for that quarter; and

  •
  thereafter, in the manner described in "—General Partner Interest and Incentive Distribution Rights" below.

        The preceding discussion is based on the assumptions that our general partner maintains its two percent general partner interest and that we do not issue additional classes of equity securities.

General Partner Interest and Incentive Distribution Rights

        Our partnership agreement provides that our general partner was initially entitled to two percent of all distributions that we make prior to our liquidation. Our general partner has the right, but not the obligation, to contribute a proportionate amount of capital to us to maintain its two percent general partner interest if we issue additional units. Our general partner's two percent interest, and the percentage of our cash distributions to which it is entitled, will be proportionately reduced if we issue additional units in the future and our general partner does not contribute a proportionate amount of capital to us in order to maintain its two percent general partner interest. Our general partner is entitled to make a capital contribution in order to maintain its two percent general partner interest in the form of the contribution to us of common units based on the current market value of the contributed common units.

        Incentive distribution rights represent the right to receive an increasing percentage (13 percent, 23 percent and 48 percent) of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution and the target distribution levels have been achieved. Our general partner currently holds the incentive distribution rights, but may transfer these rights separately from its general partner interest, subject to restrictions in the partnership agreement.

        The following discussion assumes that the general partner maintains its two percent general partner interest and continues to own the incentive distribution rights.

        If for any quarter:

  •
  we have distributed available cash from operating surplus to the common units in an amount equal to the minimum quarterly distribution; and

  •
  we have distributed available cash from operating surplus on outstanding common units in an amount necessary to eliminate any cumulative arrearages in payment of the minimum quarterly distribution;

then, our partnership agreement requires that we distribute any additional available cash from operating surplus for that quarter among the unitholders and the general partner in the following manner:

  •
  first, 98 percent to all unitholders, pro rata, and two percent to the general partner, until each unitholder receives a total of $0.33063 per unit for that quarter (the "first target distribution");

  •
  second, 85 percent to all unitholders, pro rata, and 15 percent to the general partner, until each unitholder receives a total of $0.35938 per unit for that quarter (the "second target distribution");

  •
  third, 75 percent to all unitholders, pro rata, and 25 percent to the general partner, until each unitholder receives a total of $0.43125 per unit for that quarter (the "third target distribution"); and

  •
  thereafter, 50 percent to all unitholders, pro rata, and 50 percent to the general partner.

Percentage Allocations of Available Cash from Operating Surplus

        The following table illustrates the percentage allocations of available cash from operating surplus between the unitholders and our general partner based on the specified target distribution levels. The amounts set forth under "Marginal Percentage Interest in Distribution" are the percentage interests of our general partner and the unitholders in any available cash from operating surplus we distribute up to and including the corresponding amount in the column "Total Quarterly Distribution per Unit Target Amount," until available cash from operating surplus we distribute reaches the next target distribution level, if any. The percentage interests shown for the unitholders and the general partner for the minimum quarterly distribution are also applicable to quarterly distribution amounts that are less than the minimum quarterly distribution. The percentage interests set forth below for our general partner include its two percent general partner interest and assume our general partner has contributed any additional capital to maintain its two percent general partner interest and has not transferred its incentive distribution rights.

		Marginal Percentage Interest in Distribution
	Total Quarterly Distribution per Unit Target Amount	Unitholders	General Partner
Minimum Quarterly Distribution	$0.28750	98%	2%
First Target Distribution	above $0.28750	98%	2%
	up to $0.33063
Second Target Distribution	above $0.33063	85%	15%
	up to $0.35938
Third Target Distribution	above $0.35938	75%	25%
	up to $0.43125
Thereafter	above $0.43125	50%	50%

General Partner's Right to Reset Incentive Distribution Levels

        Our general partner, as the holder of our incentive distribution rights, has the right under our partnership agreement to elect to relinquish the right to receive incentive distribution payments based on the initial cash target distribution levels and to reset, at higher levels, the minimum quarterly distribution amount and cash target distribution levels upon which the incentive distribution payments to our general partner would be set. Our general partner's right to reset the minimum quarterly distribution amount and the target distribution levels upon which the incentive distributions payable to our general partner are based may be exercised, without approval of our unitholders or the conflicts committee of our general partner, at any time when there are no subordinated units outstanding and we have made cash distributions to the holders of the incentive distribution rights at the highest level of incentive distribution for each of the prior four consecutive fiscal quarters. The reset minimum quarterly distribution amount and target distribution levels will be higher than the minimum quarterly distribution amount and the target distribution levels prior to the reset such that our general partner will not receive any incentive distributions under the reset target distribution levels until cash distributions per unit following this event increase as described below. In April 2012, the conditions were met which entitled our general partner to reset the minimum quarterly distribution amount and the target distribution levels upon which the incentive distributions payable to our general partner are set. The reset election has not been made, however we anticipate that our general partner would exercise this reset right in order to facilitate acquisitions or internal growth projects that would otherwise not be sufficiently accretive to cash distributions per common unit, taking into account the existing levels of incentive distribution payments being made to our general partner.

        In connection with the resetting of the minimum quarterly distribution amount and the target distribution levels and the corresponding relinquishment by our general partner of incentive distribution payments based on the target cash distributions prior to the reset, our general partner will be entitled to receive a number of newly issued Class B common units and general partner units based on a predetermined formula described below that takes into account the "cash parity" value of the average cash distributions related to the incentive distribution rights received by our general partner for the two quarters prior to the reset event as compared to the average cash distributions per common unit during this period.

        The number of Class B common units that our general partner would be entitled to receive from us in connection with a resetting of the minimum quarterly distribution amount and the target distribution levels then in effect would be equal to (x) the average amount of cash distributions received by our general partner in respect of its incentive distribution rights during the two consecutive fiscal quarters ended immediately prior to the date of such reset election divided by (y) the average of the amount of cash distributed per common unit during each of these two quarters. Each Class B common unit will be convertible into one common unit at the election of the holder of the Class B common unit at any time following the first anniversary of the issuance of these Class B common units. The issuance of the Class B common units will be conditioned upon approval of the listing or admission for trading of the common units into which the Class B common units are convertible by the national securities exchange on which the common units are then listed or admitted for trading. Each Class B common unit will receive the same level of distribution as a common unit on a pari passu basis with other unitholders. Our general partner will also receive from us an additional amount of general partner units in order to maintain the general partner's ownership interest in us relative to the issuance of the common units. As the reset election has not been made, no Class B units have been issued.

        Following a reset election by our general partner, the minimum quarterly distribution amount will be reset to an amount equal to the average cash distribution amount per common unit for the two fiscal quarters immediately preceding the reset election (such amount is referred to as the "reset minimum quarterly distribution") and the target distribution levels will be reset to be correspondingly higher such that we would distribute all of our available cash from operating surplus for each quarter thereafter as follows:

  •
  first, 98 percent to all unitholders, pro rata, and two percent to the general partner, until each unitholder receives an amount equal to 115 percent of the reset minimum quarter distribution for that quarter;

  •
  second, 85 percent to all unitholders, pro rata, and 15 percent to the general partner, until each unitholder receives an amount per unit equal to 125 percent of the reset minimum quarterly distribution for that quarter;

  •
  third, 75 percent to all unitholders, pro rata, and 25 percent to the general partner, until each unitholder receives an amount per unit equal to 150 percent of the reset minimum quarterly distribution for that quarter; and

  •
  thereafter, 50 percent to all unitholders, pro rata, and 50 percent to the general partner.

        The following table illustrates the percentage allocation of available cash from operating surplus between the unitholders and our general partner at various cash distribution levels pursuant to the cash distribution provision of our partnership agreement as well as following a hypothetical reset of the minimum quarterly distribution and target distribution levels based on the assumption that the average quarterly cash distribution amount per common unit during the two fiscal quarters immediately preceding the reset election was $0.60.

		Marginal Percentage Interest in Distribution
	Quarterly Distribution per Unit Prior to Reset			Quarterly Distribution per Unit following Hypothetical Reset
		Unitholders	General Partner
Minimum Quarterly Distribution	$0.28750	98%	2%	$0.60000
First Target Distribution	above $0.28750	98%	2%	above $0.60000
	up to $0.33063			up to $0.69000
Second Target Distribution	above $0.33063	85%	15%	above $0.69000
	up to $0.35938			up to $0.75000	(1)
Third Target Distribution	above $0.35938	75%	25%	above $0.75000
	up to $0.43125			up to $0.90000	(2)
Thereafter	above $0.43125	50%	50%	above $0.90000	(3)

(1)
This amount is 115% of the hypothetical reset minimum quarterly distribution.

(2)
This amount is 125% of the hypothetical reset minimum quarterly distribution.

(3)
This amount is 150% of the hypothetical reset minimum quarterly distribution.

        The following table illustrates the total amount of available cash from operating surplus that would be distributed to the unitholders and the general partner, including in respect of incentive distribution rights, or IDRs, based on an average of the amounts distributed per quarter for the two quarters immediately prior to the reset. The following table assumes that immediately prior to the reset there are 215,789,325 common units and 4,403,765 general partner units, representing a two percent general partner interest, outstanding, and that the average distribution to each common unit is $0.60 for the two quarters prior to the reset. The assumed number of outstanding units no additional unit issuances.

			General Partner Cash Distributions Prior to Reset
		Common Unitholders Cash Distributions Prior to Reset
	Quarterly Distribution per Unit Prior to Reset
			Class B Units	2% General Partner Interest	IDRs	Total	Total Distributions
Minimum Quarterly Distribution	$0.28750	$62,039,431	$—	$1,266,111	$—	$1,266,111	$63,305,542
First Target Distribution	above $0.28750	9,305,915	—	189,917	—	189,917	9,495,831
	up to $0.33063
Second Target Distribution	above $0.33063	6,203,943	—	145,975	948,838	1,094,813	7,298,757
	up to $0.35938
Third Target Distribution	above $0.35938	15,509,858	—	413,596	4,756,356	5,169,953	20,679,810
	up to $0.43125
Thereafter	above $0.43125	36,414,449	—	1,456,578	34,957,871	36,414,449	72,828,897

		$129,473,595	$—	$3,472,177	$40,663,065	$44,135,242	$173,608,837

        The following table illustrates the total amount of available cash from operating surplus that would be distributed to the unitholders and the general partner, including in respect of IDRs, with respect to the quarter in which the reset occurs. The table reflects that as a result of the reset there are 215,789,325 common units, 67,771,776 Class B common units issued as a result of the reset and 5,786,961 general partner units outstanding, and that the average distribution to each common unit is $0.60000 for the two quarters prior to the reset. The number of Class B common units issued as a result of the reset was calculated by dividing (x) $40,663,065 as the average of the amounts received by the general partner in respect of its incentive distribution rights, or IDRs, for the two quarters prior to the reset as shown in the table above by (y) the $0.60000 of available cash from operating surplus distributed to each common unit as the average distributed per common unit for the two quarters prior to the reset.

General Partner Cash Distributions After Reset
	Quarterly Distribution per Unit After Reset	Common Unitholders Cash Distributions After Reset	Class B Units Issued as a Result of the Reset	2% General Partner Interest	IDRs	Total	Total Distributions
Minimum Quarterly Distribution	$0.60000	$129,473,595	$40,663,066	$3,472,177	$—	$44,135,242	$173,608,837
First Target Distribution	above $0.60000	—	—	—	—	—	—
up to $0.69000
Second Target Distribution	above $0.69000	—	—	—	—	—	—
up to $0.75000
Third Target Distribution	above $0.75000	—	—	—	—	—	—
up to $0.90000
Thereafter	above $0.90000	—	—	—	—	—	—

		$129,473,595	$40,663,066	$3,472,177	$—	$44,135,242	$173,608,837

        Our general partner will be entitled to cause the minimum quarterly distribution amount and the target distribution levels to be reset on more than one occasion, provided that it may not make a reset election except at a time when it has received incentive distributions for the prior four consecutive fiscal quarters based on the highest level of incentive distributions that it is entitled to receive under our partnership agreement.

Distributions from Capital Surplus

  How Distributions from Capital Surplus Will Be Made

        Our partnership agreement requires that we make distributions of available cash from capital surplus, if any, in the following manner:

  •
  first, 98 percent to all unitholders, pro rata, and two percent to the general partner, until we distribute for each common unit an amount of available cash from capital surplus equal to the initial public offering price;

  •
  second, 98 percent to the common unitholders, pro rata, and two percent to the general partner, until we distribute for each common unit an amount of available cash from capital surplus equal to any unpaid arrearages in payment of the minimum quarterly distribution on the common units; and

  •
  thereafter, we will make all distributions of available cash from capital surplus as if they were from operating surplus.

  Effect of a Distribution from Capital Surplus

        Our partnership agreement treats a distribution of capital surplus as the repayment of the initial unit price from the initial public offering, which is a return of capital. The initial public offering price less any distributions of capital surplus per unit is referred to as the "unrecovered initial unit price." Each time a distribution of capital surplus is made, the minimum quarterly distribution and the target distribution levels will be reduced in the same proportion as the corresponding reduction in the unrecovered initial unit price. Because distributions of capital surplus will reduce the minimum quarterly distribution, after any of these distributions are made, it may be easier for the general partner to receive incentive distributions. However, any distribution of capital surplus before the unrecovered initial unit price is reduced to zero cannot be applied to the payment of the minimum quarterly distribution or any arrearages.

        Once we distribute capital surplus on a unit in an amount equal to the initial unit price, our partnership agreement specifies that the minimum quarterly distribution and the target distribution levels will be reduced to zero. Our partnership agreement specifies that we then make all future distributions from operating surplus, with 50 percent being paid to the holders of units and 50 percent to the general partner. The percentage interests shown for our general partner include its two percent general partner interest and assume the general partner has not transferred the incentive distribution rights.

Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels

        In addition to adjusting the minimum quarterly distribution and target distribution levels to reflect a distribution of capital surplus, if we combine our units into fewer units or subdivide our units into a greater number of units, our partnership agreement specifies that the following items will be proportionately adjusted:

  •
  the minimum quarterly distribution;

  •
  target distribution levels;

  •
  the unrecovered initial unit price; and

  •
  the number of general partner units.

        For example, if a two-for-one split of the common units should occur, the minimum quarterly distribution, the target distribution levels and the unrecovered initial unit price would each be reduced to 50 percent of its initial level. The two-for-one split would also result in the number of general partner units evidencing the general partner interest being doubled. Our partnership agreement provides that we not make any adjustment by reason of the issuance of additional units for cash or property.

        In addition, if legislation is enacted or if existing law is modified or interpreted by a governmental taxing authority, so that we become taxable as a corporation or otherwise subject to taxation as an entity for federal, state or local income tax purposes, our partnership agreement specifies that the general partner may reduce the minimum quarterly distribution and the target distribution levels for each quarter by multiplying each distribution level by a fraction, the numerator of which is available cash for that quarter and the denominator of which is the sum of available cash for that quarter plus the general partner's estimate of our aggregate liability for the quarter for such income taxes payable by reason of such legislation or interpretation. To the extent that the actual tax liability differs from the estimated tax liability for any quarter, the difference will be accounted for in subsequent quarters.

Distributions of Cash Upon Liquidation

  General

        If we dissolve in accordance with the partnership agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. We will distribute any remaining proceeds to the unitholders and the general partner, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation.

        The allocations of gain and loss upon liquidation are intended, to the extent possible, to entitle the holders of outstanding common units to receive their unrecovered initial unit price plus the minimum quarterly distribution for the quarter during which liquidation occurs plus any unpaid arrearages in payment of the minimum quarterly distribution on the common units. However, there may not be sufficient gain upon our liquidation to enable the holders of common units to fully recover all of these amounts. Any further net gain recognized upon liquidation will be allocated in a manner that takes into account the incentive distribution rights of the general partner.

  Manner of Adjustments for Gain

        The manner of the adjustment for gain is set forth in the partnership agreement. We will allocate any gain to the partners in the following manner:

  •
  first, to the general partner and the holders of units who have negative balances in their capital accounts to the extent of and in proportion to those negative balances;

  •
  second, 98 percent to the common unitholders, pro rata, and two percent to the general partner, until the capital account for each common unit is equal to the sum of: (1) the unrecovered initial unit price; and (2) the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs;

  •
  third, 98 percent to the Class B common unitholders, pro rata, and two percent to the general partner, until the capital account for each Class B common unit is equal to the sum of: (1) the unrecovered initial unit price; and (2) the amount for the minimum quarterly distribution for the quarter during which our liquidation occurs;

  •
  fourth, 98 percent to all unitholders, pro rata, and two percent to the general partner, until we allocate under this paragraph an amount per unit equal to: (1) the sum of the excess of the first target distribution per unit over the minimum quarterly distribution per unit for each quarter of our existence; less (2) the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the minimum quarterly distribution per unit that we distributed 98 percent to the unitholders, pro rata, and two percent to the general partner, for each quarter of our existence;

  •
  fifth, 85 percent to all unitholders, pro rata, and 15 percent to the general partner, until we allocate under this paragraph an amount per unit equal to: (1) the sum of the excess of the second target distribution per unit over the first target distribution per unit for each quarter of our existence; less (2) the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the first target distribution per unit that we distributed 85 percent to the unitholders, pro rata, and 15 percent to the general partner for each quarter of our existence;

  •
  sixth, 75 percent to all unitholders, pro rata, and 25 percent to the general partner, until we allocate under this paragraph an amount per unit equal to: (1) the sum of the excess of the third target distribution per unit over the second target distribution per unit for each quarter of our existence; less (2) the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the second target distribution per unit that we distributed 75 percent to the unitholders, pro rata, and 25 percent to the general partner for each quarter of our existence; and

  •
  thereafter, 50 percent to all unitholders, pro rata, and 50 percent to the general partner.

        The percentage interests set forth above for our general partner include its two percent general partner interest and assume the general partner has not transferred the incentive distribution rights.

  Manner of Adjustments for Losses

        We will generally allocate any loss to the general partner and the unitholders in the following manner:

  •
  first, 98 percent to the holders of Class B common units in proportion to the positive balances in their capital accounts and two percent to the general partner, until the capital accounts of the Class B common unitholders have been reduced to zero;

  •
  second, 98 percent to the holders of common units in proportion to the positive balances in their capital accounts and two percent to the general partner, until the capital accounts of the common unitholders have been reduced to zero; and

  •
  thereafter, 100 percent to the general partner.

  Adjustments to Capital Accounts

        Our partnership agreement requires that we make adjustments to capital accounts upon the issuance of additional units. In this regard, our partnership agreement specifies that we allocate any unrealized and, for tax purposes, unrecognized gain or loss resulting from the adjustments to the unitholders and the general partner in the same manner as we allocate gain or loss upon liquidation. In the event that we make positive adjustments to the capital accounts upon the issuance of additional units, our partnership agreement requires that we allocate any later negative adjustments to the capital accounts resulting from the issuance of additional units or upon our liquidation in a manner which results, to the extent possible, in the general partner's capital account balances equaling the amount which they would have been if no earlier positive adjustments to the capital accounts had been made.

Transfer Agent and Registrar

        Computershare Trust Company, N.A. serves as registrar and transfer agent for the common units.

        The transfer agent may resign, by notice to us, or be removed by us. The resignation or removal of the transfer agent will become effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. If no successor has been appointed and has accepted the appointment within 30 days after notice of the resignation or removal, our general partner may act as the transfer agent and registrar until a successor is appointed.

Transfer of Common Units

        Any transfers of a common unit will not be recorded by the transfer agent or recognized by us unless the transferee executes and delivers a properly completed transfer application. By executing and delivering a transfer application, the transferee of common units:

  •
  becomes the record holder of the common units and is an assignee until admitted into our partnership as a substituted limited partner;

  •
  automatically requests admission as a substituted limited partner in our partnership;

  •
  executes and agrees to be bound by the terms and conditions of our partnership agreement;

  •
  represents that the transferee has the capacity, power and authority to enter into our partnership agreement;

  •
  grants powers of attorney to the officers of our general partner and any liquidator of us as specified in our partnership agreement;

  •
  gives the consents, covenants, representations and approvals contained in our partnership agreement; and certifies:

  •
  that the transferee is an individual or is an entity subject to U.S. federal income taxation on the income generated by us; or

  •
  that, if the transferee is an entity not subject to U.S. federal income taxation on the income generated by us, as in the case, for example, of a mutual fund taxed as a regulated investment company or a partnership, all the entity's owners are subject to U.S. federal income taxation on the income generated by us.

        An assignee will become a substituted limited partner of our partnership for the transferred common units automatically upon the recording of the transfer on our books and records. Our general partner will cause any unrecorded transfers for which a properly completed and duly executed transfer application has been received to be recorded on our books and records no less frequently than quarterly.

        A transferee's broker, agent or nominee may, but is not obligated to, complete, execute and deliver a transfer application. We are entitled to treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder's rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

        Common units are securities and are transferable according to the laws governing transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to request admission as a substituted limited partner in our partnership for the transferred common units. A purchaser or transferee of common units who does not execute and deliver a properly completed transfer application obtains only:

  •
  the right to assign the common unit to a purchaser or other transferee; and

  •
  the right to transfer the right to seek admission as a substituted limited partner in our partnership for the transferred common units.

        Thus, a purchaser or transferee of common units who does not execute and deliver a properly completed transfer application:

  •
  will not receive cash distributions;

  •
  will not be allocated any of our income, gain, deduction, losses or credits for federal income tax or other tax purposes;

  •
  may not receive some federal income tax information or reports furnished to record holders of common units; and

  •
  will not have voting rights;

unless the common units are held in a nominee or "street name" account and the nominee or broker has executed and delivered a transfer application and certification as to itself and any beneficial holders.

        The transferor of common units has a duty to provide the transferee with all information that may be necessary to transfer the common units. The transferor does not have a duty to ensure the execution of the transfer application by the transferee and has no liability or responsibility if the transferee neglects or chooses not to execute and deliver a properly completed transfer application to the transfer agent. Please read "Material Provisions of Our Partnership Agreement—Status as Limited Partner."

        Until a common unit has been transferred on our books, we and the transfer agent may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

MATERIAL PROVISIONS OF OUR PARTNERSHIP AGREEMENT

        The following is a summary of the material provisions of our partnership agreement. Our partnership agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus constitutes a part. We will provide prospective investors with a copy of our partnership agreement upon request at no charge.

        We summarize the following provisions of our partnership agreement elsewhere in this prospectus:

  •
  with regard to distributions of available cash, please read "Description of the Common Units—Distributions of Available Cash";

  •
  with regard to the fiduciary duties of our general partner, please read "Modification of Fiduciary Duties Owed to the Limited Partners";

  •
  with regard to the transfer of common units, please read "Description of the Common Units—Transfer of Common Units"; and

  •
  with regard to allocations of taxable income and taxable loss, please read "Material Tax Consequences."

Organization and Duration

        Our partnership was organized August 1, 2007 and will have a perpetual existence.

Purpose

        Our purpose under the partnership agreement is limited to any business activity that is approved by our general partner and that lawfully may be conducted by a limited partnership organized under Delaware law; provided that our general partner shall not cause us to engage, directly or indirectly, in any business activity that our general partner determines would cause us to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes.

        Although our general partner has the ability to cause us and our subsidiaries to engage in activities other than the business of gathering, transporting, processing and storing natural gas, our general partner has no current plans to do so and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. Our general partner is authorized in general to perform all acts it determines to be necessary or appropriate to carry out our purposes and to conduct our business.

Power of Attorney

        Each limited partner, and each person who acquires a common unit from a unitholder, by accepting the common unit, automatically grants to our general partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our general partner the authority to amend, and to make consents and waivers under, our partnership agreement.

Cash Distributions

        Our partnership agreement specifies the manner in which we make cash distributions to holders of our common units and other partnership securities as well as to our general partner in respect of its general partner interest and its incentive distribution rights. For a description of these cash distribution provisions, please read "Description of the Common Units—Distributions of Available Cash."

Capital Contributions

        Unitholders are not obligated to make additional capital contributions, except as described below under "—Limited Liability."

        For a discussion of our general partner's right to contribute capital to maintain its two percent general partner interest if we issue additional units, please read "—Issuance of Additional Securities."

Voting Rights

        The following is a summary of the unitholder vote required for the matters specified below. Matters requiring the approval of a "unit majority" require the approval of a majority of the common units and Class B common units, if any, voting as a single class.

        In voting their common units and Class B common units, our general partner and its affiliates will have no fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners.

Issuance of additional units	No approval right.
Amendment of the partnership agreement

Certain amendments may be made by our general partner without the approval of our unitholders. Other amendments generally require the approval of a unit majority. Please read "—Amendment of the Partnership Agreement."

Merger of our partnership or the sale of all or substantially all of our assets	Unit majority in certain circumstances. Please read "—Merger, Consolidation, Conversion, Sale or Other Disposition of Assets."
Dissolution of our partnership	Unit majority. Please read "—Termination and Dissolution."
Continuation of our business upon dissolution	Unit majority. Please read "—Termination and Dissolution."
Withdrawal of our general partner

Under most circumstances, the approval of a majority of the common units, excluding common units held by our general partner and its affiliates, is required for the withdrawal of our general partner prior to December 31, 2017 in a manner that would cause a dissolution of our partnership. Please read "—Withdrawal or Removal of the General Partner."

Removal of the general partner	Not less than 66 2/3% of our outstanding units, voting as a single class, including units held by our general partner and its affiliates. Please read "—Withdrawal or Removal of the General Partner."

Transfer of the general partner interest

Our general partner may transfer all, but not less than all, of its general partner interest in us without a vote of our unitholders to an affiliate or another person in connection with its merger or consolidation with or into, or sale of all or substantially all of its assets to, such person. The approval of a majority of the common units, excluding common units held by the general partner and its affiliates, is required in other circumstances for a transfer of the general partner interest to a third party prior to December 31, 2017. Please read "—Transfer of General Partner Interest."

Transfer of incentive distribution rights

Our general partner may transfer any or all of the incentive distribution rights without a vote of our unitholders to an affiliate or another person as part of our general partner's merger or consolidation with or into, or sale of all or substantially all of its assets or the sale of all of the ownership interests in such holder to, such person. The approval of a majority of the common units, excluding common units held by the general partner and its affiliates, is required in other circumstances for a transfer of the incentive distribution rights to a third party prior to December 31, 2017. Please read "—Transfer of Incentive Distribution Rights."

Transfer of ownership interests in our general partner	No approval required at any time. Please read "—Transfer of Ownership Interests in the General Partner."

Limited Liability

        Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Revised Uniform Limited Partnership Act, or the Delaware Act, and that he otherwise acts in conformity with the provisions of the partnership agreement, his liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital he is obligated to contribute to us for his common units plus his share of any undistributed profits and assets. If it were determined, however, that the right, or exercise of the right, by the limited partners as a group:

  •
  to remove or replace the general partner;

  •
  to approve some amendments to the partnership agreement; or

  •
  to take other action under the partnership agreement;

constituted "participation in the control" of our business for the purposes of the Delaware Act, then the limited partners could be held personally liable for our obligations under the laws of Delaware, to the same extent as the general partner. This liability would extend to persons who transact business with us who reasonably believe that the limited partner is a general partner. Neither the partnership agreement nor the Delaware Act specifically provides for legal recourse against the general partner if a limited partner were to lose limited liability through any fault of the general partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for this type of a claim in Delaware case law.

        Under the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their limited partner interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the non-recourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Act, a substituted limited partner of a limited partnership is liable for the obligations of his assignor to make contributions to the partnership, except that such person is not obligated for liabilities unknown to him at the time he became a limited partner and that could not be ascertained from the partnership agreement.

        Our subsidiaries conduct business in sixteen states and we may have subsidiaries that conduct business in other states in the future. Maintenance of our limited liability as a member of the operating company may require compliance with legal requirements in the jurisdictions in which the operating company conducts business, including qualifying our subsidiaries to do business there.

        Limitations on the liability of limited partners for the obligations of a limited partner have not been clearly established in many jurisdictions. If, by virtue of our membership interest in our operating company or otherwise, it were determined that we were conducting business in any state without compliance with the applicable limited partnership or limited liability company statute, or that the right or exercise of the right by the limited partners as a group to remove or replace the general partner, to approve some amendments to the partnership agreement, or to take other action under the partnership agreement constituted "participation in the control" of our business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as the general partner under the circumstances. We have and will continue to operate in a manner that the general partner considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.

Issuance of Additional Securities

        Our partnership agreement authorizes us to issue an unlimited number of additional partnership securities for the consideration and on the terms and conditions determined by our general partner without the approval of the unitholders.

        It is possible that we will fund acquisitions through the issuance of additional common units or other partnership securities. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our distributions of available cash. In addition, the issuance of additional common units or other partnership securities may dilute the value of the interests of the then-existing holders of common units in our net assets.

        In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership securities that, as determined by our general partner, may have special voting rights to which the common units are not entitled. In addition, our partnership agreement does not prohibit the issuance by our subsidiaries of equity securities, which may effectively rank senior as to distributions or in liquidation to the common units.

        Upon issuance of additional partnership securities (other than the issuance of Class B common units in connection with a reset of the incentive distribution target levels or the issuance of partnership securities upon conversion of outstanding partnership securities), our general partner will be entitled, but not required, to make additional capital contributions to the extent necessary to maintain its two percent general partner interest in us. Our general partner's two percent interest in us will be reduced if we issue additional units in the future and our general partner does not contribute a proportionate amount of capital to us to maintain its two percent general partner interest. Moreover, our general partner will have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units or other partnership securities whenever, and on the same terms that, we issue those securities to persons other than our general partner and its affiliates, to the extent necessary to maintain the percentage interest of the general partner and its affiliates, including such interest represented by common units, that existed immediately prior to each issuance. The holders of common units do not have preemptive rights to acquire additional common units or other partnership securities.

Amendment of the Partnership Agreement

General

        Amendments to our partnership agreement may be proposed only by or with the consent of our general partner. However, our general partner has no duty or obligation to propose any amendment and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. In order to adopt a proposed amendment, other than the amendments discussed below, our general partner is required to seek written approval of the holders of the number of units required to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a unit majority.

Prohibited Amendments

        No amendment may be made that would:

  •
  enlarge the obligations of any limited partner without its consent, unless approved by at least a majority of the type or class of limited partner interests so affected; or

  •
  enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our general partner or any of its affiliates without the consent of our general partner, which consent may be given or withheld at its option.

        The provision of our partnership agreement preventing the amendments having the effects described in any of the clauses above can be amended upon the approval of the holders of at least 90 percent of the outstanding units voting together as a single class (including units owned by our general partner and its affiliates). As of December 31, 2012, our general partner and its affiliates own approximately 41 percent of the outstanding common units.

No Unitholder Approval

        Our general partner may generally make amendments to our partnership agreement without the approval of any limited partner to reflect:

  •
  a change in our name, the location of our principal place of our business, our registered agent or our registered office;

  •
  the admission, substitution, withdrawal or removal of partners in accordance with our partnership agreement;

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  a change that our general partner determines to be necessary or appropriate to qualify or continue our qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that neither we nor the operating company nor any of its subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

  •
  an amendment that is necessary, in the opinion of our counsel, to prevent us or our general partner or its directors, officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisors Act of 1940, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, or ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

  •
  an amendment that our general partner determines to be necessary or appropriate for the authorization of additional partnership securities or rights to acquire partnership securities, including any amendment that our general partner determines is necessary or appropriate in connection with:

  •
  the adjustments of the minimum quarterly distribution, first target distribution, second target distribution and third target distribution in connection with the reset of our general partner's incentive distribution rights as described under "Description of the Common Units—Distributions of Available Cash—General Partner's Right to Reset Incentive Distribution Levels"; or

  •
  the implementation of the provisions relating to our general partner's right to reset its incentive distribution rights in exchange for Class B common units; and

  •
  any modification of the incentive distribution rights made in connection with the issuance of additional partnership securities or rights to acquire partnership securities, provided that, any such modifications and related issuance of partnership securities have received approval by a majority of the members of the conflicts committee of our general partner; any amendment expressly permitted in our partnership agreement to be made by our general partner acting alone;

  •
  any amendment expressly permitted in our partnership agreement to be made by our general partner acting alone;

  •
  an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our partnership agreement;

  •
  any amendment that our general partner determines to be necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership or other entity, as otherwise permitted by our partnership agreement;

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  a change in our fiscal year or taxable year and related changes;

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  conversions into, mergers with or conveyances to another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the conversion, merger or conveyance other than those it receives by way of the conversion, merger or conveyance; or

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  any other amendments substantially similar to any of the matters described in the clauses above.

        In addition, our general partner may make amendments to our partnership agreement without the approval of any limited partner if our general partner determines that those amendments:

  •
  do not adversely affect in any material respect the limited partners considered as a whole or any particular class of limited partners;

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  are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

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  are necessary or appropriate to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the limited partner interests are or will be listed for trading;

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  are necessary or appropriate for any action taken by our general partner relating to splits or combinations of units under the provisions of our partnership agreement; or

  •
  are required to effect the intent expressed in this prospectus or the intent of the provisions of our partnership agreement or are otherwise contemplated by our partnership agreement.

Opinion of Counsel and Unitholder Approval

        For amendments of the type not requiring unitholder approval, our general partner is not required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to the limited partners or result in our being treated as an entity for federal income tax purposes in connection with any of the amendments. No other amendments to our partnership agreement will become effective without the approval of holders of at least 90 percent of the outstanding units voting as a single class unless we first obtain an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any of our limited partners.

        In addition to the above restrictions, any amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding units in relation to other classes of units requires the approval of at least a majority of the type or class of units so affected. Any amendment that reduces the voting percentage required to take any action is required to be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than the voting requirement sought to be reduced.

Merger, Consolidation, Conversion, Sale or Other Disposition of Assets

        A merger, consolidation or conversion of us requires the prior consent of our general partner. However, our general partner has no duty or obligation to consent to any merger, consolidation or conversion and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interest of us or the limited partners.

        In addition, the partnership agreement generally prohibits our general partner without the prior approval of the holders of a unit majority, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination, or approving on our behalf the sale, exchange or other disposition of all or substantially all of the assets of our subsidiaries. Our general partner may, however, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without that approval. Our general partner may also sell all or substantially all of our assets under a foreclosure or other realization upon those encumbrances without that approval. Finally, our general partner may consummate any merger without the prior approval of our unitholders if we are the surviving entity in the transaction, our general partner has received an opinion of counsel regarding limited liability and tax matters, the transaction would not result in a material amendment to the partnership agreement, each of our units will be an identical unit of our partnership following the transaction, and the partnership securities to be issued do not exceed 20 percent of our outstanding partnership securities immediately prior to the transaction.

        If the conditions specified in the partnership agreement are satisfied, our general partner may convert us or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey all of our assets to, a newly formed entity if the sole purpose of that conversion, merger or conveyance is to effect a mere change in our legal form into another limited liability entity, our general partner has received an opinion of counsel regarding limited liability and tax matters, and the governing instruments of the new entity provide the limited partners and the general partner with the same rights and obligations as contained in the partnership agreement. The unitholders are not entitled to dissenters' rights of appraisal under the partnership agreement or applicable Delaware law in the event of a conversion, merger or consolidation, a sale of substantially all of our assets or any other similar transaction or event.

Termination and Dissolution

        We will continue as a limited partnership until terminated under our partnership agreement. We will dissolve upon:

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  the election of our general partner to dissolve us, if approved by the holders of units representing a unit majority;

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  there being no limited partners, unless we are continued without dissolution in accordance with applicable Delaware law;

  •
  the entry of a decree of judicial dissolution of our partnership; or

  •
  the withdrawal or removal of our general partner or any other event that results in its ceasing to be our general partner other than by reason of a transfer of its general partner interest in accordance with our partnership agreement or withdrawal or removal following approval and admission of a successor.

        Upon a dissolution under the last clause above, the holders of a unit majority may also elect, within specific time limitations, to continue our business on the same terms and conditions described in our partnership agreement by appointing as a successor general partner an entity approved by the holders of units representing a unit majority, subject to our receipt of an opinion of counsel to the effect that:

  •
  the action would not result in the loss of limited liability of any limited partner; and

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  neither our partnership, our operating company nor any of our other subsidiaries would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of that right to continue.

Liquidation and Distribution of Proceeds

        Upon our dissolution, unless we are continued as a new limited partnership, the liquidator authorized to wind up our affairs will, acting with all of the powers of our general partner that are necessary or appropriate to liquidate our assets and apply the proceeds of the liquidation as described in "Description of the Common Units—Distributions of Available Cash—Distributions of Cash Upon Liquidation." The liquidator may defer liquidation or distribution of our assets for a reasonable period of time or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to our partners.

Withdrawal or Removal of the General Partner

        Except as described below, our general partner has agreed not to withdraw voluntarily as our general partner prior to December 31, 2017 without obtaining the approval of the holders of at least a majority of the outstanding common units, excluding common units held by the general partner and its affiliates, and furnishing an opinion of counsel regarding limited liability and tax matters. On or after December 31, 2017, our general partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days' written notice, and that withdrawal will not constitute a violation of our partnership agreement. Notwithstanding the information above, our general partner may withdraw without unitholder approval upon 90 days' notice to the limited partners if at least 50 percent of the outstanding common units are held or controlled by one person and its affiliates other than the general partner and its affiliates. In addition, the partnership agreement permits our general partner in some instances to sell or otherwise transfer all of its general partner interest in us without the approval of the unitholders. Please read "—Transfer of General Partner Units" and "—Transfer of Incentive Distribution Rights."

        Upon withdrawal of our general partner under any circumstances, other than as a result of a transfer by our general partner of all or a part of its general partner interest in us, the holders of a unit majority, voting as separate classes, may select a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated, unless within a specified period after that withdrawal, the holders of a unit majority agree in writing to continue our business and to appoint a successor general partner. Please read "—Termination and Dissolution."

        Our general partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2/3 percent of the outstanding units, voting together as a single class, including units held by our general partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of our general partner is also subject to the approval of a successor general partner by the vote of the holders of a majority of the outstanding common units and Class B common units, if any. The ownership of more than 33 1/3 percent of the outstanding units by our general partner and its affiliates would give them the practical ability to prevent our general partner's removal. As of December 31, 2012, our general partner and its affiliates owned approximately 41 percent of the outstanding common units.

        Our partnership agreement also provides that if our general partner is removed as our general partner under circumstances where cause does not exist and units held by the general partner and its affiliates are not voted in favor of that removal:

  •
  any existing arrearages in payment of the minimum quarterly distribution on the common units will be extinguished; and

  •
  our general partner will have the right to convert its general partner interest and its incentive distribution rights into common units or to receive cash in exchange for those interests based on the fair market value of those interests at that time.

        In the event of removal of a general partner under circumstances where cause exists or withdrawal of a general partner where that withdrawal violates our partnership agreement, a successor general partner will have the option to purchase the general partner interest and incentive distribution rights of the departing general partner for a cash payment equal to the fair market value of those interests. Under all other circumstances where a general partner withdraws or is removed by the limited partners, the departing general partner will have the option to require the successor general partner to purchase the general partner interest of the departing general partner and its incentive distribution rights for fair market value. In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. Or, if the departing general partner and the successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

        If the option described above is not exercised by either the departing general partner or the successor general partner, the departing general partner's general partner interest and its incentive distribution rights will automatically convert into common units equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

        In addition, we will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing general partner or its affiliates for our benefit.

Transfer of General Partner Interest

        Except for transfer by our general partner of all, but not less than all, of its general partner interest in us to:

  •
  an affiliate of our general partner (other than an individual); or

  •
  another entity as part of the merger or consolidation of our general partner with or into another entity or the transfer by our general partner of all or substantially all of its assets to another entity, our general partner may not transfer all or any of its general partner units to another person prior to December 31, 2017 without the approval of the holders of at least a majority of the outstanding common units, excluding common units held by our general partner and its affiliates. As a condition of this transfer, the transferee must assume, among other things, the rights and duties of our general partner, agree to be bound by the provisions of our partnership agreement, and furnish an opinion of counsel regarding limited liability and tax matters.

        Our general partner and its affiliates may, at any time, transfer units to one or more persons, without unitholder approval.

Transfer of Ownership Interests in the General Partner

        At any time, KMI and its affiliates may, directly or indirectly, sell or transfer all or part of their membership interest in our general partner to an affiliate or third party without the approval of our unitholders.

Transfer of Incentive Distribution Rights

        Our general partner or its affiliates or a subsequent holder may transfer its incentive distribution rights to an affiliate of the holder (other than an individual) or another entity as part of the merger or consolidation of such holder with or into another entity, the sale of all of the ownership interest in the holder or the sale of all or substantially all of its assets to that entity without the prior approval of the unitholders. Prior to December 31, 2017, other transfers of incentive distribution rights will require the affirmative vote of holders of a majority of the outstanding common units, excluding common units held by our general partner and its affiliates. On or after December 31, 2017, the incentive distribution rights will be freely transferable.

Change of Management Provisions

        Our partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove El Paso Pipeline GP Company, L.L.C. as our general partner or otherwise change our management. If any person or group other than our general partner and its affiliates acquires beneficial ownership of 20 percent or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply to any person or group that acquires the units from our general partner or its affiliates and any transferees of that person or group approved by our general partner or to any person or group who acquires the units with the prior approval of the board of directors of our general partner.

        Our partnership agreement also provides that if our general partner is removed as our general partner under circumstances where cause does not exist and units held by our general partner and its affiliates are not voted in favor of that removal:

  •
  any existing arrearages in payment of the minimum quarterly distribution on the common units will be extinguished; and

  •
  our general partner will have the right to convert its general partner units and its incentive distribution rights into common units or to receive cash in exchange for those interests based on the fair market value of those interests at that time.

Limited Call Right

        If at any time our general partner and its affiliates own more than 75 percent of the then-issued and outstanding limited partner interests of any class, our general partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the limited partner interests of the class held by unaffiliated persons as of a record date to be selected by our general partner, on at least 10 but not more than 60 days' notice. The purchase price in the event of this purchase is the greater of:

  •
  the highest cash price paid by either of our general partner or any of its affiliates for any limited partner interests of the class purchased within the 90 days preceding the date on which our general partner first mails notice of its election to purchase those limited partner interests; and

  •
  the current market price as of the date three days before the date the notice is mailed.

        As a result of our general partner's right to purchase outstanding limited partner interests, a holder of limited partner interests may have his limited partner interests purchased at a price that may be lower than market prices at various times prior to such purchase or lower than a unitholder may anticipate the market price to be in the future. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of his common units in the market. Please read "Material Tax Considerations—Disposition of Common Units."

Non-Taxpaying Assignees; Redemption

        To avoid any adverse effect on the maximum applicable rates chargeable to customers by our subsidiaries that are regulated interstate natural gas pipelines, or in order to reverse an adverse determination that has occurred regarding such maximum rate, transferees are required to fill out a properly completed transfer application certifying, and our general partner, acting on our behalf, may at any time require each unitholder to re-certify:

  •
  that the transferee or unitholder is an individual or an entity subject to U.S. federal income taxation on the income generated by us; or

  •
  that, if the transferee unitholder is an entity not subject to U.S. federal income taxation on the income generated by us, as in the case, for example, of a mutual fund taxed as a regulated investment company or a partnership, all the entity's owners are subject to U.S. federal income taxation on the income generated by us.

        This certification can be changed in any manner our general partner determines is necessary or appropriate to implement its original purpose.

        If a unitholder fails to furnish:

  •
  a transfer application containing the required certification;

  •
  a re-certification containing the required certification within 30 days after request; or

  •
  provides a false certification; then

        we will have the right, which we may assign to any of our affiliates, to acquire all but not less than all of the units held by such unitholder. Further, the units will not be entitled to any allocations of income or loss, distributions or voting rights while held by such unitholder.

        The purchase price in the event of such an acquisition for each unit held by such unitholder will be the lesser of:

        (1)   the price paid by such unitholder for the relevant unit; and

        (2)   the current market price as of the date three days before the date the notice is mailed.

        The purchase price will be paid in cash or by delivery of a promissory note, as determined by our general partner. Any such promissory note will bear interest at the rate of five percent annually and be payable in three equal annual installments of principal and accrued interest, commencing one year after the redemption date.

Meetings; Voting

        Except as described below regarding a person or group owning 20 percent or more of any class of units then outstanding, record holders of units on the record date are entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited.

        Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or without a meeting if consents in writing describing the action so taken are signed by holders of the number of units necessary to authorize or take that action at a meeting. Meetings of the unitholders may be called by our general partner or by unitholders owning at least 20 percent of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called represented in person or by proxy will constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

        Each record holder of a unit has a vote according to his percentage interest in us, although additional limited partner interests having special voting rights could be issued. Please read "—Issuance of Additional Securities." However, if at any time any person or group, other than our general partner and its affiliates, or a direct or subsequently approved transferee of our general partner or its affiliates, acquires, in the aggregate, beneficial ownership of 20 percent or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes. Common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

        Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of common units under our partnership agreement will be delivered to the record holder by us or by the transfer agent.

Status as Limited Partner

        By transfer of common units in accordance with our partnership agreement, each transferee of common units shall be admitted as a limited partner with respect to the common units transferred when such transfer and admission is reflected in our books and records. Except as described under "—Limited Liability," the common units will be fully paid, and unitholders will not be required to make additional contributions.

Non-Citizen Assignees; Redemption

        If we are or become subject to federal, state or local laws or regulations that, in the reasonable determination of our general partner, create a substantial risk of cancellation or forfeiture of any property that we have an interest in because of the nationality, citizenship or other related status of any limited partner, we may redeem the units held by the limited partner at their current market price. In order to avoid any cancellation or forfeiture, our general partner may require each limited partner to furnish information about his nationality, citizenship or related status. If a limited partner fails to furnish information about his nationality, citizenship or other related status within 30 days after a request for the information or our general partner determines after receipt of the information that the limited partner is not an eligible citizen, the limited partner may be treated as a non-citizen assignee. A non-citizen assignee is entitled to an interest equivalent to that of a limited partner for the right to share in allocations and distributions from us, including liquidating distributions. A non-citizen assignee does not have the right to direct the voting of his units and may not receive distributions in-kind upon our liquidation.

Indemnification

        Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

  •
  our general partner;

  •
  any departing general partner;

  •
  any person who is or was an affiliate of a general partner or any departing general partner;

  •
  any person who is or was a director, officer, member, partner, fiduciary or trustee of any entity set forth in the preceding three bullet points;

  •
  any person who is or was serving as director, officer, member, partner, fiduciary or trustee of another person at the request of our general partner or any departing general partner; and

  •
  any person designated by our general partner.

        Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, our general partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement.

Reimbursement of Expenses

        Our partnership agreement requires us to reimburse our general partner for all direct and indirect expenses it incurs or payments it makes on our behalf and all other expenses allocable to us or otherwise incurred by our general partner in connection with operating our business. These expenses include salary, benefits, bonus, incentive compensation and other amounts paid to persons who perform services for us or on our behalf and expenses allocated to our general partner by its affiliates. The general partner is entitled to determine in good faith the expenses that are allocable to us. Please read "Risk Factors—Risks Inherent in Our Structure and Relationship with KMI—Cost reimbursements to our general partner and its affiliates for services provided, which will be determined by our general partner, will be substantial and will reduce our cash available for distribution" and "Certain Relationships and Related Transactions and Director Independence—Reimbursement of Operating and General and Administrative Expense," both in our Annual Report on Form 10-K for the year ended December 31, 2012.

Books and Reports

        Our general partner is required to keep appropriate books of our business at our principal offices. The books are maintained for both tax and financial reporting purposes on an accrual basis. For tax and fiscal reporting purposes, our fiscal year is the calendar year.

        We will furnish or make available to record holders of common units, within 120 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent public accountants. Except for our fourth quarter, we will also furnish or make available summary financial information within 90 days after the close of each quarter.

        We will furnish each record holder of a unit with information reasonably required for tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to unitholders will depend on the cooperation of unitholders in supplying us with specific information. Every unitholder will receive information to assist him in determining his federal and state tax liability and filing his federal and state income tax returns, regardless of whether he supplies us with information.

Right to Inspect Our Books and Records

        Our partnership agreement provides that a limited partner can, for a purpose reasonably related to his interest as a limited partner, upon reasonable written demand stating the purpose of such demand and at his own expense, have furnished to him:

  •
  a current list of the name and last known address of each partner;

  •
  a copy of our tax returns;

  •
  information as to the amount of cash, and a description and statement of the agreed value of any other property or services, contributed or to be contributed by each partner and the date on which each partner became a partner;

  •
  copies of our partnership agreement, our certificate of limited partnership, related amendments and powers of attorney under which they have been executed;

  •
  information regarding the status of our business and financial condition; and

  •
  any other information regarding our affairs as is just and reasonable.

        Our general partner may, and intends to, keep confidential from the limited partners, trade secrets or other information the disclosure of which our general partner believes in good faith is not in our best interests or that we are required by law or by agreements with third parties to keep confidential.

Registration Rights

        Under our partnership agreement, we have agreed to register for resale under the Securities Act and applicable state securities laws any common units or other partnership securities proposed to be sold by our general partner or any of its affiliates or their assignees if an exemption from the registration requirements is not otherwise available. These registration rights continue for two years following any withdrawal or removal of El Paso Pipeline GP Company, L.L.C. as general partner.

MODIFICATION OF FIDUCIARY DUTIES OWED TO THE LIMITED PARTNERS

        Our general partner is accountable to us and our unitholders as a fiduciary. Fiduciary duties owed to unitholders by our general partner are prescribed by law and the partnership agreement. The Delaware Act provides that Delaware limited partnerships may, in their partnership agreements, expand, restrict or eliminate the fiduciary duties otherwise owed by a general partner to limited partners and the partnership.

        Our partnership agreement contains various provisions modifying and restricting the fiduciary duties that might otherwise be owed by our general partner. We have adopted these provisions to allow our general partner or its affiliates to engage in transactions with us that otherwise might be prohibited by state-law fiduciary standards and to take into account the interests of other parties in addition to our interests when resolving conflicts of interest. We believe this is appropriate and necessary because the board of directors of our general partner has fiduciary duties to manage our general partner in a manner beneficial both to its owner, KMI, as well as to our unitholders. Without these modifications, the general partner's ability to make decisions involving conflicts of interests would be restricted. The modifications to the fiduciary standards benefit our general partner by enabling it to take into consideration all parties involved in the proposed action. These modifications also strengthen the ability of our general partner to attract and retain experienced and capable directors. These modifications represent a detriment to the common unitholders because they restrict the remedies available to unitholders for actions that, without those limitations, might constitute breaches of fiduciary duty, as described below, and permit our general partner to take into account the interests of third parties in addition to our interests when resolving conflicted interests. The following is a summary of:

  •
  the fiduciary duties imposed on our general partner by the Delaware Act;

  •
  material modifications of these duties contained in our partnership agreement; and

  •
  certain rights and remedies of unitholders contained in the Delaware Act.

State law fiduciary duty standards	Fiduciary duties are generally considered to include an obligation to act in good faith and with due care and loyalty. The duty of care, in the absence of a provision in a partnership agreement providing otherwise, would generally require a general partner to act for the partnership in the same manner as a prudent person would act on his own behalf. The duty of loyalty, in the absence of a provision in a partnership agreement providing otherwise, would generally prohibit a general partner of a Delaware limited partnership from taking any action or engaging in any transaction where a conflict of interest is present.

Partnership agreement modified standards

Our partnership agreement contains provisions that waive or consent to conduct by our general partner and its affiliates that might otherwise raise issues as to compliance with fiduciary duties or applicable law. For example, Section 7.9 of our partnership agreement provides that when our general partner is acting in its capacity as our general partner, as opposed to in its individual capacity, it must act in "good faith" and will not be subject to any other standard under applicable law. In addition, when our general partner is acting in its individual capacity, as opposed to in its capacity as our general partner, it may act without any fiduciary obligation to us or the unitholders whatsoever. These standards reduce the obligations to which our general partner would otherwise be held under applicable Delaware law.

Our partnership agreement generally provides that affiliated transactions and resolutions of conflicts of interest not involving a vote of unitholders and that are not approved by the conflicts committee of the board of directors of our general partner must be:

• on terms no less favorable to us than those generally being provided to or available from unrelated third parties; or

•

"fair and reasonable" to us, which may take into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous, or unfavorable or disadvantageous, to us).

If our general partner does not seek approval from the conflicts committee and the board of directors of our general partner determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the bullet points above, then it will be presumed that, in making its decision, the board of directors, which may include board members affected by the conflict of interest, acted in good faith, and in any proceeding brought by or on behalf of any limited partner or the partnership, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. These standards reduce the obligations to which our general partner would otherwise be held. In addition to the other more specific provisions limiting the obligations of our general partner, our partnership agreement further provides that our general partner, its affiliates and their officers and directors will not be liable for monetary damages to us or our limited partners for errors of judgment or for any acts or omissions unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that our general partner or its officers and directors acted in bad faith or engaged in fraud or willful misconduct.

Rights and remedies of unitholders

The Delaware Act generally provides that a limited partner may institute legal action on behalf of the partnership to recover damages from a third party where a general partner has refused to institute the action or where an effort to cause a general partner to do so is not likely to succeed. These actions include actions against a general partner for breach of its fiduciary duties or of the partnership agreement. In addition, the statutory or case law of some jurisdictions may permit a limited partner to institute legal action on behalf of himself and all other similarly situated limited partners to recover damages from a general partner for violations of its fiduciary duties to the limited partners.

        In order to become one of our limited partners, a common unitholder is required to agree to be bound by the provisions in the partnership agreement, including the provisions discussed above. This is in accordance with the policy of the Delaware Act favoring the principle of freedom of contract and the enforceability of partnership agreements. The failure of a limited partner to sign our partnership agreement does not render the partnership agreement unenforceable against that person.

        Under the partnership agreement, we must indemnify our general partner and its officers, directors and managers, to the fullest extent permitted by law, against liabilities, costs and expenses incurred by our general partner or these other persons. We must provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct. We also must provide this indemnification for criminal proceedings unless our general partner or these other persons acted with knowledge that their conduct was unlawful. Thus, our general partner could be indemnified for its negligent acts if it meets the requirements set forth above. To the extent that these provisions purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the SEC such indemnification is contrary to public policy and therefore unenforceable.

MATERIAL TAX CONSEQUENCES

        This section is a discussion of the material tax considerations that may be relevant to prospective unitholders who are individual citizens or residents of the U.S. and, unless otherwise noted in the following discussion, is the opinion of Andrews Kurth LLP, counsel to our general partner and us, insofar as it relates to matters of U.S. federal income tax law and legal conclusions with respect to those matters. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, existing and proposed regulations and current administrative rulings and court decisions, all of which are subject to change. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to "us" or "we" are references to El Paso Pipeline Partners, L.P. and El Paso Pipeline Partners Operating Company, L.L.C., our operating company.

        The following discussion does not address all federal income tax matters affecting us or the unitholders. Moreover, the discussion focuses on unitholders who are individual citizens or residents of the U.S. and has only limited application to corporations, estates, trusts, nonresident aliens or other unitholders subject to specialized tax treatment, such as tax-exempt institutions, foreign persons, individual retirement accounts (IRAs), real estate investment trusts (REITs), employee benefit plans or mutual funds. Accordingly, we urge each prospective unitholder to consult, and depend on, his own tax advisor in analyzing the federal, state, local and foreign tax consequences particular to him of the ownership or disposition of the common units.

        All statements as to matters of law and legal conclusions, but not as to factual matters, contained in this section, unless otherwise noted, are the opinion of Andrews Kurth LLP and are based on the accuracy of the representations made by us and our general partner.

        No ruling has been or will be requested from the IRS regarding any matter affecting us or prospective unitholders. Instead, we will rely on opinions and advice of Andrews Kurth LLP. Unlike a ruling, an opinion of counsel represents only that counsel's best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made in this discussion may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for the common units and the prices at which the common units trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available to pay distributions to our unitholders and our general partner and thus will be borne indirectly by our unitholders and our general partner. Furthermore, the tax treatment of us, or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

        For the reasons described below, Andrews Kurth LLP has not rendered an opinion with respect to the following specific federal income tax issues:

  •
  the treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of common units (please read "—Tax Consequences of Unit Ownership—Treatment of Short Sales");

  •
  whether our monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations (please read "—Disposition of Common Units—Allocations Between Transferors and Transferees"); and

  •
  whether our method for depreciating Section 743 adjustments is sustainable in certain cases (please read "—Tax Consequences of Unit Ownership—Section 754 Election" and "—Uniformity of Units").

Partnership Status

        A partnership is not a taxable entity and incurs no federal income tax liability. Instead, each partner of a partnership is required to take into account his share of items of income, gain, loss and deduction of the partnership in computing his federal income tax liability, regardless of whether cash distributions are made to him by the partnership. Distributions by a partnership to a partner are generally not taxable to the partner unless the amount of cash distributed is in excess of the partner's adjusted basis in his partnership interest.

        Section 7704 of the Internal Revenue Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the "Qualifying Income Exception," exists with respect to publicly traded partnerships of which 90 percent or more of the gross income for every taxable year consists of "qualifying income." Qualifying income includes income and gains derived from the transportation, storage and processing of crude oil, natural gas and products thereof. Other types of qualifying income include interest (other than from a financial business), dividends, gains from the sale of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income. We estimate that less than 5 percent of our current gross income is not qualifying income; however, this estimate could change from time to time. Based on and subject to this estimate, the factual representations made by us and our general partner and a review of the applicable legal authorities, Andrews Kurth LLP is of the opinion that at least 90 percent of our current gross income constitutes qualifying income. The portion of our income that is qualifying income can change from time to time.

        No ruling has been or will be sought from the IRS and the IRS has made no determination as to our status for federal income tax purposes or whether our operations generate "qualifying income" under Section 7704 of the Internal Revenue Code. Instead, we will rely on the opinion of Andrews Kurth LLP on such matters. It is the opinion of Andrews Kurth LLP that, based upon the Internal Revenue Code, its regulations, published revenue rulings and court decisions and the representations described below, we will be classified as a partnership and the operating company will be disregarded as an entity separate from us for federal income tax purposes.

        In rendering its opinion, Andrews Kurth LLP has relied on factual representations made by us and our general partner. The representations made by us and our general partner upon which Andrews Kurth LLP has relied include:

          (a)   Neither we nor our operating company have elected nor will elect to be treated as a corporation; and

          (b)   For each taxable year, more than 90 percent of our gross income has been and will be income that Andrews Kurth LLP has opined or will opine is "qualifying income" within the meaning of Section 7704(d) of the Internal Revenue Code.

        If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our unitholders or pay other amounts), we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed that stock to the unitholders in liquidation of their interests in us. This deemed contribution and liquidation should be tax-free to unitholders and us except to the extent that our liabilities exceed the tax bases of our assets at that time. Thereafter, we would be treated as a corporation for federal income tax purposes.

        If we were taxable as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our tax return rather than being passed through to the unitholders, and our net income would be taxed to us at corporate rates. In addition, any distribution made to a unitholder would be treated as either taxable dividend income, to the extent of our current or accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital, to the extent of the unitholder's tax basis in his common units, or taxable capital gain, after the unitholder's tax basis in his common units is reduced to zero. Accordingly, taxation as a corporation would result in a material reduction in a unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the units.

        The discussion below is based on Andrews Kurth LLP's opinion that we will be classified as a partnership for federal income tax purposes.

Limited Partner Status

        Unitholders who have become limited partners of El Paso Pipeline Partners, L.P. will be treated as partners of El Paso Pipeline Partners, L.P. for federal income tax purposes. Also, unitholders whose common units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their common units will be treated as partners of El Paso Pipeline Partners, L.P. for federal income tax purposes.

        A beneficial owner of common units whose units have been transferred to a short seller to complete a short sale would appear to lose his status as a partner with respect to those units for federal income tax purposes. Please read "—Tax Consequences of Unit Ownership—Treatment of Short Sales."

        Items of our income, gain, loss or deduction are not reportable by a unitholder who is not a partner for federal income tax purposes, and any cash distributions received by a unitholder who is not a partner for federal income tax purposes would therefore be fully taxable as ordinary income. These holders are urged to consult their own tax advisors with respect to their status as partners in El Paso Pipeline Partners, L.P. for federal income tax purposes. The references to "unitholders" in the discussion that follows are to persons who are treated as partners in El Paso Pipeline Partners, L.P. for federal income tax purposes.

Tax Consequences of Unit Ownership

        Flow-Through of Taxable Income.    We do not pay any federal income tax. Instead, each unitholder is required to report on his income tax return his share of our income, gains, losses and deductions without regard to whether corresponding cash distributions are received by him. Consequently, we may allocate income to a unitholder even if he has not received a cash distribution. Each unitholder will be required to include in income his allocable share of our income, gains, losses and deductions for our taxable year or years ending with or within his taxable year. Our taxable year ends on December 31.

        Treatment of Distributions.    Distributions by us to a unitholder generally will not be taxable to the unitholder for federal income tax purposes, except to the extent the amount of any such cash distribution exceeds his tax basis in his common units immediately before the distribution. Our cash distributions in excess of a unitholder's tax basis in his common units generally will be considered to be gain from the sale or exchange of the common units, taxable in accordance with the rules described under "—Disposition of Common Units" below. Any reduction in a unitholder's share of our liabilities for which no partner, including our general partner, bears the economic risk of loss, known as "non-recourse liabilities," will be treated as a distribution of cash to that unitholder. To the extent our distributions cause a unitholder's "at risk" amount to be less than zero at the end of any taxable year, the unitholder must recapture any losses deducted in previous years. Please read "—Limitations on Deductibility of Losses."

        A decrease in a unitholder's percentage interest in us because of our issuance of additional common units will decrease his share of our non-recourse liabilities, and thus will result in a corresponding deemed distribution of cash, which may constitute a non-pro rata distribution. A non-pro rata distribution of money or property may result in ordinary income to a unitholder, regardless of his tax basis in his common units, if the distribution reduces the unitholder's share of our "unrealized receivables," including depreciation recapture, and/or substantially appreciated "inventory items," both as defined in Section 751 of the Internal Revenue Code, and collectively, "Section 751 Assets." To that extent, he will be treated as having been distributed his proportionate share of the Section 751 Assets and having then exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to him. This latter deemed exchange will generally result in the unitholder's realization of ordinary income, which will equal the excess of the non-pro rata portion of that distribution over the unitholder's tax basis for the share of Section 751 Assets deemed relinquished in the exchange.

        Basis of Common Units.    A unitholder's initial tax basis for his common units will be the amount he paid for the common units plus his share of our non-recourse liabilities. That basis will be increased by his share of our income and by any increases in his share of our non-recourse liabilities. That basis generally will be decreased, but not below zero, by distributions from us, by the unitholder's share of our losses, by any decreases in his share of our non-recourse liabilities and by his share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized. A unitholder will have no share of our debt that is recourse to our general partner or its affiliates, but will have a share, generally based on his share of profits, of our non-recourse liabilities. Please read "—Disposition of Common Units—Recognition of Gain or Loss."

        Limitations on Deductibility of Losses.    The deduction by a unitholder of his share of our losses will be limited to the tax basis in his units and, in the case of an individual unitholder or a corporate unitholder, if more than 50 percent of the value of the corporate unitholder's stock is owned directly or indirectly by or for five or fewer individuals or some tax-exempt organizations, to the amount for which the unitholder is considered to be "at risk" with respect to our activities, if that amount is less than his tax basis. A unitholder subject to these limitations must recapture losses deducted in previous years to the extent that distributions cause his at risk amount to be less than zero at the end of any taxable year. Losses disallowed to a unitholder or recaptured as a result of these limitations will carry forward and will be allowable as a deduction in a later year to the extent that his tax basis or at risk amount, whichever is the limiting factor, is subsequently increased provided that such losses are otherwise allowable. Upon the taxable disposition of a unit, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at risk limitation but may not be offset by losses suspended by the basis limitation. Any excess loss above that gain previously suspended by the at risk or basis limitations is no longer utilizable.

        In general, a unitholder will be at risk to the extent of the tax basis of his units, excluding any portion of that basis attributable to his share of our non-recourse liabilities, reduced by (i) any portion of that basis representing amounts other than were protected against loss because of a guarantee, stop-loss agreement or other similar arrangement and (ii) any amount of money he borrows to acquire or hold his units, if the lender of those borrowed funds owns an interest in us, is related to the unitholder or can look only to the units for repayment. A unitholder's at risk amount will increase or decrease as the tax basis of the unitholder's units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in his share of our non-recourse liabilities.

        In addition to the basis and at-risk limitations on the deductibility of losses, the passive loss limitations generally provide that individuals, estates, trusts and some closely-held corporations and personal service corporations are permitted to deduct losses from passive activities, which are generally trade or business activities in which the taxpayer does not materially participate, only to the extent of the taxpayer's income from those passive activities. The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, any passive losses we generate will only be available to offset our passive income generated in the future and will not be available to offset income from other passive activities or investments, including our investments or investments in other publicly traded partnerships, or a unitholder's salary or active business income. Passive losses that are not deductible because they exceed a unitholder's share of income we generate may be deducted in full when the unitholder disposes of his entire investment in us in a fully taxable transaction with an unrelated party. The passive activity loss limitations are applied after other applicable limitations on deductions, including the at risk rules and the basis limitation.

        A unitholder's share of our net income may be offset by any of our suspended passive losses, but it may not be offset by any other current or carryover losses from other passive activities, including those attributable to other publicly traded partnerships.

        Limitations on Interest Deductions.    The deductibility of a non-corporate taxpayer's "investment interest expense" is generally limited to the amount of that taxpayer's "net investment income." Investment interest expense includes:

  •
  interest on indebtedness properly allocable to property held for investment;

  •
  our interest expense attributed to portfolio income; and

  •
  the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

        The computation of a unitholder's investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment. The IRS has indicated that net passive income earned by a publicly traded partnership will be treated as investment income to its unitholders for purposes of the investment interest deduction limitation. In addition, the unitholder's share of our portfolio income will be treated as investment income.

        Entity-Level Collections.    If we are required or elect under applicable law to pay any federal, state, local or foreign income tax on behalf of any unitholder or our general partner or any former unitholder, we are authorized to pay those taxes from our funds. That payment, if made, will be treated as a distribution of cash to the unitholder on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, we are authorized to treat the payment as a distribution to all current unitholders. We are authorized to amend the partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under the partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of an individual unitholder in which event the unitholder would be required to file a claim in order to obtain a credit or refund.

        Allocation of Income, Gain, Loss and Deduction.    In general, if we have a net profit, our items of income, gain, loss and deduction will be allocated among our general partner and the unitholders in accordance with their percentage interests in us. At any time that incentive distributions are made to our general partner, gross income will be allocated to the general partner to the extent of these distributions. If we have a net loss for the entire year, that loss will be allocated first to our general partner and the unitholders in accordance with their percentage interests in us to the extent of their positive capital accounts and, second, to our general partner.

        Specified items of our income, gain, loss and deduction will be allocated under Section 704(c) of the Internal Revenue Code to account for the difference between the tax basis and fair market value of our assets at the time of an offering, referred to in this discussion as "Contributed Property." These allocations are required to eliminate the difference between a partner's "book" capital account, credited with the fair market value of Contributed Property, and the "tax" capital account, credited with the tax basis of Contributed Property, referred to in this discussion as the "Book-Tax Disparity." The effect of these allocations to a unitholder purchasing common units from us in an offering will be essentially the same as if the tax basis of Contributed Property was equal to its fair market value at the time of such offering. In the event we issue additional common units or engage in certain other transactions in the future, "reverse Section 704(c) allocations," similar to the Section 704(c) allocations described above, will be made to all persons who are holders of partnership interests immediately prior to such other transaction to account for the difference between the "book" basis for purposes of maintaining capital accounts and the fair market value of all property held by us at the time of the future transaction. In addition, items of recapture income will be allocated to the extent possible to the unitholder who was allocated the deduction giving rise to the treatment of that gain as recapture income in order to minimize the recognition of ordinary income by other unitholders. Finally, although we do not expect that our operations will result in the creation of negative capital accounts, if negative capital accounts nevertheless result, items of our income and gain will be allocated in an amount and manner sufficient to eliminate the negative balance as quickly as possible.

        An allocation of items of our income, gain, loss or deduction, other than an allocation required by Section 704(c) to eliminate the Book-Tax Disparity, will generally be given effect for federal income tax purposes in determining a partner's share of an item of income, gain, loss or deduction only if the allocation has substantial economic effect. In any other case, a partner's share of an item will be determined on the basis of his interest in us, which will be determined by taking into account all the facts and circumstances, including:

  •
  his relative contributions to us;

  •
  the interests of all the partners in profits and losses;

  •
  the interest of all the partners in cash flow; and

  •
  the rights of all the partners to distributions of capital upon liquidation.

        Andrews Kurth LLP is of the opinion that, with the exception of the issues described in "—Tax Consequences of Unit Ownership—Section 754 Election," "—Uniformity of Units" and "—Disposition of Common Units—Allocations Between Transferors and Transferees," allocations under our partnership agreement will be given effect for federal income tax purposes in determining a partner's share of an item of income, gain, loss or deduction.

        Treatment of Short Sales.    A unitholder whose units are loaned to a "short seller" to cover a short sale of units may be considered as having disposed of those units. If so, he would no longer be a partner for tax purposes with respect to those units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:

  •
  any of our income, gain, loss or deduction with respect to those units would not be reportable by the unitholder;

  •
  any cash distributions received by the unitholder as to those units would be fully taxable; and

  •
  all of these distributions would appear to be ordinary income.

        Andrews Kurth LLP has not rendered an opinion regarding the treatment of a unitholder where common units are loaned to a short seller to cover a short sale of common units; therefore, unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and loaning their units. The IRS has announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please also read "—Disposition of Common Units—Recognition of Gain or Loss."

        Alternative Minimum Tax.    Each unitholder will be required to take into account his distributive share of any items of our income, gain, loss or deduction for purposes of the alternative minimum tax. The current minimum tax rate for non-corporate taxpayers is 26 percent on the first $179,500 of alternative minimum taxable income in excess of the exemption amount and 28 percent on any additional alternative minimum taxable income. Prospective unitholders are urged to consult with their tax advisors as to the impact of an investment in units on their liability for the alternative minimum tax.

        Tax Rates.    Under current law, the highest marginal United States federal income tax rate applicable to ordinary income of individuals is 39.6% and the maximum United States federal income tax rate for net capital gains of an individual is 20% if the asset disposed of was a capital asset held for more than 12 months at the time of disposition. These rates are subject to change by new legislation at any time.

        A 3.8 percent Medicare tax on certain net investment income earned by individuals, estates, and trusts applies for taxable years beginning after December 31, 2012. For these purposes, net investment income generally includes a unitholder's allocable share of our income and gain realized by a unitholder from a sale of units. In the case of an individual, the tax will be imposed on the lesser of (i) the unitholder's net investment income from all investments, or (ii) the amount by which the unitholder's modified adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse), $125,000 (if the unitholder is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income, or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.

        Section 754 Election.    We have made the election permitted by Section 754 of the Internal Revenue Code. That election is irrevocable without the consent of the IRS. The election generally permits us to adjust a common unit purchaser's tax basis in our assets ("inside basis") under Section 743(b) of the Internal Revenue Code to reflect his purchase price. This election applies to a person who purchases units from a selling unitholder but does not apply to a person who purchases common units directly from us. The Section 743(b) adjustment belongs to the purchaser and not to other unitholders. For purposes of this discussion, a unitholder's inside basis in our assets will be considered to have two components: (1) his share of our tax basis in our assets ("common basis") and (2) his Section 743(b) adjustment to that basis.

        Treasury Regulations under Section 743 of the Internal Revenue Code require, if the remedial allocation method is adopted (which we have adopted), a portion of the Section 743(b) adjustment that is attributable to recovery property subject to depreciation under Section 168 of the Internal Revenue Code to be depreciated over the remaining cost recovery period for the property's unamortized Book-Tax Disparity. Under Treasury Regulation Section 1.167(c)-1(a)(6), a Section 743(b) adjustment attributable to property subject to depreciation under Section 167 of the Internal Revenue Code, rather than cost recovery deductions under Section 168, is generally required to be depreciated using either the straight-line method or the 150% declining balance method. Under our partnership agreement, our general partner is authorized to take a position to preserve the uniformity of units even if that position is not consistent with these and any other Treasury Regulations. Please read "—Uniformity of Units."

        Although Andrews Kurth LLP is unable to opine as to the validity of this approach because there is no controlling authority on this issue, we intend to depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the unamortized Book-Tax Disparity of the property, or treat that portion as non-amortizable to the extent attributable to property which is not amortizable. This method is consistent with methods employed by other publicly traded partnerships but is arguably inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets. To the extent this Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may take a depreciation or amortization position under which all purchasers acquiring units in the same month would receive depreciation or amortization, whether attributable to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our assets. This kind of aggregate approach may result in lower annual depreciation or amortization deductions than would otherwise be allowable to some unitholders. Please read "—Uniformity of Units." A unitholder's tax basis for his common units is reduced by his share of our deductions (whether or not such deductions were claimed on an individual's income tax return) so that any position we take that understates deductions will overstate the common unitholder's basis in his common units, which may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read "—Disposition of Common Units—Recognition of Gain or Loss." The IRS may challenge our position with respect to depreciating or amortizing the Section 743(b) adjustment we take to preserve the uniformity of the units. If such a challenge were sustained, the gain from the sale of units might be increased without the benefit of additional deductions.

        A Section 754 election is advantageous if the transferee's tax basis in his units is higher than the units' share of the aggregate tax basis of our assets immediately prior to the transfer. In that case, as a result of the election, the transferee would have, among other items, a greater amount of depreciation deductions and his share of any gain or loss on a sale of our assets would be less. Conversely, a Section 754 election is disadvantageous if the transferee's tax basis in his units is lower than those units' share of the aggregate tax basis of our assets immediately prior to the transfer. Thus, the fair market value of the units may be affected either favorably or unfavorably by the election. A basis adjustment is required regardless of whether a Section 754 election is made in the case of a transfer of an interest in us if we have a substantial built-in loss immediately after the transfer, or if we distribute property and have a substantial basis reduction. Generally a basis reduction or a built-in loss is substantial if it exceeds $250,000.

        The calculations involved in the Section 754 election are complex and will be made on the basis of assumptions as to the value of our assets and other matters. For example, the allocation of the Section 743(b) adjustment among our assets must be made in accordance with the Internal Revenue Code. The IRS could seek to reallocate some or all of any Section 743(b) adjustment we allocated to our tangible assets to goodwill instead. Goodwill, an intangible asset, is generally either nonamortizable or amortizable over a longer period of time or under a less accelerated method than our tangible assets. We cannot assure you that the determinations we make will not be successfully challenged by the IRS and that the deductions resulting from them will not be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than he would have been allocated had the election not been revoked.

Tax Treatment of Operations

        Accounting Method and Taxable Year.    We use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each unitholder will be required to include in income his share of our income, gain, loss and deduction for our taxable year or years ending within or with his taxable year. In addition, a unitholder who has a taxable year different than our taxable year and who disposes of all of his units following the close of our taxable year but before the close of his taxable year must include his share of our income, gain, loss and deduction in income for his taxable year, with the result that he will be required to include in income for his taxable year his share of more than one year of our income, gain, loss and deduction. Please read "—Disposition of Common Units—Allocations Between Transferors and Transferees."

        Tax Basis, Depreciation and Amortization.    We use the tax basis of our assets for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. The federal income tax burden associated with the difference between the fair market value of our assets and their tax basis immediately prior to an offering will be borne by our partners holding interests in us immediately prior to the time we issue units in an offering. Please read "—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction."

        To the extent allowable, we may elect to use the depreciation and cost recovery methods that will result in the largest deductions being taken in the early years after assets subject to these allowances are placed in-service. Property we subsequently acquire or construct may be depreciated using accelerated methods permitted by the Internal Revenue Code.

        If we dispose of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of his interest in us. Please read "—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction" and "—Disposition of Common Units—Recognition of Gain or Loss."

        The costs incurred in selling our units (called "syndication expenses") must be capitalized and cannot be deducted currently, ratably or upon our termination. There are uncertainties regarding the classification of costs as organization expenses, which we may be able to amortize, and as syndication expenses, which we may not amortize. The underwriting discounts and commissions we incur will be treated as syndication expenses.

        Valuation and Tax Basis of Our Properties.    The federal income tax consequences of the ownership and disposition of units will depend in part on our estimates of the relative fair market values, and the tax bases, of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or basis are later found to be incorrect, the character and amount of items of income, gain, loss or deductions previously reported by unitholders might change, and unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Common Units

        Recognition of Gain or Loss.    Gain or loss will be recognized on a sale of units equal to the difference between the unitholder's amount realized and the unitholder's tax basis for the units sold. A unitholder's amount realized will be measured by the sum of the cash or the fair market value of other property received by him plus his share of our non-recourse liabilities attributable to the common units sold. Because the amount realized includes a unitholder's share of our non-recourse liabilities, the gain recognized on the sale of units could result in a tax liability in excess of any cash received from the sale.

        Prior distributions from us in excess of cumulative net taxable income for a common unit that decreased a unitholder's tax basis in that common unit will, in effect, become taxable income if the common unit is sold at a price greater than the unitholder's tax basis in that common unit, even if the price received is less than his original cost.

        Except as noted below, gain or loss recognized by a unitholder, other than a "dealer" in units, on the sale or exchange of a unit will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of units held more than twelve months will generally be taxed at a maximum U.S. federal income tax rate of 20 percent. In addition, all or a portion of the gain realized by a unitholder on the sale or exchange of a common unit, regardless of whether the common unit was held for more than twelve months, will generally by subject to a 3.8 percent Medicare tax. Please read "—Tax Consequences of Unit Ownership—Tax Rates." However, a portion, which will likely be substantial, of this gain or loss will be separately computed and taxed as ordinary income or loss under Section 751 of the Internal Revenue Code to the extent attributable to assets giving rise to depreciation recapture or other "unrealized receivables" or to "inventory items" we own. The term "unrealized receivables" includes potential recapture items, including depreciation recapture. Ordinary income attributable to unrealized receivables, inventory items and depreciation recapture may exceed net taxable gain realized on the sale of a unit and may be recognized even if there is a net taxable loss realized on the sale of a unit. Thus, a unitholder may recognize both ordinary income and a capital loss upon a sale of units. Net capital losses may offset capital gains and no more than $3,000 of ordinary income each year in the case of individuals and may only be used to offset capital gains in the case of corporations.

        The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an "equitable apportionment" method. Treasury Regulations under Section 1223 of the Internal Revenue Code allow a selling unitholder who can identify common units transferred with an ascertainable holding period to elect to use the actual holding period of the common units transferred. Thus, according to the ruling discussed above, a common unitholder will be unable to select high or low basis common units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, may designate specific common units sold for purposes of determining the holding period of units transferred. A unitholder electing to use the actual holding period of common units transferred must consistently use that identification method for all subsequent sales or exchanges of common units. A unitholder considering the purchase of additional units or a sale of common units purchased in separate transactions is urged to consult his tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

        Specific provisions of the Internal Revenue Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an "appreciated" partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

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  a short sale;

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  an offsetting notional principal contract; or

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  a futures or forward contract with respect to the partnership interest or substantially identical property.

        Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

        Allocations Between Transferors and Transferees.    In general, our taxable income or loss will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the unitholders in proportion to the number of units owned by each of them as of the opening of the applicable exchange on the first business day of the month, which we refer to in this prospectus as the "Allocation Date." However, gain or loss realized on a sale or other disposition of our assets other than in the ordinary course of business will be allocated among the unitholders on the Allocation Date in the month in which that gain or loss is recognized. As a result, a unitholder transferring units may be allocated income, gain, loss and deduction realized after the date of transfer.

        Although simplifying conventions are contemplated by the Internal Revenue Code and most publicly traded partnerships use similar simplifying conventions, the use of this method may not be permitted under existing Treasury Regulations. The Department of the Treasury and the IRS have proposed Treasury Regulations that provide a safe harbor pursuant to which a publicly traded partnership may use a similar monthly simplifying convention to allocate tax items among transferor and transferee unitholders, although such tax items must be prorated on a daily basis. Nonetheless, the proposed regulations do not specifically authorize the use of the proration method we have adopted. Existing publicly traded partnerships are entitled to rely on these proposed Treasury Regulations; however, they are not binding on the IRS and are subject to change until final Treasury Regulations are issued. Accordingly, Andrews Kurth LLP is unable to opine on the validity of this method of allocating income and deductions between transferor and transferee unitholders. If this method is not allowed under the Treasury Regulations, or only applies to transfers of less than all of the unitholder's interest, our taxable income or losses might be reallocated among the unitholders. We are authorized to revise our method of allocation between transferor and transferee unitholders, as well as unitholders whose interests vary during a taxable year, to conform to a method permitted under future Treasury Regulations.

        A unitholder who owns units at any time during a quarter and who disposes of them prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deductions attributable to that quarter but will not be entitled to receive that cash distribution.

        Notification Requirements.    A unitholder who sells any of his units, other than through a broker, generally is required to notify us in writing of that sale within 30 days after the sale (or, if earlier, January 15 of the year following the sale). A purchaser of units who purchases units from another unitholder is also generally required to notify us in writing of that purchase within 30 days after the purchase. Upon receiving such notification, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a transfer of units may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the U.S. and who effects the sale or exchange through a broker who will satisfy such requirements.

        Constructive Termination.    We will be considered to have been terminated for tax purposes if there are sales or exchanges which, in the aggregate, constitute 50% or more of the total interests in our capital and profits within a 12-month period. For purposes of measuring whether the 50% threshold is reached, multiple sales of the same interest are counted only once. A constructive termination results in the closing of our taxable year for all unitholders. In the case of a unitholder reporting on a taxable year different from our taxable year, the closing of our taxable year may result in more than 12 months of our taxable income or loss being includable in his taxable income for the year of termination. A constructive termination occurring on a date other than December 31 will result in us filing two tax returns (and unitholders could receive two Schedules K-1 if the relief discussed below is not available) for one fiscal year and the cost of the preparation of these returns will be borne by all common unitholders. We would be required to make new tax elections after a termination, including a new election under Section 754 of the Internal Revenue Code, and a termination would result in a deferral of our deductions for depreciation. A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination. The IRS has announced a relief procedure whereby if a publicly traded partnership that has technically terminated requests and is granted relief from the IRS, among other things, the partnership will only have to provide one Schedule K-1 to unitholders for the fiscal year notwithstanding that two partnership tax years result from the termination.

Uniformity of Units

        Because we cannot match transferors and transferees of units, we must maintain uniformity of the economic and tax characteristics of the units to a purchaser of these units. In the absence of uniformity, we may be unable to completely comply with a number of federal income tax requirements, both statutory and regulatory. A lack of uniformity can result from a literal application of Treasury Regulation Section 1.167(c)-1(a)(6). Any non-uniformity could have a negative impact on the value of the units. Please read "—Tax Consequences of Unit Ownership—Section 754 Election."

        We depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the unamortized Book-Tax Disparity of that property, or treat that portion as nonamortizable, to the extent attributable to property which is not amortizable, consistent with the Treasury Regulations under Section 743 of the Internal Revenue Code, even though that position may be inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets. Please read "—Tax Consequences of Unit Ownership—Section 754 Election." To the extent that the Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may adopt a depreciation and amortization position under which all purchasers acquiring units in the same month would receive depreciation and amortization deductions, whether attributable to a common basis or Section 743(b) adjustment, based upon the same applicable methods and lives as if they had purchased a direct interest in our property. If this position is adopted, it may result in lower annual depreciation and amortization deductions than would otherwise be allowable to some unitholders and risk the loss of depreciation and amortization deductions not taken in the year that these deductions are otherwise allowable. This position will not be adopted if we determine that the loss of depreciation and amortization deductions will have a material adverse effect on the unitholders. If we choose not to utilize this aggregate method, we may use any other reasonable depreciation and amortization method to preserve the uniformity of the intrinsic tax characteristics of any units that would not have a material adverse effect on the unitholders.

        Our counsel, Andrews Kurth LLP, is unable to opine on the validity of any of these positions. The IRS may challenge any method of depreciating the Section 743(b) adjustment described in this paragraph. If this challenge were sustained, the uniformity of units might be affected, and the gain from the sale of units might be increased without the benefit of additional deductions. We do not believe these allocations will affect any material items of income, gain, loss or deduction. Please read "—Disposition of Common Units—Recognition of Gain or Loss."

Tax-Exempt Organizations and Other Investors

        Ownership of units by employee benefit plans, other tax-exempt organizations, regulated investment companies, non-resident aliens, foreign corporations and other foreign persons raises issues unique to those investors and, as described below, may have substantially adverse tax consequences to them.

        Employee benefit plans and most other organizations exempt from federal income tax, including individual retirement accounts and other retirement plans, are subject to federal income tax on unrelated business taxable income. Virtually all of our income allocated to a unitholder that is a tax-exempt organization will be unrelated business taxable income and will be taxable to them.

        A regulated investment company or "mutual fund" is required to derive 90 percent or more of its gross income from certain permitted sources. The American Jobs Creation Act of 2004 generally treats net income from the ownership of publicly traded partnerships as derived from such a permitted source. We anticipate that all of our net income will be treated as derived from such a permitted source.

        Non-resident aliens and foreign corporations, trusts or estates that own units will be considered to be engaged in business in the U.S. because of the ownership of units. As a consequence, they will be required to file federal tax returns to report their share of our income, gain, loss or deduction and pay federal income tax at regular rates on their share of our net income or gain. Moreover, under rules applicable to publicly traded partnerships, we will withhold tax at the highest applicable effective tax rate from cash distributions made quarterly to foreign unitholders. Each foreign unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN or applicable substitute form in order to obtain credit for these withholding taxes. A change in applicable law may require us to change these procedures.

        In addition, because a foreign corporation that owns units will be treated as engaged in a U.S. trade or business, that corporation may be subject to the U.S. branch profits tax at a rate of 30 percent, in addition to regular federal income tax, on its share of our income and gain, as adjusted for changes in the foreign corporation's "U.S. net equity," that is effectively connected with the conduct of a U.S. trade or business. That tax may be reduced or eliminated by an income tax treaty between the U.S. and the country in which the foreign corporate unitholder is a "qualified resident." In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Internal Revenue Code.

        Under a ruling published by the IRS, a foreign unitholder who sells or otherwise disposes of a unit will be subject to federal income tax on gain realized on the sale or disposition of that unit to the extent that this gain is effectively connected with a U.S. trade or business of the foreign unitholder. Because a foreign unitholder is considered to be engaged in a trade or business in the U.S. by virtue of the ownership of the common units, under this ruling, a foreign unitholder who sells or otherwise disposes of a unit generally will be subject to federal income tax on gain realized on the sale or other disposition of the common units. Apart from the ruling, a foreign unitholder will not be taxed or subject to withholding upon the sale or disposition of a unit if he has owned less than 5 percent in value of the units during the five-year period ending on the date of the disposition and if the units are regularly traded on an established securities market at the time of the sale or disposition.

Administrative Matters

        Information Returns and Audit Procedures.    We intend to furnish to each unitholder, within 90 days after the close of each taxable year, specific tax information, including a Schedule K-1, which describes each unitholder's share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder's share of income, gain, loss and deduction. We cannot assure you that those positions will in all cases yield a result that conforms to the requirements of the Internal Revenue Code, Treasury Regulations or administrative interpretations of the IRS. Neither we nor Andrews Kurth LLP can assure prospective unitholders that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the units.

        The IRS may audit our federal income tax information returns. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year's tax liability, and possibly may result in an audit of his return. Any audit of a unitholder's return could result in adjustments not related to our returns as well as those related to our returns.

        Partnerships generally are treated as separate entities for purposes of federal income tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction is determined in a partnership proceeding rather than in separate proceedings with the partners. The Internal Revenue Code requires that one partner be designated as the "Tax Matters Partner" for these purposes. The partnership agreement names our general partner as our Tax Matters Partner.

        The Tax Matters Partner has made and will make some elections on our behalf and on behalf of unitholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in our returns. The Tax Matters Partner may bind a unitholder with less than a one percent profits interest in us to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any unitholder having at least a 1 percent interest in profits or by any group of unitholders having in the aggregate at least a 5 percent interest in profits. However, only one action for judicial review will go forward, and each unitholder with an interest in the outcome may participate in that action.

        A unitholder must file a statement with the IRS identifying the treatment of any item on his federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

        Nominee Reporting.    Persons who hold an interest in us as a nominee for another person are required to furnish the following information to us:

          (a)   the name, address and taxpayer identification number of the beneficial owner and the nominee;

          (b)   a statement regarding whether the beneficial owner is:

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      a person that is not a U.S. person;

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      a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

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      a tax-exempt entity;

          (c)   the amount and description of units held, acquired or transferred for the beneficial owner; and

          (d)   specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

        Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on units they acquire, hold or transfer for their own account. A penalty of $100 per failure, up to a maximum of $1.5 million per calendar year, is imposed by the Internal Revenue Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.

        Accuracy-Related Penalties.    An additional tax equal to 20 percent of the amount of any portion of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements, is imposed by the Internal Revenue Code. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for the underpayment of that portion and that the taxpayer acted in good faith regarding the underpayment of that portion.

        For individuals, a substantial understatement of income tax in any taxable year exists if the amount of the understatement exceeds the greater of 10 percent of the tax required to be shown on the return for the taxable year or $5,000. The amount of any understatement subject to penalty generally is reduced if any portion is attributable to a position adopted on the return:

          (a)   for which there is, or was, "substantial authority"; or

          (b)   as to which there is a reasonable basis if the pertinent facts of that position are adequately disclosed on the return.

        If any item of income, gain, loss or deduction included in the distributive shares of unitholders might result in that kind of an "understatement" of income for which no "substantial authority" exists, we must disclose the pertinent facts on our return. In addition, we will make a reasonable effort to furnish sufficient information for unitholders to make adequate disclosure on their returns to avoid liability for this penalty. More stringent rules apply to "tax shelters," but we believe we are not a tax shelter.

        A substantial valuation misstatement exists if (a) the value of any property, or the adjusted basis of any property, claimed on a tax return is 150% or more of the amount determined to be the correct amount of the valuation or adjusted basis, (b) the price for any property or services (or for the use of property) claimed on any such return with respect to any transaction between persons described in Internal Revenue Code Section 482 is 200% or more (or 50% or less) of the amount determined under Section 482 to be the correct amount of such price, or (c) the net Internal Revenue Code Section 482 transfer price adjustment for the taxable year exceeds the lesser of $5 million or 10% of the taxpayer's gross receipts.

        No penalty is imposed unless the portion of the underpayment attributable to a substantial valuation misstatement exceeds $5,000 ($10,000 for most corporations). If the valuation claimed on a return is 200% or more than the correct valuation, the penalty imposed increases to 40%. We do not anticipate making any valuation misstatements.

        In addition, the 20% accuracy-related penalty also applies to any portion of an underpayment of tax that is attributable to transactions lacking economic substance. To the extent that such transactions are not disclosed, the penalty imposed is increased to 40%. Additionally, there is no reasonable cause defense to the imposition of this penalty to such transactions.

        Reportable Transactions.    If we were to engage in a "reportable transaction," we (and possibly you and others) would be required to make a detailed disclosure of the transaction to the IRS. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a "listed transaction" or a "transaction of interest" or that it produces certain kinds of losses in excess of $2 million in any single year, or $4 million in any combination of six successive tax years. Our participation in a reportable transaction could increase the likelihood that our federal income tax information return (and possibly your tax return) would be audited by the IRS. Please read "—Information Returns and Audit Procedures" above.

        Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, you may be subject to the following additional consequences:

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  accuracy-related penalties with a broader scope, significantly narrower exceptions, and potentially greater amounts than described above at "—Accuracy-Related Penalties,"

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  for those persons otherwise entitled to deduct interest on federal tax deficiencies, nondeductibility of interest on any resulting tax liability, and

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  in the case of a listed transaction, an extended statute of limitations.

        We do not expect to engage in any "reportable transactions."

Legislative Developments

        The present U.S. federal income tax treatment of publicly traded partnerships, including us, or an investment in our common units may be modified by administrative, legislative or judicial interpretation at any time. For example, from time to time, members of Congress propose and consider legislation that would affect publicly traded partnerships. Modification to the U.S. federal income tax laws and interpretations thereof may or may not be applied retroactively. Further, because of widespread state budget deficits and other reasons, several states are evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise or other forms of taxation. We are unable to predict whether such legislation, or other proposals, ultimately will be enacted. Any such changes could negatively impact the value of an investment in our common units.

State, Local and Other Tax Considerations

        In addition to federal income taxes, you likely will be subject to other taxes, such as state and local income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we do business or own property or in which you are a resident. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider their potential impact on his investment in us. We own property or do business in 16 states, most of which impose income taxes. We may also own property or do business in other jurisdictions in the future. Although you may not be required to file a return and pay taxes in some jurisdictions if your income from that jurisdiction falls below the filing and payment requirement, you will be required to file income tax returns and to pay income taxes in many of these jurisdictions in which we do business or own property and may be subject to penalties for failure to comply with those requirements. In some jurisdictions, tax losses may not produce a tax benefit in the year incurred and may not be available to offset income in subsequent taxable years. Some of the jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular unitholder's income tax liability to the jurisdiction, generally does not relieve a nonresident unitholder from the obligation to file an income tax return. Amounts withheld will be treated as if distributed to unitholders for purposes of determining the amounts distributed by us. Please read "—Tax Consequences of Unit Ownership—Entity-Level Collections." Based on current law and our estimate of our future operations, our general partner anticipates that any amounts required to be withheld will not be material.

        It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, of his investment in us. Accordingly, each prospective unitholder is urged to consult, and depend on, his own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state and local, as well as U.S. federal tax returns, that may be required of him. Andrews Kurth LLP has not rendered an opinion on the state, local or foreign tax consequences of an investment in us.

Tax Consequences of Ownership of Debt Securities

        A description of the material federal income tax consequences of the acquisition, ownership and disposition of debt securities will be set forth in the prospectus supplement relating to the offering of debt securities.

PLAN OF DISTRIBUTION

        We may sell the common units or debt securities through underwriters or dealers in firm commitment underwritings.

        The common units or debt securities of the series offered will be acquired by the underwriters for their own account. The underwriters may resell the common units or debt securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the common units or debt securities of the series offered will be subject to certain conditions. The underwriters will be obligated to purchase all the common units or debt securities of the series offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

        The debt securities, when first issued, will have no established trading market. Any underwriters to whom debt securities are sold for public offering and sale may make a market in such debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such debt securities.

        The debt securities of the series offered may or may not be listed on a national securities exchange. No assurances can be given that there will be a market for the debt securities.

        Underwriters and dealers that participate in the distribution of the common units or debt securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the common units or debt securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters will be identified and their compensation will be described in a prospectus supplement.

        We may have agreements with the underwriters and dealers to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters or dealers may be required to make because of those liabilities.

        Underwriters and dealers or their affiliates may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

 LEGAL MATTERS

        The validity of the securities being offered hereby will be passed upon for us by Andrews Kurth LLP, as our counsel.

EXPERTS

        The financial statements as of December 31, 2012 and for the year ended December 31, 2012 and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) as of December 31, 2012 incorporated in this registration statement and prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of El Paso Pipeline Partners, L.P. at December 31, 2011, and for each of the two years in the period ended December 31, 2011 appearing in El Paso Pipeline Partners, L.P.'s Annual Report (Form 10-K) for the year ended December 31, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated in this prospectus by reference include, and each accompanying prospectus supplement may include, forward-looking statements. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. They use words such as "anticipate," "believe," "intend," "plan," "projection," "forecast," "strategy," "position," "continue," "estimate," "expect," "may," or the negative of those terms or other variations of them or comparable terminology. In particular, statements, express or implied, concerning future actions, conditions or events, future operating results or the ability to generate sales, income or cash flow, to pay principal or interest on debt securities or to make distributions on common units are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors which could cause actual results to differ from those in the forward-looking statements include:

  •
  the terms of sales on the drop-down of assets from KMI;

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  price trends and overall demand for natural gas in the United States;

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  economic activity, weather, alternative energy sources, conservation and technological advances that may affect price trends and demand;

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  changes in our tariff rates implemented by the Federal Energy Regulatory Commission;

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  our ability to acquire new businesses and assets and integrate those operations into our existing operations, as well as our ability to expand our facilities;

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  our ability to successfully identify and close acquisitions and make cost-saving changes in operations;

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  shut-downs or cutbacks at major refineries, petrochemical or chemical plants, ports, utilities, military bases or other businesses that could use our services or provide services or products to us;

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  changes in natural gas production from exploration and production areas that we serve;

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  changes in laws or regulations, third-party relations and approvals, and decisions of courts, regulators and governmental bodies that may adversely affect our business or our ability to compete;

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  changes in accounting standards that impact the measurement of our results of operations, the timing of when such measurements are to be made and recorded, and the disclosures surrounding these activities;

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  our ability to offer and sell equity securities and debt securities or obtain debt financing in sufficient amounts to implement that portion of our business plan that contemplates growth through acquisitions of operating businesses and assets and expansions of our facilities;

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  our indebtedness, which could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds, and/or place us at competitive disadvantages compared to our competitors that have less debt or have other adverse consequences;

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  interruptions of electric power supply to our facilities due to natural disasters, power shortages, strikes, riots, terrorism, war or other causes;

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  our ability to obtain insurance coverage without significant levels of self-retention of risk;

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  acts of nature, accidents, sabotage, cyber attacks, terrorism or other similar acts causing damage greater than our insurance coverage limits;

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  capital and credit markets conditions, inflation and interest rates;

  •
  global political and economic stability;

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  national, international, regional and local economic, competitive and regulatory conditions and developments;

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  our ability to achieve cost savings and revenue growth;

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  the timing and extent of changes in natural gas commodity prices;

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  the ability to complete expansion projects on time and on budget;

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  the timing and success of our business development efforts; and

  •
  unfavorable results of litigation and the fruition of contingencies referred to in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

        Forward-looking statements are based on our expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors related to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. The foregoing list should not be construed to be exhaustive. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. Any or all of the forward-looking statements in this prospectus and any accompanying prospectus supplement may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many factors mentioned in this prospectus or any accompany prospectus supplement, including the risks outlined under the caption "Risk Factors" contained in our Exchange Act reports incorporated by reference, will be important in determining future results. Actual future results may vary materially. There is no assurance that the actions, events or results of the forward-looking statements will occur, or, if any of them do, when they will occur or what effect they will have on our results of operations or financial condition. In view of these uncertainties, we caution that investors should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.